Exhibit 10.1

Execution Version

AMENDED AND RESTATED

SERIES B PREFERRED UNIT

PURCHASE AGREEMENT

among

BREITBURN ENERGY PARTNERS LP

and

THE PURCHASERS PARTY HERETO

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TABLE OF CONTENTS (CONT’D)

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TABLE OF CONTENTS (CONT’D)

Page

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS LLP	A-1

EXHIBIT B

FORM OF OPINION OF EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CHIEF ADMINISTRATIVE OFFICER OF BREITBURN GP, LLC	B-1

EXHIBIT C

FORM OF BOARD REPRESENTATION AND STANDSTILL AGREEMENT	C-1

EXHIBIT D

FORM OF PARTNERSHIP AGREEMENT	D-1

EXHIBIT E

FORM OF ANCHORAGE STANDSTILL AGREEMENT	E-1

EXHIBIT F

FORM OF GUGGENHEIM STANDSTILL AGREEMENT	F-1

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AMENDED AND RESTATED

SERIES B PREFERRED UNIT PURCHASE AGREEMENT

This AMENDED AND RESTATED SERIES B PREFERRED UNIT PURCHASE AGREEMENT, dated as of April 8, 2015 (this “Agreement”), is entered into by and among BREITBURN ENERGY PARTNERS LP, a Delaware limited partnership (“Breitburn”), and the purchasers set forth in Schedule A hereto (collectively, the “Purchasers”) and amends, restates and supersedes in its entirety that Series B Preferred Unit Purchase Agreement, dated as of March 27, 2015, by and among Breitburn and the purchasers set forth in Schedule A thereto (the “Prior Agreement”).

WHEREAS, Breitburn and the Purchasers wish to amend and restate the Prior Agreement in its entirety as set forth herein;

WHEREAS, Breitburn desires to issue to the Purchasers, and the Purchasers desire to purchase from Breitburn, Breitburn’s Series B Preferred Units (as defined below), in accordance with the provisions of this Agreement; and

WHEREAS, Breitburn has agreed to provide the Purchasers with certain registration rights with respect to the Series B Preferred Units and Common Units underlying the Series B Preferred Units acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.01         Definitions. As used in this Agreement, the following terms have the meanings indicated:

“2020 Notes” means the $650,000,000 aggregate principal amount of 9.25% Senior Notes due 2020 issued by Breitburn Energy Partners LP, Breitburn Operating LP and Breitburn Finance Corporation.

“2020 Notes Indenture” means the Indenture, dated as of the Closing Date, by and among Breitburn Energy Partners LP, Breitburn Operating LP, Breitburn Finance Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent.

“2020 Notes Transaction Documents” means the Notes Purchase Agreement, the 2020 Notes Indenture and each other agreement, document and instrument to be delivered in connection therewith, including the Collateral Documents (as defined in the Notes Purchase Agreement).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, the Breitburn Entities, on the one hand, and any Purchaser, on the other, shall not be considered Affiliates.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Anchorage” means ACMO BBEP Corp., a Delaware corporation.

“Anchorage Standstill Agreement” means the Standstill Agreement, to be entered into at Closing, among Breitburn, the General Partner and Anchorage, substantially in the form of Exhibit E.

“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Partnership Agreement, the Board Representation and Standstill Agreement, the Anchorage Standstill Agreement, the Guggenheim Standstill Agreement and any and all other agreements or instruments executed and delivered to the Purchasers by the Breitburn Entities hereunder or thereunder.

“BMC” has the meaning specified in Section 3.01(b).

“BMC LLC Agreement” has the meaning specified in Section 3.01(b).

“Board Representation and Standstill Agreement” means the Board Representation and Standstill Agreement, to be entered into at the Closing among Breitburn, the General Partner and EIG, substantially in the form of Exhibit C.

“Breitburn” has the meaning set forth in the introductory paragraph of this Agreement.

“Breitburn Credit Facility” means that certain Third Amended and Restated Credit Agreement, dated as of November 19, 2014, among Breitburn Operating LP, a wholly-owned subsidiary of Breitburn, Wells Fargo Bank, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender, and a syndicate of banks, with Breitburn and its Subsidiaries as guarantors, as further amended from time to time.

“Breitburn Entities” means, collectively, Breitburn, the General Partner and the Breitburn Subsidiaries.

“Breitburn Financial Statements” has the meaning specified in Section 3.03.

“Breitburn Related Parties” has the meaning specified in Section 5.02.

“Breitburn Subsidiaries” means Breitburn Operating GP LLC, Breitburn Management Company LLC, Breitburn Operating LP, Breitburn Finance Corporation, Alamitos Company, Beaver Creek Pipeline, L.L.C., Breitburn Florida LLC, Breitburn Sawtelle LLC, Breitburn Oklahoma LLC, Breitburn Transpetco GP LLC, Breitburn Transpetco LP LLC, GTG Pipeline LLC, Mercury Michigan Company, LLC, Phoenix Production Company, Terra Energy Company LLC, Terra Pipeline Company LLC, Transpetco Pipeline Company, L.P., Breitburn Collingwood Utica LLC, QR Energy, LP, QRE GP, LLC and QRE Operating, LLC.

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“Breitburn SEC Documents” has the meaning specified in Section 3.03.

“Breitburn Indentures” means the Indenture, dated as of January 13, 2012, among Breitburn, certain of its Subsidiaries and guarantors thereof, and the U.S. Bank National Association, as Trustee, for 7.875% Senior Notes due 2022, and the Indenture, dated as of October 6, 2010, among Breitburn, certain of its Subsidiaries and guarantors thereof, and the U.S. Bank National Association, as Trustee, for 8.625% Senior Notes due 2020.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the states of California or New York are authorized or required by Law or other governmental action to close.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” has the meaning specified in Section 2.02.

“Closing Date Payment Letter” means the Closing Date Payment Letter, dated as of the date hereof, among EIG Management Company, LLC, Breitburn Energy Partners LP, Breitburn Operating LP, Breitburn Finance Corporation and the guarantors party thereto.

“Code” has the meaning specified in Section 3.18.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means common units representing limited partner interests in Breitburn.

“Confidentiality Agreements” has the meaning specified in Section 6.09.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Conversion Units” means the Common Units issuable upon conversion of the Series B Preferred Units.

“Delaware LLC Act” means the Delaware Limited Liability Company Act.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Drop Dead Date” has the meaning specified in Section 6.06.

“EIG” means EIG Redwood Equity Aggregator, LP, a Delaware limited partnership.

“Eligible Holder” has the meaning set forth in the Partnership Agreement.

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“Environmental Law” means any Law applicable to the Breitburn Entities or the operation of their business in any way relating to the protection of human health and safety (to the extent such health and safety relate to exposure to Hazardous Substances), the environment, natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. § 2701 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.).

“Environmental Permits” means all approvals, authorizations, consents, licenses, permits, variances, waivers, exemptions, registrations of a Governmental Authority required under any Environmental Laws for the operation of the business of the Breitburn Entities.

“ERISA” has the meaning specified in Section 3.28.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“First Amendment to Breitburn Credit Facility” means the First Amendment to the Third Amended and Restated Credit Agreement, dated as of the Closing Date, by and among Breitburn Operating LP, Breitburn Energy Partners LP, BreitBurn GP, LLC, BreitBurn Operating GP, LLC, the subsidiary guarantors party thereto, the lenders signatory thereto and Wells Fargo Bank National Association, as administrative agent for the lenders.

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof; provided that for the Breitburn Financial Statements prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such Breitburn Financial Statements.

“General Partner” means Breitburn GP LLC, a Delaware limited liability company and the general partner of Breitburn.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to Breitburn means a Governmental Authority having jurisdiction over Breitburn, its Subsidiaries or any of their respective Properties.

“GP LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of April 5, 2010, as amended by Amendment No. 1 to the GP LLC Agreement, dated as of December 30, 2010, and Amendment No. 2 to the GP LLC Agreement, dated as of July 1, 2014.

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“Guggenheim Management” means Guggenheim Partners Investment Management, LLC.

“Guggenheim Purchasers” means Midland National Life Insurance Company, an Iowa corporation; North American Company for Life and Health Insurance, an Iowa corporation; SEI Institutional Managed Trust - Multi-Asset Income Fund, a Massachusetts business trust; Guggenheim Funds Trust - Guggenheim Macro Opportunities Fund, a Delaware statutory trust; Maverick Enterprises, Inc., a Nevada corporation; Carey Credit Income Fund, a Delaware statutory trust; and NZC Guggenheim Fund LLC, a Delaware limited liability company.

“Guggenheim Standstill Agreement” means the Standstill Agreement to be entered into at Closing among Breitburn, the General Partner and the Guggenheim Purchasers, substantially in the form of Exhibit F.

“Hazardous Substances” means (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum, petroleum products, natural gas, oil and gas waste, and oil and any components or derivatives thereof, (d) any polychlorinated biphenyl and (e) any pollutant, contaminant or hazardous or toxic, material, waste or substance regulated under any other Environmental Law.

“Indemnified Party” has the meaning specified in Section 5.03(b).

“Indemnifying Party” has the meaning specified in Section 5.03(b).

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date, by and among Wells Fargo Bank, National Association, as Priority Lien Agent, U.S. Bank National Association, as Second Lien Collateral Trustee, Breitburn Energy Partners LP, Breitburn Finance Corporation, and Breitburn Operating LP and the Subsidiaries of Breitburn Energy Partners LP named therein.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lead Purchasers” means EIG and Anchorage.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Limited Partner Interests” has the meaning set forth in the Partnership Agreement.

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“Material Adverse Effect” means any change, event or effect that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), liabilities, results of operations, properties or business of the Breitburn Entities, taken as a whole, provided, however, that a Material Adverse Effect shall exclude any change, event or effect resulting from, arising out of or relating to (a) changes in the financial or securities markets or general economic or political conditions in the United States or elsewhere in the world; (b) changes or conditions generally affecting the oil and gas exploration, development and/or production industry or industries (including changes in oil, gas or other commodity prices); (c) the negotiation, execution, announcement or consummation of the transactions contemplated by this Agreement, including any adverse change in customer, distributor, supplier or similar relationships resulting therefrom; (d) the existence or occurrence of war, acts of war, terrorism or similar hostilities; (e) compliance with the terms of, or the taking of any action required by, this Agreement and the Notes Purchase Agreement;  (f) changes in accounting requirements or principles imposed upon any Breitburn Entity or their respective businesses or any changes in applicable Law, or the interpretation thereof, other than a change that would result in Breitburn being treated as a corporation for federal tax purposes; and (g) changes in the market price of the Common Units;  except to the extent such changes, events or effects in the cases of clauses (a), (b), and (d) above materially and disproportionately affect the Breitburn Entities relative to other participants in the industry or industries in which the Breitburn Entities operate (in which event the extent of such material and disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred).

“Money Laundering Laws” has the meaning specified in Section 3.33.

“NASDAQ” means the Nasdaq Stock Market LLC.

“Notes Purchase Agreement” means the Amended and Restated Purchase Agreement, dated as of the date hereof, by and among Breitburn Energy Partners LP, Breitburn Operating LP, Breitburn Finance Corporation, the guarantors party thereto and the purchasers listed on Schedule I thereto, entered into in connection with the 2020 Notes.

“OFAC” has the meaning specified in Section 3.34.

“OLP Agreement” has the meaning specified in Section 3.01(e).

“OLP GP” has the meaning specified in Section 3.01(d).

“OLP GP Agreement” has the meaning specified in Section 3.01(d).

“Operating LP” has the meaning specified in Section 3.01(d).

“Operating Subsidiaries” has the meaning specified in Section 3.01(g).

“Operating Subsidiaries Organizational Documents” has the meaning specified in Section 3.01(g).

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of Breitburn, to be entered into at the Closing substantially in the form of Exhibit D, and as may be amended thereafter from time to time in accordance with the terms thereof.

“Partnership Entities” means Breitburn and its Subsidiaries.

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“Permits” means any approvals, authorizations, consents, licenses, permits, variances, waivers, grants, franchises, concessions, exemptions, orders, registrations or certificates of a Governmental Authority.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Pipeline Safety Law” means any Law applicable to the Breitburn Entities or the operation of their business in any way relating to the safety of owning, operating or managing liquid pipelines or other facilities used for processing, storing or transporting natural gas, liquids, oil or their by-products, including the Pipeline Inspection, Protection, Enforcement and Safety Act (49 U.S.C. Chapter 601), the Hazardous Liquid Pipeline Safety Act (49 U.S.C. Chapter 601), the Natural Gas Pipeline Safety Act (49 U.S.C. Chapter 601) and the Pipeline Safety Improvement Act (49 U.S.C. Chapter 601).

“Plan” has the meaning specified in Section 3.28.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchase Price” has the meaning specified in Section 2.01.

“Purchased Units” has the meaning specified in Section 2.01.

“Purchaser Related Parties” has the meaning specified in Section 5.01.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registration Rights Agreement” means a customary registration rights agreement, to be entered into at Closing among Breitburn and the Purchasers, in a form and substance to be agreed.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Reserve Engineer” has the meaning specified in Section 3.15.

“Reserve Reports” has the meaning specified in Section 3.15.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series A Preferred Units” has the meaning specified in Section 3.02(a).

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“Series B Preferred Units” means the Series B Perpetual Convertible Preferred Units having the designations, preferences, rights, powers and duties set forth in the Partnership Agreement and including PIK Units (as such term is defined in the Partnership Agreement).

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Tax Return” has the meaning specified in Section 3.24(b).

“Taxes” has the meaning specified in Section 3.24(b).

“Third Party Claim” has the meaning specified in Section 5.03(b).

“Transaction Fee” has the meaning set forth in the Closing Date Payment Letter.

Article II
AGREEMENT TO SELL AND PURCHASE

Section 2.01         Purchase. On the Closing Date, subject to the terms and conditions hereof, each Purchaser hereby agrees to purchase from Breitburn, and Breitburn hereby agrees to issue and sell to each Purchaser, the number of Series B Preferred Units set forth opposite each Purchaser’s name on Schedule A for a cash purchase price of $7.50 (the “Purchase Price”) per Series B Preferred Unit (collectively, the “Purchased Units”). The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document, provided that, notwithstanding the foregoing or anything else to the contrary provided herein, in the event that the Guggenheim Purchasers fail, for any reason, to comply with their obligations to consummate the Closing at the time at which they are obligated to consummate the Closing pursuant to Section 2.02, Anchorage shall purchase all of the Series B Preferred Units required to be purchased by the Guggenheim Purchasers hereunder, provided further, that, notwithstanding anything else contained herein, if the Guggenheim Purchasers, or a Person that is administered, advised or managed by Guggenheim Management, do not purchase, in the aggregate, all of the 2020 Notes required to be purchased by them under the Notes Purchase Agreement, the closing of which is to occur simultaneously with the Closing, the Guggenheim Purchasers shall not be entitled to purchase any Series B Preferred Units pursuant to this Agreement. The failure or waiver of performance under any Basic Document of any Purchaser by Breitburn does not excuse performance by any other Purchaser and the waiver of performance of Breitburn by any Purchaser does not excuse performance by Breitburn with respect to each other Purchaser.

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Section 2.02         Closing. Subject to the terms and conditions hereof (including the delivery or satisfaction of those matters and conditions set forth in Section 2.03), the consummation of the purchase and sale of the Series B Preferred Units hereunder (the “Closing”) shall take place simultaneously with the consummation of the transactions contemplated by the Notes Purchase Agreement (the “Closing Date”) at the offices of Kirkland & Ellis LLP, 600 Travis Street, Suite 2400, Houston, Texas 77002.

Section 2.03         Deliveries at Closing.

(a)          Deliveries of Breitburn at Closing. The Closing is conditioned upon, and the effectiveness of this Agreement and the respective obligations of the Purchasers hereunder are subject to the accuracy, when made on the Closing Date, of the representations and warranties of the Breitburn Entities contained herein and in the other Basic Documents, and the performance of the Breitburn Entities of their respective obligations hereunder and each other Basic Document, and to each of the following additional terms and conditions (unless waived by the Lead Purchasers):

(i)          Vinson & Elkins LLP, counsel for the Breitburn Entities, shall have furnished to the Purchasers its written opinion, in substantially the form attached hereto as Exhibit A, which shall be addressed to the Purchasers and dated the date of Closing;

(ii)         Gregory C. Brown, the General Partner’s Executive Vice President, General Counsel and Chief Administrative Officer, shall have furnished to the Purchasers his written opinion, in substantially the form attached hereto as Exhibit B, which shall be addressed to the Purchasers and dated the date of Closing;

(iii)        The Partnership Agreement shall be in full force and effect;

(iv)        The GP LLC Agreement shall be in full force and effect;

(v)         Evidence of issuance of the Series B Preferred Units credited to book-entry accounts maintained by the transfer agent, bearing a restrictive notation meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement or the Delaware LP Act and applicable federal and state securities laws, shall have been furnished to the Purchasers;

(vi)        Breitburn shall have furnished or caused to be furnished to the Purchasers, a certificate, dated as of the Closing Date, signed on its behalf by the Chief Executive Officer and the Chief Financial Officer of the General Partner, or other officers satisfactory to the Purchasers, as to such matters as the Purchasers may reasonably request, including, without limitation, a statement that the representations, warranties and agreements of the Breitburn Entities in Article III are true and correct on and as of the Closing Date, and the Breitburn Entities have complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

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(vii)       Breitburn shall have furnished to the Purchasers a certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of Breitburn, certifying as to and attaching (1) the Partnership Agreement, (2) board resolutions authorizing the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby, including the issuance of the Series B Preferred Units, and (3) the incumbency of the officers authorized to execute the Basic Documents on behalf of Breitburn, setting forth the name and title and bearing the signatures of such officers;

(viii)      A cross-receipt executed by Breitburn and delivered to the Purchasers certifying that it has received from the Purchasers an amount in cash equal to the Purchase Price for all Purchased Units and that Breitburn has paid to the Purchasers the Transaction Fee (which payment will be made by netting the Transaction Fee due to each Purchaser from such Purchaser’s Purchase Price for the Series B Preferred Units purchased by such Purchaser as of the Closing Date);

(ix)         The Registration Rights Agreement, which shall have been duly executed by Breitburn;

(x)          The Board Representation and Standstill Agreement, which shall have been duly executed by Breitburn and the General Partner;

(xi)         The Anchorage Standstill Agreement, which shall have been duly executed by Breitburn and the General Partner;

(xii)        The Guggenheim Standstill Agreement, which shall have been duly executed by Breitburn and the General Partner;

(xiii)       The issuance of the 2020 Notes shall have occurred, or substantially simultaneously with the purchase of the Series B Preferred Units hereunder shall occur, in accordance with the terms of the 2020 Notes Transaction Documents; and

(xiv)      On or prior to the Closing Date, the Breitburn Entities shall have furnished such other documents relating to the transactions contemplated by this Agreement as the Lead Purchasers may reasonably request.

(xv)        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Lead Purchasers.

(b)          Deliveries of Each Purchaser at Closing. At Closing, the applicable Purchaser or Purchasers shall deliver or cause to be delivered (unless waived by Breitburn) to Breitburn:

(i)          The Registration Rights Agreement, which shall have been duly executed by each Purchaser;

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(ii)         The Board Representation and Standstill Agreement, which shall have been duly executed by EIG;

(iii)        The Anchorage Standstill Agreement, which shall have been duly executed by Anchorage;

(iv)        The Guggenheim Standstill Agreement, which shall have been duly executed by the Guggenheim Purchasers;

(v)         A cross-receipt executed by each Purchaser and delivered to Breitburn certifying that it has received from Breitburn the number of Series B Preferred Units set forth opposite such Purchaser’s name on Schedule A; and

(vi)        Payment of such Purchaser’s Purchase Price (which payment will be made, as applicable, by netting the Transaction Fee due to such Purchaser from such Purchaser’s Purchase Price for the Series B Preferred Units purchased by such Purchaser as of the Closing Date) payable by wire transfer of immediately available funds to accounts designated in advance of the Closing Date by Breitburn and the Purchasers.

Section 2.04         Further Assurances. From time to time after the date hereof, without further consideration, Breitburn and each Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES AND COVENANTS RELATED TO BREITBURN

As of the Closing Date, Breitburn represents and warrants to and covenants with the Purchasers as follows:

Section 3.01         Formation and Qualification of the Partnership and its Subsidiaries.

(a)          Each of the Breitburn Entities has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its Properties and assets and to conduct the business in all material respects in which it is engaged, and is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not reasonably be expected to have a Material Adverse Effect.

(b)          Breitburn owns a 100% membership interest in Breitburn Management Company LLC, a Delaware limited liability company (“BMC”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of BMC (the “BMC LLC Agreement”) and is fully paid (to the extent required by the BMC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act; and Breitburn owns such membership interest free and clear of all Liens, other than those created by or arising under the Breitburn Credit Facility.

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(c)          Breitburn owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the GP LLC Agreement and is fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Breitburn owns such membership interest free and clear of all Liens, other than those created by or arising under the Delaware LLC Act, the GP LLC Agreement or the Breitburn Credit Facility

(d)          Breitburn owns a 100% membership interest in Breitburn Operating GP LLC (the “OLP GP”), a Delaware limited liability company and the general partner of the Breitburn Operating LP (the “Operating LP”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the OLP GP (the “OLP GP Agreement”) and is fully paid (to the extent required by the OLP GP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Breitburn owns such membership interest free and clear of all Liens, other than those created by or arising under the Delaware LLC Act, the OLP GP Agreement or the Breitburn Credit Facility.

(e)          The OLP GP is the sole general partner of the Operating LP and owns a 0.001% general partner interest in the Operating LP; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Operating LP (the “OLP Agreement”); and the OLP GP owns such general partner interest free and clear of all Liens, other than those created by or arising under the Delaware LP Act, the OLP Agreement or the Breitburn Credit Facility.

(f)          Breitburn owns a 99.999% limited partner interest in the Operating LP; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Agreement and is fully paid (to the extent required by the OLP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Breitburn owns such interest free and clear of all Liens, other than those created by or arising under the Delaware LP Act, the OLP Agreement and Credit Facility.

(g)          The Operating LP owns, directly or indirectly, 100% of the ownership interests in each of Alamitos Company, Breitburn Florida LLC, Breitburn Sawtelle LLC, GTG Pipeline LLC, Mercury Michigan Company, LLC, Phoenix Production Company, Terra Energy Company LLC, Terra Pipeline Company LLC, Beaver Creek Pipeline, L.L.C., Breitburn Collingwood Utica LLC, QR Energy, LP, QRE GP, LLC and QRE Operating, LLC (collectively, the “Operating Subsidiaries”); such ownership interests have been duly authorized and validly issued in accordance with the applicable limited liability company agreement or certificate of incorporation of such subsidiary (the “Operating Subsidiary Organizational Documents”) and are fully paid (to the extent required under the applicable bylaws or limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, and the other applicable laws of the jurisdiction of organization, formation or incorporation of the Operating Subsidiaries); and the Operating LP owns such stock or membership interests free and clear of all Liens other than those created by or arising under the Breitburn Credit Facility and restrictions on transferability contained in the Operating Subsidiary Organizational Documents.

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(h)          Other than its ownership of its general partner interest in Breitburn, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of the other Breitburn Entities, Breitburn does not directly or indirectly own, directly or indirectly own, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Phoenix Production Company, Alamitos Company, GTG Pipeline LLC, Seal Beach Gas Processing Venture, Wilderness-Chester Gas Processing Limited Partnership, Wilderness-Chester LLC, Wilderness Energy, L.C., Wilderness Energy Services Limited Partnership, Saginaw Bay Lateral Michigan Limited Partnership, Terra Westside Processing Company, BreitBurn Transpetco GP LLC, BreitBurn Transpetco LP LLC, Transpetco Pipeline Company, L.P., BreitBurn Oklahoma LLC and QRE GP, LLC, would not, individually or in the aggregate, be deemed to be a “significant subsidiary” of Breitburn (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act).

(i)          The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and each of the GP LLC Agreement, the OLP Agreement and the OLP GP Agreement (together with the Partnership Agreement, the “Operative Agreements”) has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms; provided that, with respect to the Partnership Agreement, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Section 3.02         Capitalization and Valid Issuance of Purchased Units.

(a)          As of the date hereof, and prior to the issuance and sale of the Purchased Units,] the issued and outstanding limited partner interests of Breitburn consist of 210,930,615 Common Units and 8,000,000 Series A Cumulative Redeemable Perpetual Preferred Units (the “Series A Preferred Units”). All outstanding Common Units and Series A Preferred Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

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(b)          Each of the General Partner and Breitburn Operating GP, LLC, a Delaware limited liability company and the general partner of the Operating LP has full limited liability company power and authority to act as general partner of Breitburn and the Operating LP, respectively, in all material respects.

(c)          The General Partner is the sole general partner of Breitburn with a non-economic general partner interest in Breitburn; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such general partner interest free and clear of all Liens (except for (A) restrictions on transferability contained in Section 4.6 of the Partnership Agreement or as disclosed in the Breitburn SEC Documents, (B) Liens created, arising under or securing the Breitburn Credit Facility and the Breitburn Senior Notes and (C) other than Liens arising under the Partnership Agreement or the Delaware LP Act).

(d)          The Purchased Units being purchased by the Purchasers hereunder and the limited partner interests represented thereby will be duly authorized by Breitburn pursuant to the Partnership Agreement prior to the Closing, as the case may be, and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement or this Agreement and under applicable state and federal securities laws, (ii) such Liens as are created by the Purchasers and (iii) such Liens as arise under the Partnership Agreement or the Delaware LP Act. Except as disclosed in the Breitburn SEC Documents, there are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Units; and, except for the Purchased Units to be issued pursuant to this Agreement or as disclosed in the Breitburn SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in Breitburn are outstanding.

(e)          Upon issuance in accordance with this Agreement and the terms of the Series B Preferred Units, the Conversion Units will be duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Basic Documents and under applicable state and federal securities laws, (ii) such Liens as are created by the Purchasers and (iii) such Liens as arise under the Partnership Agreement or the Delaware LP Act.

(f)          Except as provided for in the Partnership Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of Breitburn or (ii) outstanding options or warrants to purchase any securities of Breitburn. Except for such rights as provided in the Registration Rights Agreement by and among Breitburn Energy Partners LP, QR Holdings (QRE), LLC, QR Energy Holdings, LLC, Quantum Resources A1, LP, Quantum Resources B, LP, Quantum Resources C, LP, QAB Carried WI, LP, QAC Carried WI, LP and Black Diamond Resources, LLC, dated as of July 23, 2014, the sale of the Purchased Units as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any Series B Preferred Units or other securities of Breitburn.

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Section 3.03         Breitburn SEC Documents; Breitburn Financial Statements. The historical financial statements (including the related notes and supporting schedules) (the “Breitburn Financial Statements”) included in Breitburn’s reports, required to be filed by it under the Exchange Act since January 1, 2014 (all such documents filed prior to the date hereof, collectively the “Breitburn SEC Documents”), at the time filed (except to the extent corrected by a subsequent Breitburn SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they were made in the case of any prospectus, not misleading, (b) complied as to form in all material respects with the applicable requirements of Regulation S-X of the Securities Act, (c) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and (d) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission).

Section 3.04         No Liabilities, Material Contracts or Distributions. Other than as set forth in the Breitburn SEC Documents, none of the Breitburn Entities has (i) incurred any liability or obligation, direct or contingent, or pursuant to the Basic Documents, other than liabilities or obligations that were incurred in the ordinary course of business, (ii) entered into any transactions not in the ordinary course of business that, individually or in the aggregate, is material to the Breitburn Entities, taken as a whole or (iii) declared, paid or made any dividend or distribution on any class of security other than regular monthly pro rata distributions to holders of Common Units or Series A Preferred Units.

Section 3.05         No Material Adverse Change. Except as expressly set forth in or contemplated by the Breitburn SEC Documents, none of the Breitburn Entities has sustained, since the date of the latest audited financial statements through the Closing Date: (a) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of any of the Breitburn Entities or any material adverse change in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management or business of the Breitburn Entities, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.06         No Registration Required. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article IV, the issuance and sale of the Purchased Units pursuant to this Agreement are exempt from registration requirements of the Securities Act and neither any Breitburn Entity nor any of their respective affiliates nor any person acting on its or their behalf, directly or indirectly, has made or will make any offers or sales of any security, or has solicited or will solicit offers to buy, or otherwise has negotiated or will negotiate in respect of, any security, under circumstances that would require registration of the Purchased Units under the Securities Act.

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Section 3.07         Litigation. Except as set forth in the Breitburn SEC Documents, there is no (i) legal or governmental proceeding pending or, to the knowledge of Breitburn, threatened to which any Breitburn Entity is or may be a party or to which any Property or asset of any Breitburn Entity is or may be subject; (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Breitburn Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of this Agreement or any of the other Basic Documents or the right of any Breitburn Entity to enter into any of the Basic Documents or to consummate the transactions contemplated hereby and thereby.

Section 3.08         No Conflicts. None of (i) the offering, issuance and sale by Breitburn of the Purchased Units and the application of the proceeds therefrom, (ii) the execution, delivery and performance of the Basic Documents, or (iii) the consummation of the transactions contemplated hereby (1) constitutes or will constitute a violation of the Partnership Agreement, the GP LLC Agreement or the other organizational documents of any of Breitburn, the General Partner or the Breitburn Subsidiaries, (2) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture (including the Breitburn Indentures and the 2020 Notes Indenture), mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of Breitburn, the General Partner or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (3) violates or will violate any statute, Law, Permit or regulation or any order, judgment, decree or injunction of any court or Governmental Authority or body having jurisdiction over any of the Breitburn Entities or any of their properties in a proceeding to which any of them or their property is a party, or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of Breitburn, the General Partner or the Subsidiaries, which conflicts, breaches, violations, defaults or liens, in the case of clauses (2) (other than with respect to the Breitburn Indentures), (3) or (4), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could reasonably be expected to impair the ability of the Breitburn Entities to perform their obligations under this Agreement; provided, however, that no representation or warranty is made pursuant to clause (3) as to any applicable securities Law.

Section 3.09         No Default. None of the Breitburn Entities (i) is in violation of its organizational documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its properties or assets except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation, failure or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 3.10         Authority; Enforceability. Breitburn has all requisite power and authority to issue, sell and deliver the Purchased Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All partnership or limited liability company action, as the case may be, required to be taken by the General Partner and Breitburn for the authorization, issuance, sale and delivery of the Purchased Units, the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby shall have been validly taken. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the NASDAQ rules in connection with Breitburn’s issuance and sale of the Purchased Units (or any PIK dividends thereon) to the Purchasers or will be required in connection with the conversion of the Purchased Units (including any PIK dividends thereon) to Common Units in accordance with their terms. At Closing, each of the Basic Documents has been duly and validly authorized, validly executed and delivered by Breitburn or the General Partner, as the case may be, and will constitute, the legal, valid and binding obligations of Breitburn or the General Partner, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.11         Approvals. Except as required by the Commission in connection with Breitburn’s obligations under the Registration Rights Agreement, no permit, consent, approval, exemption, authorization, order, registration, filing or qualification of or with any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Breitburn Entities of any of the Basic Documents or Breitburn’s issuance and sale of the Purchased Units, except as may be required under the Exchange Act, state securities Laws or “Blue Sky” Laws.

Section 3.12         Other Sales. Breitburn has not sold or issued any securities that would be integrated with the offering of the Series B Preferred Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

Section 3.13         Auditors. PricewaterhouseCoopers LLP, who has certified certain consolidated financial statements of Breitburn included or incorporated by reference in the Breitburn SEC Documents, is an independent registered public accounting firm with respect to such entities as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board.

Section 3.14         Statistical Data. The statistical and market-related data included or incorporated by reference in the Breitburn SEC Documents are based on or derived from sources that Breitburn believes to be reliable and accurate in all material respects.

Section 3.15         Reserve Engineers. Netherland, Sewell and Associates, Inc., Schlumberger Technology Corporation and Cawley, Gillespie & Associates, Inc. (collectively, the “Reserve Engineers”), whose reserve reports as of December 31, 2014 (the “Reserve Reports”) are, as of the date hereof, the independent engineers with respect to the Breitburn Entities; and the historical information underlying the estimates of the reserves of the Breitburn Entities supplied to the Reserve Engineers for purposes of preparing the Reserve Reports, including, without limitation, production volumes, sale prices for production, contractual pricing provisions under oil or gas sales or marketing contracts, costs of operations and development and working interest and net revenue information relating to ownership interests in properties, was true and correct in all material respects in accordance with customary industry practice on the date that each such Reserve Report was prepared.

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Section 3.16         Proved Reserves. Estimates of proved reserves and present values with respect to the Breitburn Entities for the year ended December 31, 2014, as described in the Breitburn SEC Documents, comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

Section 3.17         No Related Party Transactions. No relationship, direct or indirect, that would be required to be described in a registration statement of the Partnership pursuant to Item 404 of Regulation S-K, exists between or among any of the Breitburn Entities, on the one hand, and the directors, officers, shareholders, unitholders, partners, members, customers or suppliers of any of the Breitburn Entities, on the other hand, that has not been described in the Breitburn SEC Documents.

Section 3.18         MLP Status. Breitburn has, for each taxable year beginning after March 23, 2006, during which Breitburn was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and been treated as a partnership for U.S. federal income tax purposes. Breitburn expects to meet the gross income requirements of Section 7704(c)(2) of the Code for its taxable year, and to be treated as a partnership for U.S. federal income tax purposes for the full calendar year, ending December 31, 2015.

Section 3.19         Insurance. The Breitburn Entities maintain or are entitled to the benefits of insurance from financially sound and reputable insurers covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a commercially reasonable manner. None of the Breitburn Entities (i) has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Breitburn SEC Documents.

Section 3.20         Internal Controls. The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Partnership’s principal executive and principal financial officers, to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States and (ii) that interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Breitburn SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses or significant deficiencies in the Partnership’s internal controls.

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Section 3.21         Books and Records; Sarbanes-Oxley Compliance.

(a)          Breitburn has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established; such disclosure controls and procedures have been designed to provide reasonable assurance that information required to be disclosed by Breitburn in reports that it files or submits under the Exchange Act is made known to Breitburn’s management, including its principal executive officer and principal financial officer, to allow for timely decisions regarding required disclosure, and such disclosure controls and procedures are effective at the reasonable assurance level.

(b)          Breitburn (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)          There is and has been no failure on the part of Breitburn and, to Breitburn’s knowledge, the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.22         XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Breitburn SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Section 3.23         Listing and Maintenance Requirements. The Common Units are listed on the NASDAQ, and Breitburn has not received any notice of delisting. The issuance and sale of the Purchased Units and the offer of the Common Units and issuance of such Common Units upon conversion of the Purchased Units does not contravene NASDAQ rules and regulations.

Section 3.24         Taxes.

(a)          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Breitburn Entities has prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate, (ii) each of the Breitburn Entities has timely paid all Taxes that are required to be paid by any of them, (iii) there are no audits, examinations, investigations, actions, suits, claims or other proceedings in respect of Taxes pending or threatened in writing nor has any deficiency for any Tax been assessed by any Governmental Authority in writing against any Breitburn Entity, and (iv) all Taxes required to be withheld by any Breitburn Entity have been withheld and paid over to the appropriate Tax authority (except, in the case of this clause (iv) or clause (i) or (ii) above, with respect to matters contested in good faith and for which adequate reserves have been established on Breitburn’s financial statements in accordance with GAAP). None of the Breitburn Entities has entered into any transaction that, as of the date of this Agreement, has been identified by the Internal Revenue Service in published guidance as a “listed transaction” as defined under Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

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(b)          As used in this Agreement, (i) “Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and including any liability in respect of any items described above as a transferee or successor, pursuant to Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any Contract and (ii) “Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

Section 3.25         Compliance with Laws; Environmental Laws; Pipeline Safety Laws; Permits; and Environmental Permits.

(a)          Neither Breitburn nor any of its Subsidiaries is in violation of any Law applicable to Breitburn or its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect. Breitburn and its Subsidiaries possess all Permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither Breitburn nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(b)          Each of the Breitburn Entities has such Permits as are necessary to own its properties and to conduct its business in the manner described in the Breitburn SEC Documents, subject to such qualifications as may be set forth in the Breitburn SEC Documents and except for such Permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Breitburn Entities has fulfilled and performed all its material obligations with respect to such Permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Breitburn SEC Documents; and, except as described in the Breitburn SEC Documents, none of such Permits contains any restriction that is materially burdensome to the Breitburn Entities, taken as a whole.

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(c)          The Breitburn Entities have timely applied for or obtained and are in compliance with all such obtained material Environmental Permits required for their operations as currently conducted, except as (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) have been disclosed in Breitburn SEC Documents. Breitburn has not received written notice of any pending action or proceeding and, to the knowledge of the Breitburn Entities, no action or proceeding is threatened, to suspend, revoke, modify or terminate any Environmental Permit held by the Breitburn Entities that would have a Material Adverse Effect on the Breitburn Entities. Except as disclosed on Schedule 3.25(c), the operations of the Breitburn Entities are in compliance with all Environmental Laws and, to the knowledge of the Breitburn Entities, no occurrences or conditions currently exist that would reasonably be expected to adversely affect the Breitburn Entities’ continued compliance with Environmental Laws and Environmental Permits, except as (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) have been disclosed in Breitburn SEC Documents. There are no present claims under Environmental Law asserted against any of the Breitburn Entities, including claims relating to the release, spill or disposal of any Hazardous Substances resulting from the operations of the Breitburn Entities, except as such claims (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) have been disclosed in Breitburn SEC Documents. Notwithstanding any other provision of this Agreement, the representations and warranties set forth in this Section 3.25(c) are the only representations and warranties relating to Environmental Laws or Environmental Permits.

(d)          Except as disclosed on Schedule 3.25(d), the operations of the Breitburn Entities are in compliance with all Pipeline Safety Laws and, to the knowledge of the Breitburn Entities, no occurrences or conditions currently exist that would reasonably be expected to adversely affect the Breitburn Entities’ continued compliance with Pipeline Safety Laws, except as (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) have been disclosed in Breitburn SEC Documents. Notwithstanding any other provision of this Agreement, the representations and warranties set forth in this Section 3.25(d) are the only representations and warranties relating to Pipeline Safety Laws.

Section 3.26         Title to Property. Each of the Breitburn Entities has (i) good and defensible title to all of the oil and gas properties owned by the Breitburn Entities, (ii) good and marketable title to all other property owned by the Breitburn Entities and (iii) good title to all personal property owned by the Breitburn Entities, in each case, free and clear of all Liens, except (A) as described in the Breitburn SEC Documents, (B) Liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (C) Liens under oil and gas leases, options to lease, operating agreements, unitization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, (D) Liens arising under or permitted by the Breitburn Credit Facility and (E) Liens that do not, individually or in the aggregate, materially affect the value of such properties, taken as a whole, or materially interfere with the use made or proposed to be made of such properties, taken as a whole, by the Breitburn Entities; and any real property and buildings held under lease by the Breitburn Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property and buildings by the Breitburn Entities. All assets held under lease by the Breitburn Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Breitburn Entities.

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Section 3.27         No Labor Disputes. No labor disturbance by the employees of any of the Breitburn Entities exists or, to the knowledge of Breitburn, is imminent that could reasonably be expected to have a Material Adverse Effect.

Section 3.28         Employee Benefit Plans. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), for which Breitburn or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where the failure to so comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption other than such transactions as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) neither Breitburn nor any member of its Controlled Group sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to, any Plan that is subject to Title IV of ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to raise a material risk of the loss of such qualification. None of the Breitburn Entities maintains a “pension plan” within the meaning of Section 3(2)(A) of ERISA that is subject to Title IV of ERISA or Section 312 of the Code.

Section 3.29         Form S-3 Eligibility. As of the Closing Date, Breitburn is eligible to register the resale of its Series B Preferred Units and Common Units for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

Section 3.30         No Price Stabilization. No Breitburn Entity has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Breitburn or to facilitate the sale or resale of its securities.

Section 3.31         No Subsidiary Payment Restrictions. No subsidiary of Breitburn is currently prohibited, directly or indirectly, from making any distribution to Breitburn, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to Breitburn any loans or advances to such subsidiary from Breitburn or from transferring any of such subsidiary’s property or assets to Breitburn or any other subsidiary of Breitburn.

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Section 3.32         Foreign Corrupt Practices Act. None of the Breitburn Entities, and to the knowledge of the Breitburn Entities, no director, officer, agent or employee of the Breitburn Entities (in their capacity as director, officer, agent or employee) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

Section 3.33         Money Laundering Laws. The operations of the Breitburn Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Breitburn Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Breitburn Entities, threatened.

Section 3.34         OFAC. None of the Breitburn Entities, or, to the knowledge of the Breitburn Entities, any director, officer, agent, employee or affiliate of the Breitburn Entities, is in violation of any of the country or list based economic and trade sanctions administered and enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). None of the Breitburn Entities (i) are currently subject to any U.S. sanctions administered by OFAC, (ii) have any assets located in a country or entity that is currently subject to U.S. sanctions administered by OFAC or (iii) derives revenues from investments in, or transactions with, persons or entities subject to any U.S. sanctions administered by OFAC. The Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Article IV
REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASERS

Each of the Purchasers, severally but not jointly, represents, warrants and covenants to Breitburn as follows, except with respect to any representation and warranty that speaks solely to a specific Purchaser, which representation and warranty is made only by the Purchaser to which such representation and warranty speaks:

Section 4.01         Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

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Section 4.02         Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under the Basic Documents. The execution, delivery and performance of the Basic Documents by such Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. The Basic Documents have been duly executed and delivered by such Purchaser and constitute legal, valid and binding obligations of such Purchaser; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except as the rights to indemnification may be limited by applicable law (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03         No Breach. The execution, delivery and performance of the Basic Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Basic Documents.

Section 4.04         Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. Each Purchaser agrees that it will indemnify and hold harmless Breitburn from and against any and all claims, demands or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.05         Unregistered Securities.

(a)          Accredited Investor Status; Sophisticated Purchaser. Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in Purchased Units and the Conversion Units. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Units and the Conversion Units.

(b)          Eligible Holder. Such Purchaser is an Eligible Holder (as defined in the Partnership Agreement).

(c)          Information. Such Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of Breitburn that have been requested and materials relating to the offer and sale of the Purchased Units and Conversion Units that have been requested by such Purchaser. Such Purchaser and its Representatives have been afforded the opportunity to ask questions of Breitburn. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchasers and its Representatives shall modify, amend or affect such Purchasers’ right (i) to rely on Breitburn’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Basic Document. Such Purchaser understands that its purchase of the Purchased Units involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Units.

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(d)          Residency. Such Purchaser shall cooperate reasonably with Breitburn to provide any information necessary for any applicable securities filings.

(e)          Legends. Such Purchaser understands that, until such time as the Purchased Units have been registered pursuant to the provisions of the Securities Act, or the Purchased Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, or as provided in Section 6.13, the Purchased Units will bear a restrictive legend as provided in the Partnership Agreement. Such Purchaser understands that, until such time as the Conversion Units have been registered pursuant to the provisions of the Securities Act, or the Conversion Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, or as provided in Section 6.13, the Conversion Units will bear a restrictive legend as provided in the Partnership Agreement.

(f)          Purchase Representation. Such Purchaser is purchasing the Purchased Units for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has been advised and understands that neither the Purchased Units nor the Conversion Units have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). Such Purchaser has been advised and understands that Breitburn, in issuing the Purchased Units, is relying upon, among other things, the representations and warranties of each Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(g)          Rule 144. Such Purchaser understands that there is no public trading market for the Purchased Units, that none is expected to develop and that the Purchased Units must be held indefinitely unless and until Purchased Units or Conversion Units received upon conversion thereof are registered under the Securities Act or an exemption from registration is available. Each Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(h)          Reliance by Breitburn. Such Purchaser understands that the Purchased Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that Breitburn is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Units and the Conversion Units issuable upon conversion thereof.

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Section 4.06         Short Selling. Such Purchaser has not engaged in any Short Sales involving Common Units owned by it between February 10, 2015 and the date of execution of this Agreement. Such Purchaser and its Affiliates shall not engage in any Short Sales involving Common Units until April 8, 2017.

Section 4.07         No Ownership of Breitburn Securities and No Hedging. As of the date of this Agreement and as of the Closing Date, (a) such Purchaser does not own Common Units, Series A Preferred Units, Series B Preferred Units, or any other Breitburn securities, other than the Purchased Units and the 2020 Notes to be issued to such Purchaser on the Closing Date, and (b) is not engaged in, and has not engaged in, hedging transactions with respect to such securities.

Article V
INDEMNIFICATION, COSTS AND EXPENSES

Section 5.01         Indemnification by Breitburn. Breitburn agrees to indemnify each Purchaser and its Representatives (the “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by Breitburn contained herein to be true and correct in all material respects as of the date made (except with respect to any provisions including the word “material,” Material Adverse Effect or words of similar import, with respect to which such representations and warranties must have been true and correct) or (ii) the breach of any covenants of Breitburn contained herein, provided that, in the case of the immediately preceding clause (i), such claim for indemnification is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to Breitburn shall constitute the date upon which such claim has been made. No Purchaser Related Party shall be entitled to recover special, consequential or punitive damages under this Section 5.01; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 5.01 for any such damages to the extent that such damages (x) are in the form of diminution in value or (y) may be payable to a third party in connection with any Third Party Claims.

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Section 5.02         Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify Breitburn, the General Partner and their respective Representatives (collectively, “Breitburn Related Parties”) from, costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third Party Claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by such Purchaser contained herein to be true and correct in all material respects as of the date made or (ii) the breach of any of the covenants of such Purchaser contained herein, provided that, in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Breitburn Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of such Purchasers shall not be greater in amount than the sum of such Purchaser’s Series B Preferred Unit Purchase Price plus any distributions paid to the Purchaser with respect to the Purchased Units. No Breitburn Related Party shall be entitled to recover special, consequential or punitive damages under this Section 5.02; provided, however, that such limitation shall not prevent any Breitburn Related Party from recovering under this Section 5.02 for any such damages (x) are in the form of diminution in value or (y) to the extent that such damages may be payable to a third party in connection with any Third Party Claims.

Section 5.03         Indemnification Procedure.

(a)          A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article V, except as otherwise provided in Section 5.01 and Section 5.02.

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(b)          Promptly after any Breitburn Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than ten (10) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days of when the Indemnified Party provides written notice of a Third Party Claim, failed (y) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party and (z) notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Section 5.03 are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

Section 5.04         Tax Matters. All indemnification payments under this Article V shall be adjustments to the Purchase Price except as otherwise required by applicable Law.

Article VI
MISCELLANEOUS

Section 6.01         MNPI Disclosure. Within ten (10) Business Days after the Closing Date, Breitburn will file a Current Report on Form 8-K and the applicable Basic Documents as exhibits thereto with the Commission with information relating to the transactions contemplated by the Basic Documents.

Section 6.02         Certain Notification. The Partnership shall cause proper notifications regarding the listing of the Conversion Units to NASDAQ to be furnished to the Purchasers within 30 days after the Closing Date.

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Section 6.03         Expenses. Breitburn shall pay out of the proceeds received from the consummation of the transactions contemplated by this Agreement to each Lead Purchaser or its designee, the reasonable out-of-pocket fees and expenses incurred by such Lead Purchaser in connection with the transactions contemplated by the Basic Documents, including without limitation, legal, accounting, advisory and other reasonable out-of-pocket fees and expenses.

Section 6.04         Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever Breitburn has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of Breitburn unless otherwise specified. Any reference in this Agreement to $ shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser or the Lead Purchasers, as applicable, such action shall be in such Purchaser’s or the Lead Purchasers’, as applicable, sole discretion, unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect and (ii) the applicable parties hereto shall negotiate in good faith to modify the Basic Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Basic Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 6.05         Survival of Provisions. The representations and warranties set forth in Section 3.01(a), Section 3.02, Section 3.10, Section 3.11, Section 3.12, Section 4.01, Section 4.02, Section 4.04, Section 4.05 and Section 6.09 hereunder shall survive the execution and delivery of this Agreement indefinitely, the representations and warranties set forth in Section 3.16 shall survive for a period of three (3) years following the Closing Date, regardless of any investigation made by or on behalf of Breitburn or the Purchasers and the other representations and warranties set forth herein shall survive for a period of fifteen (15) months following the Closing Date, regardless of any investigation made by or on behalf of Breitburn or the Purchasers. The covenants made in this Agreement or any other Basic Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of Article V and all indemnification rights and obligations of Breitburn and the Purchasers thereunder, and this Article VI shall remain operative and in full force and effect as between Breitburn and each Purchaser, unless Breitburn and the applicable Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between Breitburn and such Purchaser.

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Section 6.06         Termination. In the event the Closing Date does not occur by 11:59 p.m. on April 30, 2015 Houston, Texas time (the “Drop Dead Date”), this Agreement shall automatically terminate and be of no further force and effect, except Section 5.01, Section 5.02, Section 5.03, Section 6.06, Section 6.08, Section 6.10, Section 6.13 and Section 6.14 which shall survive termination.

Section 6.07         No Waiver; Modifications in Writing.

(a)          Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)          Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of any Basic Document (except in the case of the Partnership Agreement for amendments adopted pursuant to Article XIII thereof) shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Basic Document, any waiver of any provision of any Basic Document and any consent to any departure by Breitburn from the terms of any provision of any Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Breitburn in any case shall entitle Breitburn to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 6.08         Binding Effect. This Agreement shall be binding upon Breitburn, the Purchasers and its successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

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Section 6.09         Confidentiality. For the Confidentiality Period, no Purchaser shall, directly or indirectly, disclose to any person any confidential information received from the Breitburn Entities, their Affiliates or their Representatives in any form, whether acquired prior to or after the Closing Date, relating to the Breitburn Entities; provided, however, that the term “confidential information” does not include information that (i) is or becomes generally available to the public other than (a) as a result of a disclosure by the Purchaser in violation of this Agreement or (b) in violation of a confidentiality obligation owed to the Breitburn Entities and known to the Purchaser, (ii) is or becomes available to the Purchaser on a non-confidential basis from a source not known to have an obligation of confidentiality to the Breitburn Entities, (iii) was already known to the Purchaser at the time of disclosure, or (iv) is independently developed by the Purchaser without reference to any Confidential Information disclosed to the Board Observer. Notwithstanding the foregoing, a Purchaser may disclose any such confidential information (i) to its Affiliates and to its and its Affiliates’ directors, officers, employees, advisory committee members, investment committee members, limited partners, investors and legal counsel (the “Permitted Recipients”) to whom such disclosure is necessary and who in each case either (1) acknowledge that they are bound by the confidentiality provisions of this Agreement or (2) are bound by confidentiality obligations to the Purchaser or its Affiliates that are at least as stringent as the confidentiality provisions of this Agreement, and in each case the Purchasers shall use reasonable best efforts to cause such Permitted Recipients to keep any such information confidential; (ii) to any transferee or proposed transferee of the Purchased Units permitted under the Partnership Agreement; (iii) as required by applicable Law or any securities exchange or market rule; (iv) as may be requested or required by any Governmental Authority (provided that such Purchaser first, to the extent legally permissible, notifies Breitburn and gives Breitburn the opportunity to contest such request or requirement, in each case as permitted by applicable Law; or (v) except with prior notice of such request for disclosure to, and consent of, Breitburn (which consent may be withheld in Breitburn’s sole discretion). As used in this Agreement, “Confidentiality Period” shall mean (i) when used with regard to EIG, the period from the date of this Agreement through the Standstill Termination Date (as defined in the Board Representation and Standstill Agreement), (ii) when used with regard to Anchorage, the period from the Closing Date through the date that is eighteen months from the last date that Anchorage received confidential information, and (iii) when used with regard to the Guggenheim Purchasers, the period from the Closing Date through the date that is eighteen months from the last date that the Guggenheim Purchasers received confidential information. At the Closing, that certain letter agreement by and between EIG Management Company, LLC and the General Partner, dated as of January 26, 2015 (the “EIG Confidentiality Agreement”), and that certain letter agreement by and between Anchorage Capital Group, L.L.C. and the General Partner, dated as of March 2, 2015 (together with the EIG Confidentiality Agreement, the “Confidentiality Agreements”) shall each terminate and shall have no further force and effect, except that no party to the Confidentiality Agreements shall be relieved or released from liability for damages arising out of a breach of the Confidentiality Agreements before such respective terminations.

Section 6.10         Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses

(a)          If to the Purchasers:

EIG Redwood Equity Aggregator, LP

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c/o EIG Management Company, LLC
1700 Pennsylvania Ave NW, Suite 800
Washington, DC 20006
Attention: Niranjan Ravindran, Senior Vice President
Telephone: (202) 600-3309
Email: wdc@eigpartners.com

ACMO BBEP Corp.
c/o Anchorage Capital Group, L.L.C.
610 Broadway, 6th Floor
New York, NY 10012
Attn: Legal
Facsimile: 212-426-4601
Email: legal@anchoragecap.com and ops@anchoragecap.com

Guggenheim Partners Investment Management, LLC

330 Madison Avenue, 10th Floor

New York, NY 10017

Attn: GI Legal

Facsimile: 212-644-8107

Email: GILegal@Guggenheimpartners.com

with a copy to (which shall not constitute notice):

EIG Management Company, LLC
Three Allen Center
333 Clay Street, Suite 3500
Houston, TX 77002
Attention: Clayton Taylor, Managing Director
Telephone: (713) 615-7423
Email: clay.taylor@eigpartners.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Richard Aftanas and John Pitts
Email: richard.aftanas@kirkland.com and john.pitts@kirkland.com

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention: Ken Ziman
Facsimile: (917) 777-3310
Email: ken.ziman@skadden.com

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Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Attention: Michelle Gasaway
Facsimile: (213) 621-5122
Email: michelle.gasaway@skadden.com

(b)          If to Breitburn:

Breitburn Energy Partners LP
515 South Flower Street, Suite 4800
Los Angeles, California 90071
Attention: Gregory C. Brown

Facsimile: 213-225-5916
Email: gbrown@breitburn.com

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP
666 Fifth Avenue, 26th Floor
New York, NY 10103
Attention: Shelley A. Barber
Facsimile: 917-849-5353
Email: sbarber@velaw.com

or to such other address as Breitburn or the Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6.11         Removal of Legend. In connection with a sale of the Purchased Units by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to the transfer agent and Breitburn a broker representation letter providing to the transfer agent and Breitburn any information Breitburn deems necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an affiliate of Breitburn and regarding the length of time the Purchased Units have been held. Upon receipt of such representation letter, Breitburn shall promptly direct its transfer agent to remove the notation of a restrictive legend in such Purchaser’s or the book-entry account maintained by the transfer agent, including the legend referred to in Section 4.05, and Breitburn shall bear all costs associated therewith. At such time as the Purchased Units have been sold pursuant to an effective registration statement under the Securities Act or have been held by any Purchaser for more than one year if that Purchaser is not, and has not been in the preceding three months, an affiliate of Breitburn (as defined in Rule 144), if the book-entry account or Certificate of such Purchased Units still bears the notation of the restrictive legend referred to in Section 4.05, Breitburn agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.05 from the Purchased Units, and Breitburn shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to Breitburn any information Breitburn deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification that the holder is not an affiliate of Breitburn (and a covenant to inform Breitburn if it should thereafter become an affiliate and to consent to the notation of an appropriate restriction) and regarding the length of time the Purchased Units have been held. Breitburn shall cooperate with such Purchaser to effect the removal of the legend referred to in Section 4.05 at any time such legend is no longer appropriate.

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Section 6.12         Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by Breitburn or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the other Basic Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 6.13         Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 6.14         Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 6.15         Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

BREITBURN ENERGY PARTNERS LP
By: Breitburn GP LLC, its general partner

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amended and Restated Purchase Agreement]

Accepted:

EIG REDWOOD EQUITY AGGREGATOR, LP

By:	EIG Redwood Aggregator GP, LLC, its general partner

By:	EIG Asset Management, LLC, its sole member

By:	/s/ Clayton Taylor
Name: Clayton Taylor
Title: Managing Director

By:	/s/ Richard Punches
Name: Richard Punches
Title: Managing Director

ACMO BBEP CORP.

By:	Anchorage Capital Group, L.L.C., as investment manager

By:	/s/ Daniel Allen
Name: Daniel Allen
Title: Senior Portfolio Manager

As tax nominee for Anchorage Capital Partners, L.P. and ACMO BBEP, L.P.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
By: Guggenheim Partners Investment Management, LLC, as investment manager

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE
By: Guggenheim Partners Investment Management, LLC, as investment manager

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

SEI INSTITUTIONAL MANAGED TRUST - MULTI-ASSET INCOME FUND
By: Guggenheim Partners Investment Management, LLC, as Sub-Adviser

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

GUGGENHEIM FUNDS TRUST - GUGGENHEIM MACRO OPPORTUNITIES FUND
By: Guggenheim Partners Investment Management, LLC, as Investment Adviser

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

MAVERICK ENTERPRISES, INC.
By: Guggenheim Partners Investment Management, LLC, as Investment Manager

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

CAREY CREDIT INCOME FUND
By: Guggenheim Partners Investment Management, LLC, as Sub-Advisor

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

NZC GUGGENHEIM FUND LLC
By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

Schedule A

Purchaser	Series B Preferred Units	Series B Preferred Unit Purchase Price
EIG Redwood Equity Aggregator, LP	35,000,000	$262,500,000.00
ACMO BBEP Corp., as tax nominee for Anchorage Capital Partners, L.P. and ACMO BBEP, L.P.	8,166,666	$61,250,000.00
Midland National Life Insurance Company	1,259,999	$9,449,992.50
North American Company for Life and Health Insurance	653,334	$4,900,005.00
SEI Institutional Managed Trust - Multi-Asset Income Fund	58,333	$437,497.50
Guggenheim Funds Trust - Guggenheim Macro Opportunities Fund	361,667	$2,712,502.50
Maverick Enterprises, Inc.	46,667	$350,002.50
Carey Credit Income Fund	233,333	$1,749,997.50
NZC Guggenheim Fund LLC	886,667	$6,650,002.50
Total:	46,666,666	$350,000,000.00

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS LLP

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Amended and Restated Series B Preferred Unit Purchase Agreement (the “Purchase Agreement”). Breitburn shall furnish to the Purchasers at the Closing an opinion of Vinson & Elkins LLP, counsel for Breitburn, addressed to the Purchasers and dated the Closing Date in form satisfactory to the Lead Purchasers, stating that:

(i)          Each of Breitburn, the General Partner, Breitburn Finance Corporation, Breitburn Management Company LLC, Breitburn Operating GP LLC, Breitburn Operating LP, Breitburn Sawtelle LLC, Breitburn Florida LLC, Breitburn Oklahoma LLC, Breitburn Transpetco GP LLC, Breitburn Transpetco LP LLC, Transpetco Pipeline Company, L.P., Breitburn Collingwood Utica LLC, QR Energy, LP, QRE GP, LLC and QRE Operating, LLC (the “Delaware Entities”) has been duly formed and is validly existing and is in good standing as a limited partnership, limited liability company or corporation, as applicable, under the Delaware LP Act, the Delaware LLC Act or the Delaware General Corporation Law, as amended (the “DGCL”). Each of the Delaware Entities has full limited liability company, limited partnership or corporate power and authority, as applicable, necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Breitburn SEC Documents. Each of the Delaware Entities is duly qualified to do business and in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction as set forth on Annex 1 to this opinion.

(ii)         Except as identified in the Purchase Agreement or provided for in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the Partnership pursuant to the Partnership Agreement or any other agreement or instrument listed on Annex 2 to this opinion. To such counsel’s knowledge, the offering, issuance or sale of the Series B Preferred Units or the Conversion Units (as defined below) as contemplated by the Purchase Agreement does not give rise to any rights for or relating to the registration of any Series B Preferred Units or other securities of Breitburn other than rights which have been waived and other than rights as provided in the Registration Rights Agreement by and among Breitburn Energy Partners LP, QR Holdings (QRE), LLC, QR Energy Holdings, LLC, Quantum Resources A1, LP, Quantum Resources B, LP, Quantum Resources C, LP, QAB Carried WI, LP, QAC Carried WI, LP and Black Diamond Resources, LLC, dated as of July 23, 2014.

(iii)        The Purchased Units to be issued and sold by Breitburn to the Purchasers and the limited partner interests represented thereby have been duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in accordance with the Purchase Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

Exhibit A-1

(iv)        The [●] Common Units initially issuable upon conversion of the Purchased Units pursuant to the Partnership Agreement (the “Conversion Units”) have been duly authorized by all requisite corporate action on the part of the Partnership under the Delaware LP Act and, when issued upon conversion of the Purchased Units in accordance with the terms of the Partnership Agreement, will be validly issued, fully paid and nonassessable.

(v)         No authorization, consent, approval, waiver, license, qualification, filing, declaration, qualification or registration with, any Governmental Authority is required for the issuance and sale by Breitburn of the Purchased Units or the Conversion Units, the execution, delivery and performance by the Breitburn of the Basic Documents, or the consummation of the transactions contemplated by any of such agreements, except (i) as may be required in connection with Breitburn’s obligations under the Registration Rights Agreement to register the resale of the Purchased Units and the Common Units issuable upon conversion of the Purchased Units under the Securities Act and the applicable rules and regulations of the Commission thereunder, (ii) those that have been obtained, (iii) as may be required under the Securities Act or the Exchange Act or (iv) as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion.

(vi)        Assuming the accuracy of the representations and warranties of the Purchasers and Breitburn contained in the Purchase Agreement, the offer, issuance and sale of the Series B Preferred Units and the Conversion Units by Breitburn to the Purchasers solely in the manner contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act; provided that we express no opinion as to any subsequent sale.

(vii)       Breitburn is not and, immediately after giving effect to the offering, issuance and sale by Breitburn of the Purchased Units and the application of the proceeds therefrom, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)      None of the offering, issuance and sale by Breitburn of the Series B Preferred Units or the Conversion Units or the execution, delivery and performance of the Basic Documents by Breitburn or the General Partner or the consummation of the transactions contemplated thereby will (i) conflict with or constitute a violation of the organizational documents of any of the Delaware Entities, (ii) constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any document listed on Annex 2 to this opinion, (iii) violate the Delaware LP Act, the Delaware LLC Act or federal law (collectively, the “Included Laws”), (iv) result in the creation or imposition of any Lien upon any property or assets of any of the Delaware Entities, which breach, violation, default or lien, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially impair the ability of any of the Breitburn Entities to perform their obligations under the Basic Documents; provided, however, that no opinion as to securities law is expressed in relation to the preceding clause (iii).

Exhibit A-2

(ix)         Each of the Basic Documents has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Exhibit A-3

Annex 1

Delaware Entities	Foreign Qualifications

Breitburn Energy Partners LP	Alabama, Arkansas, California, Florida, Indiana, Kansas, Kentucky, Louisiana, Michigan, Oklahoma, Texas, Wyoming

Breitburn Finance Corporation	California

Breitburn Management Company LLC	Alabama, Arizona, Arkansas, California, Florida, Indiana, Kansas, Kentucky, Louisiana, Michigan, New Mexico, Oklahoma, Pennsylvania, Texas, Wyoming

Breitburn GP LLC	California, Florida, Indiana, Kentucky, Michigan, Texas Wyoming

Breitburn Operating GP LLC	Alabama, Arkansas, California, Florida, Indiana, Kentucky, Louisiana, Michigan, New Mexico, Oklahoma, Texas, Wyoming

Breitburn Operating LP	Alabama, Arkansas, California, Florida, Indiana, Kentucky, Louisiana, Michigan, New Mexico, Oklahoma, Texas, Utah, Wyoming

Breitburn Sawtelle LLC	California

Breitburn Florida LLC	Florida

Breitburn Collingwood Utica LLC	Michigan

Exhibit A-4

Breitburn Oklahoma LLC	Oklahoma

Breitburn Transpetco GP LLC	New Mexico, Oklahoma, Texas

Breitburn Transpetco LP LLC	New Mexico, Oklahoma, Texas

Transpetco Pipeline Company, L.P.	New Mexico, Oklahoma, Texas

QR Energy, LP	Alabama, Arkansas, Florida, Kansas, Louisiana, New Mexico, Oklahoma, Texas

QRE GP, LLC	Alabama, Arkansas, Florida, Kansas, Louisiana, New Mexico, Oklahoma, Texas

QRE Operating, LLC	Alabama, Arkansas, Florida, Kansas, Louisiana, New Mexico, Oklahoma, Texas

Exhibit A-5

Annex 2

1)	Third Amended and Restated Administrative Services Agreement dated May 8, 2012 by and among BreitBurn Energy Partners L.P., BreitBurn GP, LLC, Pacific Coast Energy Company L.P. and BreitBurn Management Company, LLC (Exhibit 10.3 to Form 10-Q filed on August 8, 2012), as amended by Amendment No. 1 to the Third Amended and Restated Administrative Services Agreement, dated March 18, 2014, between Pacific Coast Energy Company LP and Breitburn Management Company LLC (Exhibit 10.1 to Form 8-K filed on March 20, 2014), as further amended by Amendment No. 2 to the Third Amended and Restated Administrative Services Agreement, dated June 30, 2014 , between Pacific Coast Energy Company LP and Breitburn Management Company LLC (Exhibit 10.1 to Form 10-Q filed on November 5, 2014), as further amended by Amendment No. 3 to the Third Amended and Restated Administrative Services Agreement, dated July 31, 2014, between Pacific Coast Energy Company LP and Breitburn Management Company LLC (Exhibit 10.2 to Form 10-Q filed on November 5, 2014), and as further amended by Amendment No. 4 to the Third Amended and Restated Administrative Services Agreement, dated August 29, 2014, between Pacific Coast Energy Company LP and Breitburn Management Company LLC (Exhibit 10.3 to Form 10-Q filed on November 5, 2014).

2)	Omnibus Agreement, dated August 26, 2008, by and among BreitBurn Energy Holdings LLC, BEC (GP) LLC, BreitBurn Energy Company L.P., BreitBurn GP, LLC, BreitBurn Management Company, LLC and BreitBurn Energy Partners L.P. (Exhibit 10.2 to Form 8-K filed on September 2, 2008).

3)	First Amendment to Omnibus Agreement, dated as of May 8, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn GP, LLC, BreitBurn Management Company, LLC, Pacific Coast Energy Company L.P., Pacific Coast Energy Holdings LLC and PCEC (GP) (LLC) (Exhibit 10.4 to Form 10-Q filed on August 8, 2012).

4)	Indenture, dated as of October 6, 2010, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. Bank National Association (Exhibit 4.1 to Form 8-K filed on October 7, 2010), as supplemented by the First Supplemental Indenture, dated as of August 8, 2013, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association, to the Indenture dated as of October 6, 2010 (Exhibit 4.3 to Form 8-K filed on November 22, 2013) and by the Second Supplemental Indenture, dated as of November 24, 2014, by and among Breitburn Energy Partners LP, Breitburn Finance Corporation, the Guarantors named therein and U.S. Bank National Association (Exhibit 4.8 to the Post-Effective Amendment No. 2 to Form S-3 Registration Statement filed on of November 24, 2014).

5)	Indenture, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. Bank National Association (Exhibit 4.1 to Form 8-K filed on January 13, 2012), as supplemented by the First Supplemental Indenture, dated as of August 8, 2013, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association (Exhibit 4.2 to Form 8-K filed on November 22, 2013) and by the Second Supplemental Indenture, dated as of November 24, 2014, by and among Breitburn Energy Partners LP, Breitburn Finance Corporation, the Guarantors named therein and U.S. Bank National Association (Exhibit 4.9 to the Post-Effective Amendment No. 2 to Form S-3 Registration Statement filed on of November 24, 2014).

Exhibit A-6

6)	Third Amended and Restated Credit Agreement, dated November 19, 2014, by and among Breitburn Operating LP, as borrower, Breitburn Energy Partners LP, as parent guarantor, and Wells Fargo Bank, National Association, as administrative agent (Exhibit 10.1 to Form 8-K filed on November 24, 2014), as amended by the First Amendment to the Third Amended and Restated Credit Agreement, dated as of April [8], 2015, by and among Breitburn Operating LP, Breitburn Energy Partners LP, BreitBurn GP, LLC, BreitBurn Operating GP, LLC, the subsidiary guarantors party thereto, the lenders signatory thereto and Wells Fargo Bank National Association, as administrative agent for the lenders.

7)	Registration Rights Agreement, dated July 23, 2014, by and among Breitburn Energy Partners LP, QR Holdings (QRE), LLC, QR Energy Holdings, LLC, Quantum Resources B, LP, Quantum Resources A1, LP, Quantum Resources C, LP, QAB Carried WI, LP, QAC Carried WI, LP and Black Diamond Resources, LLC (Exhibit 4.1 to Form 8-K filed by QR Energy, LP on July 29, 2014).

8)	Indenture, dated as of April [8], 2015, by and among the Breitburn Energy Partners LP, Breitburn Operating LP, Breitburn Finance Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent, entered into in connection with the issuance of the $650,000,000 aggregate principal amount of 9.25% Senior Notes due 2020.

9)	Amended and Restated Purchase Agreement, dated as of April [8], 2015, by and among Breitburn Energy Partners LP, Breitburn Operating LP, Breitburn Finance Corporation, the guarantors party thereto and the purchasers listed on Schedule I thereto, entered into in connection with the issuance of the $650,000,000 aggregate principal amount of 9.25% Senior Notes due 2020.

10)	Intercreditor Agreement, dated as of April [8], 2015, by and among U.S. Bank National Association, as the collateral agent for the 9.25% Senior Notes due 2020, the collateral agent under the credit facility and acknowledged by the Breitburn entities party thereto.

11)	Security Agreement, dated as of April [8], 2015, by and among Breitburn Energy Partners LP, Breitburn Operating LP, Breitburn Finance Corporation, the guarantors party thereto and U.S. Bank National Association, as the collateral agent.

Exhibit A-7

EXHIBIT B

FORM OF OPINION OF EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CHIEF ADMINISTRATIVE OFFICER OF BREITBURN GP LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Series B Preferred Unit Purchase Agreement (the “Purchase Agreement”). Breitburn shall furnish to the Purchasers at the Closing an opinion of Gregory C. Brown, the General Partner’s Executive Vice President, General Counsel and Chief Administrative Officer, addressed to the Purchasers and dated the Closing Date in form satisfactory to the Lead Purchasers, stating that:

(i)          None of (i) the offering and sale by Breitburn of the Purchased Units, (ii) the execution, delivery and performance of this Agreement or (iii) the consummation of the transactions contemplated hereby or thereby by each of Breitburn and the General Partner party thereto and the application of the proceeds from the sale of the Purchased Units, by Breitburn and the General Partner conflicts with, or, results in a breach, default (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or violation of, or imposition of any Lien upon any property or assets of the Breitburn Entities pursuant to (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to me (excluding any agreements or instruments listed on Annex 2 to Exhibit A of this Agreement) to which any of the Breitburn Entities is a party or by which any of them or any of their properties may be bound, or (ii) any order, judgment, decree or injunction known to me of any court or governmental agency or body to which any of the Breitburn Entities or any of their properties is subject, which conflict, breach, default, violation or lien could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially impair the ability of either Breitburn or the General Partner to perform their obligations under the Agreement.

Exhibit B-1

EXHIBIT C

FORM OF BOARD REPRESENTATION AND STANDSTILL AGREEMENT

Exhibit C-1

EXHIBIT C

BOARD REPRESENTATION AND STANDSTILL AGREEMENT

THIS BOARD REPRESENTATION AND STANDSTILL AGREEMENT, dated as of April [●], 2015 (this “Agreement”), is entered into by and among Breitburn GP LLC, a Delaware limited liability company (the “General Partner”), Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Breitburn Entities”) and EIG Redwood Equity Aggregator, LP, a Delaware limited partnership (the “Purchaser”). The Breitburn Entities and the Purchaser are herein referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Partnership Agreement (as defined below).

Recitals

WHEREAS, pursuant to, and subject to the terms and conditions of, the Series B Preferred Unit Purchase Agreement, dated as of March 27, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Purchase Agreement”), by and among the Partnership and the Purchaser, the Partnership has agreed to issue and sell Series B Preferred Units to the Purchaser;

WHEREAS, to induce the Parties to enter into the transactions evidenced by the Purchase Agreement, each of the Parties is required to deliver this Agreement, duly executed by each of the Parties, contemporaneously with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”);

WHEREAS, concurrently with or prior to the Closing, the General Partner executed and delivered the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”);

WHEREAS, the Purchaser’s investment in the Partnership pursuant to the Purchase Agreement is expected to benefit the Partnership;

WHEREAS, the Purchaser will receive valuable consideration as a result of the investment in the Partnership pursuant to the Purchase Agreement;

WHEREAS, the board of directors of the General Partner (the “Board”), on behalf of the General Partner in its individual capacity and in its capacity as the general partner of the Partnership, has determined it to be in the best interests of the Partnership to provide the Purchaser with certain observation and designation rights in respect of the Board, pursuant to the terms of this Agreement; and

WHEREAS, the Purchaser believes it to be in its best interest to provide the Breitburn Entities with certain standstill rights, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Agreement

Section 1.            Board Observation Rights.

(a)          During the period commencing upon the Closing and ending on the Board Rights Termination Date (as defined below), the Breitburn Entities shall grant the Purchaser the option and right, exercisable by the Purchaser’s delivering a written notice signed by the Purchaser of such appointment to the Breitburn Entities (the “Observer Notice”), to appoint a single representative, and an alternate to the representative (each, the “Board Observer”) to attend all meetings (including telephonic) of the Board and each committee of the Board (other than the Conflicts Committee) in an observer capacity. The Observer Notice shall be delivered to the Breitburn Entities prior to the Board Observer’s attendance at any meeting of the Board or any committee thereof. The Board Observer shall not constitute a member of the Board or any committee thereof and shall not be entitled to vote on, or consent to, any matters presented to the Board or any committee thereof. The initial Board Observer shall be Clayton Taylor, and his initial alternate shall be Richard K. Punches.

(b)          The Breitburn Entities shall (i) give the Board Observer written notice of each meeting or action taken by written consent at the same time and in the same manner as notice is given to the members of the Board, (ii) provide the Board Observer with copies of all written materials and other information (including copies of minutes of meetings or written consents of the Board and each committee of the Board (other than the Conflicts Committee) given to the members of the Board and each such committee in connection with such meetings or actions taken by written consent) at the same time such materials and information are furnished to such members of the Board and each such committee, and (iii) provide the Board Observer with the same right to attend (whether in person or by telephone or other means of electronic communication as solely determined by the Board Observer) such meetings as is given to a member of the Board or each such committee, as applicable. The Board Observer shall agree to maintain the confidentiality of all non-public information and proceedings of the Board and any committee of the Board and to enter into, comply with, and be bound by, in all respects, the terms and conditions of a confidentiality agreement, substantially in the form attached hereto as Annex A (the “Confidentiality Agreement”). Purchaser shall be responsible for any breach by the Board Observer of the Confidentiality Agreement and for the breach by any Permitted Recipient (as defined in the Confidentiality Agreement) of their confidentiality obligations. Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Board, the Board’s chairman, or any Board committee chairman (as to the material or meeting of that committee) may exclude the Board Observer from access to any material or meeting or portion thereof.

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(c)          The rights of the Purchaser contained in this Section 1 and Section 2 shall immediately cease and terminate on the earlier of (i) the Series B Voting Termination Date (unless such Series B Voting Termination Date is solely the result of the conversion of Purchased Units (as defined in the Purchase Agreement) into Common Units pursuant to the Partnership Agreement) or (ii) on or after the initial conversion of Series B Preferred Units held by the Series B Purchasers pursuant to the Partnership Agreement, the date on which the Series B Purchasers no longer own (A) Common Units issued in respect of any such conversion or any prior conversion and (B) Series B Preferred Units on an as-converted basis (based on the Series B Conversion Ratio then in effect) that, together, are equal in number to seven-and-one-half percent (7.5%) or more of the total number of outstanding Common Units (counting for this purpose in the denominator used to calculate such percentage, all outstanding Series B Preferred Units as though they were outstanding Common Units based on the Series B Conversion Ratio then in effect), regardless of whether such failure to own such number of Common Units results from sales by the Series B Purchasers, dilution as the result of new issuances by the Partnership, or otherwise (such earlier date, the “Board Rights Termination Date”); provided that, notwithstanding the foregoing, under no circumstances shall the Board Rights Termination Date be deemed to have occurred so long as the Series B Purchasers continue to beneficially own, solely among the Series B Purchasers, the majority of the Series B Preferred Units issued on the Series B Original Issue Date plus a majority of the PIK Units, if any, paid with respect to the Series B Preferred Units issued on the Series B Original Issue Date. From and after the Board Rights Termination Date, the rights of the Purchaser in this Section 1 and Section 2 shall cease.

Section 2.            Board Designation Rights.

(a)          During the period commencing upon the Closing and ending on the Board Rights Termination Date, the Breitburn Entities shall grant the Purchaser the option and right, exercisable by the Purchaser’s delivering a written notice signed by the Purchaser, to designate one person to serve as a Director on the Board (the “Purchaser Designated Director”); provided, however, that such Purchaser Designated Director shall, in the reasonable judgment of the General Partner, (i) have the requisite skill and experience to serve as a director of a public company, (ii) not be prohibited from serving as a Director pursuant to any rule or regulation of the Commission or any National Securities Exchange on which the Partnership’s Common Units are listed or admitted to trading, and (iii) not be an employee or director of any Competitor (as defined below); and provided, further, that as a condition precedent to service on the Board, the Purchaser Designated Director shall deliver to the Board his or her written resignation from the Board that the Board or its chairman may, in the Board’s or the chairman’s sole discretion, accept and make effective at any time on or after the Board Rights Termination Date. For purposes of this Agreement, the term “Competitor” shall mean any person or entity that (a) is an operating company (and not a person or entity, the primary business purpose of which is to operate energy assets in the upstream energy sector; it being agreed that “Competitor” shall not include any company the primary business purpose of which is to provide financing directly or indirectly to unaffiliated entities, whether or not engaged in the upstream energy sector) and (b) engages in the upstream energy business or otherwise provides similar services or engages in a similar business as the Partnership. The Breitburn Entities shall take all actions necessary or advisable to effect the first sentence of this Section 2(a), including contemporaneously with or immediately following the Closing to increase the size of the Board by one Director and to appoint the Purchaser Designated Director as a Class III Director, to serve an initial term that expires no earlier than the annual meeting of the Unitholders to be held in 2017. The initial Purchaser Designated Director is Kurt Talbot. The Purchaser agrees upon the Partnership’s request to, and to cause the Purchaser Designated Director to, timely provide the Partnership with accurate and complete information relating to the Purchaser Designated Director as may be required to be disclosed by the Partnership under the Securities Exchange Act and the rules and regulations promulgated thereunder. The Purchaser further agrees to cause the Purchaser Designated Director to comply with the Section 16 filing obligations under the Securities Exchange Act. At each applicable election of Directors, the Board shall nominate the Purchaser Designated Director, which designee must meet the standards set forth above, as part of the slate of Directors nominated by the Board for election by the Unitholders and shall recommend that the Unitholders vote for the Purchaser Designated Director. Additionally, in the event of the resignation, death, or removal (for cause or otherwise) of the Purchaser Designated Director, the Purchaser shall have the right to designate the person to be appointed by the Board as the Purchaser Designated Director to fill the resulting vacancy (subject to such designee meeting the standards set forth above). Any action by the Purchaser to designate a Purchaser Designated Director shall be evidenced in writing furnished to the Breitburn Entities and shall be executed by the Purchaser. While serving as a Purchaser Designated Director, a Purchaser Designated Director shall be entitled to compensation commensurate with that of an independent member of the Board and reimbursed for reasonable expenses consistent with the General Partner’s policies applicable to other non-employee directors.

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(b)          The option and right to appoint a Board Observer or Purchaser Designated Director granted to the Purchaser by the Partnership under Section 1 and this Section 2, respectively, may not be transferred or assigned by the Purchaser, provided, however, that the Purchaser may assign all (but not less than all) of its rights under Section 1 and Section 2 to any of its Affiliates with the prior written consent of the Partnership, which consent shall not be unreasonably withheld, conditioned or delayed. Such a permitted assignee, upon and after such consent, shall be considered the Purchaser under this Agreement.

(c)          On the Board Rights Termination Date, the rights of the Purchaser under this Section 2, including the right to designate a Purchaser Designated Director, shall automatically terminate. In addition to the obligation in Section 2(a) of each Purchaser Designated Director to deliver the written resignation described therein, on and after the Board Rights Termination Date, the Purchaser agrees, promptly upon (and in any event within two (2) Business Days following) receipt of a written request from the Partnership, to cause the Purchaser Designated Director then serving as a member of the Board to resign from the Board effective immediately.

Section 3.            Limitation of Liability; Indemnification; Business Opportunities.

(a)          At all times while the Purchaser Designated Director is serving as a member of the Board, and following any such Purchaser Designated Director’s death, resignation, removal or other cessation as a director in such former Purchaser Designated Director’s capacity as a former director, the Purchaser Designated Director shall be entitled to (i) the same modification and restriction of traditional fiduciary duties, (ii) the same safe harbors for resolving conflicts of interest transactions, and (iii) all rights to indemnification and exculpation, in each case, as are then made available to any other member of the Board.

(b)          For the avoidance of doubt, the Board Observer shall have (i) no fiduciary duty to the Breitburn Entities or to any Limited Partner and (ii) no obligations to the Breitburn Entities under this Agreement, except as described in Section 1 of this Agreement, or to any Limited Partner.

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(c)          At all times while the Board Observer is serving in such capacity in accordance with Section 1 of this Agreement, such Board Observer, the Purchaser and its respective Affiliates may engage in, possess an interest in, or trade in the securities of, other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Breitburn Entities, and the Breitburn Entities, the Board and their Affiliates shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Breitburn Entities, shall not be deemed wrongful or improper. None of the Board Observer, the Purchaser or its respective Affiliates shall be obligated to present any investment opportunity to the Breitburn Entities even if such opportunity is of a character that the Breitburn Entities or any of their respective subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each of the Board Observer, the Purchaser or its respective Affiliates shall have the right to take for such person’s own account (individually or as a partner or fiduciary) or to recommend to others any such investment opportunity. Notwithstanding the foregoing, the Board Observer shall be subject to, and comply with, the requirement to maintain confidential information pursuant to this Agreement.

(d)          The Breitburn Entities shall purchase and maintain (or reimburse the Purchaser Designated Director for the cost of) insurance (“D&O Insurance”), on behalf of the Purchaser Designated Director, against any liability that may be asserted against, or expense that may be incurred by, such Purchaser Designated Director in connection with the Breitburn Entities’ activities or such Purchaser Designated Director’s activities on behalf of the Breitburn Entities, regardless of whether the Breitburn Entities would have the power to indemnify such Purchaser Designated Director against such liability under the provisions of the Partnership Agreement (as it may be amended from time to time) or the GP LLC Agreement (as it may be amended from time to time). Such D&O Insurance shall provide coverage commensurate with that of an independent member of the Board.

Section 4.            Purchaser’s Voting Obligations.

(a)          Purchaser agrees that, during the Voting Period, at any meeting of the Unitholders, however called, or at any adjournment or postponement thereof, or in connection with any written consent of the Unitholders or in any other circumstances upon which a vote, consent or other approval of all or some of the Unitholders is sought solely with respect to the matters described in this Section 4. Purchaser shall vote (or cause to be voted) or execute (or cause to be executed) consents with respect to, as applicable, all of the Units owned (beneficially or of record) by the Series B Purchasers as of the applicable record date (i) in favor of (FOR) the election of the persons named in the Partnership’s proxy statement as the Board’s nominees for election as directors, and against any other nominees and (ii) in favor of (FOR) the adoption of or amendment to any equity-based compensation plans presented by the Board for Unitholder vote that is similar with respect to amount and types of awards for long-term incentive plans of publicly traded upstream oil and gas companies.

(b)          With respect to any vote of the Unitholders held during the Voting Period with respect to the matters set forth in Section 4(a), the Purchaser shall, and shall cause the other Series B Purchasers on any applicable record date to, appear at such meeting or otherwise cause all of the Units held by the Series B Purchasers to be counted as present thereat for purposes of establishing a quorum. Any vote required to be cast or consent required to be executed pursuant to this Section 4 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of that vote or consent.

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(c)           “Voting Period” means the period from and including the date of this Agreement through and including the annual meeting of Unitholders to elect Directors to the Board that is held in 2017 (including any adjournments and postponements thereof).

(d)          In addition, during the period commencing on the Closing and ending on the Board Rights Termination Date, with respect to any proposal to remove Breitburn GP LLC as the general partner of the Partnership, the Purchaser shall not, and shall cause its Affiliates not to, vote (or give consents for) a proportion of their Series B Preferred Units and Common Units in favor of removal that exceeds the proportion of (i) the Common Units (plus Series B Preferred Units counted on an as-converted basis consistent with Section 17.5(a) of the Partnership Agreement) voted in favor of such proposal by the Unitholders other than the Purchaser and its Affiliates as compared to (ii) all Common Units (plus Series B Preferred Units counted on an as-converted basis consistent with Section 17.5(a) of the Partnership Agreement) held by the Unitholders other than the Purchaser and its Affiliates.

Section 5.            Standstill.

(a)          During the period commencing on the Closing and ending on the Standstill Termination Date, the Purchaser shall not, and shall cause its Affiliates not to, directly or indirectly:

(i)          engage in any hostile or takeover activities with respect to the Partnership or the General Partner (including by means of a tender offer or soliciting proxies or written consents, other than as recommended by the Board);

(ii)         acquire or propose to acquire beneficial ownership of additional Common Units, Series B Preferred Units or other Partnership Securities that in the aggregate, together with their beneficial ownership of any other Units, is equal to beneficial ownership of twenty percent (20%) or more of the voting power of the outstanding Common Units (taking into account the voting rights of the Series B Preferred Units on an as-converted basis), provided that, the foregoing shall not prohibit or apply to the receipt of any PIK Units as distributions on Series B Preferred Units pursuant to the Partnership Agreement, and such PIK Units shall not be taken into account for purposes of establishing compliance with the foregoing;

(iii)        acquire or propose to acquire securities of any Affiliates of the Partnership or, subject to Section 5(c)(v), any properties of the Partnership or any of its Affiliates;

(iv)        call a special meeting of the Unitholders; or

(v)         propose to remove Breitburn GP LLC as the general partner of the Partnership or, other than in accordance with Section 4(d) of this Agreement, vote to remove Breitburn GP LLC as the general partner of the Partnership.

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(b)          Specifically, during the period commencing on the Closing and ending on the Standstill Termination Date, without the prior written consent of the Board, the Purchaser shall not, and shall cause its Affiliates not to, directly or indirectly:

(i)          acquire or propose to acquire beneficial ownership of additional Common Units, Series B Preferred Units or other Partnership Securities that in the aggregate, together with their beneficial ownership of any other Units, is equal to beneficial ownership of twenty percent (20%) or more of the voting power of the outstanding Common Units (taking into account the voting rights of the Series B Preferred Units on an as-converted basis) provided that, the foregoing shall not prohibit or apply to the receipt of any PIK Units as distributions on Series B Preferred Units pursuant to the Partnership Agreement, and such PIK Units shall not be taken into account for purposes of establishing compliance with the foregoing;

(ii)         acquire or propose to acquire securities of any Affiliates of the Partnership or, subject to Section 5(c)(v), any properties of the Partnership or any of its Affiliates;

(iii)        propose to enter into, directly or indirectly, any merger, consolidation, recapitalization, business combination, partnership, joint venture, acquisition or similar transaction involving the Partnership or any of its Affiliates or their properties, except as permitted hereby;

(iv)        make or in any way participate in any “solicitation” of “proxies” (as such terms are used in Rule 14a-1 of Regulation 14A under the Securities Exchange Act) or written consents to vote, seek to influence, or advise others with respect to the voting of any voting securities of the Partnership or any of its Affiliates;

(v)         form, join or participate in a “group” (within the meaning of Section 13(d) of the Securities Exchange Act) with respect to any voting securities of the Partnership or any of its Affiliates;

(vi)        act to seek to control or influence the management, Board or policies of the Partnership, except through the Purchaser Designated Director or as permitted by Section 5(c) of this Agreement;

(vii)       propose to remove Breitburn GP LLC as the general partner of the Partnership or, other than in accordance with Section 4(d) of this Agreement, vote to remove Breitburn GP LLC as the general partner of the Partnership;

(viii)      publicly disclose any intent, plan or arrangement inconsistent with this Agreement; or

(ix)         advise, assist or encourage others in connection with the above.

(c)          Notwithstanding the foregoing provisions of this Section 5, the foregoing provisions shall not, and are not intended to:

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(i)          prohibit the Purchaser or its Affiliates from privately communicating with, including making any offer or proposal to, the Board;

(ii)         restrict in any manner how the Purchaser or its Affiliates vote their Common Units or Series B Preferred Units, except as provided in Section 2(a) and Section 4;

(iii)        restrict the manner in which the Purchaser Designated Director (A) may vote on any matter submitted to the Board or the Unitholders, (B) participate in deliberations or discussions of the Board (including making suggestions or raising issues to the Board) in his or her capacity as a member of the Board, or (C) may take actions required by his or her exercise of legal duties and obligations as a member of the Board or refrain from taking any action prohibited by his or her legal duties and obligations as a member of the Board;

(iv)        restrict the Purchaser or its Affiliates from selling or transferring any of their Partnership Securities to any Affiliate or successor of the Purchaser that agrees to be bound by the provisions contained in this Agreement;

(v)         prohibit portfolio companies that are Affiliates of the Purchaser from purchasing products or services or operating assets sold by the Partnership or its Affiliates in the ordinary course of business, provided that the aggregate purchase price of such products, services and operating assets in any transaction or series of related transactions is equal to or less than $25 million; or

(vi)        restrict the Purchaser or its Affiliates from receiving any PIK Units as distributions on Series B Preferred Units pursuant to the Partnership Agreement.

(d)          “Standstill Termination Date” means the earlier of (i) the first anniversary of the Board Rights Termination Date and (ii) the later of (A) the third anniversary of this Agreement or (B) the first anniversary of the date on which both the Purchaser Designated Director has resigned from the Board and the Purchaser has permanently waived and renounced the Purchaser’s Board observation rights and Board designation rights in Section 1 and Section 2 of this Agreement.

Section 6.            Miscellaneous.

(a)          Entire Agreement. This Agreement (including the documents and instruments referred to herein) is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by Breitburn Entities or any of their Affiliates or the Purchaser or any of its Affiliates set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

(b)          Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given if delivered personally or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

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If to the Breitburn Parties:

Breitburn Energy Partners LP
515 South Flower Street, Suite 4800
Los Angeles, California 90071

Attention: Gregory C. Brown, Executive Vice President, General Counsel and Chief Administrative Officer

Email: gbrown@breitburn.com

and

Breitburn GP LLC

515 South Flower Street, Suite 4800
Los Angeles, California 90071

Attention: Gregory C. Brown, Executive Vice-President, General Counsel and Chief Administrative Officer

Email: gbrown@breitburn.com

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP
666 Fifth Avenue, 26th Floor

New York, NY 10103
Attention: Shelley A. Barber

Email: sbarber@velaw.com

If to the Purchaser:

c/o EIG Management Company, LLC

1700 Pennsylvania Ave NW, Suite 800

Washington, DC 20006

Attention: Niranjan Ravindran, Senior Vice President

Telephone: (202) 600-3309

Email: wdc@eigpartners.com

with a copy to (which shall not constitute notice):

EIG Management Company, LLC

Three Allen Center

333 Clay Street, Suite 3500

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Houston, TX 77002

Attention: Clayton Taylor, Managing Director

Telephone: (713) 615-7423

Email: clay.taylor@eigpartners.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Richard Aftanas and John Pitts

Email: richard.aftanas@kirkland.com and john.pitts@kirkland.com

(c)          Interpretation. Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

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(d)            Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties agrees (i) that this Agreement involves at least $100,000.00, and (ii) that this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. § 2708. Each of the Parties hereby irrevocably and unconditionally agrees (1) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (2)(A) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal processes and notify the other Parties of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (2)(A) or (B) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e)            Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f)            No Waiver; Modifications in Writing.

(i)          Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

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(ii)         Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(g)          Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h)          Binding Effect; Assignment; Termination. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but, subject to Section 2(b), will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties. This Agreement shall terminate on the later of the Board Rights Termination Date, the expiration of the Voting Period, and the Standstill Termination Date, except that the provisions of Section 6 shall survive any termination of this Agreement and except that no party to this Agreement shall be relieved or released from liability for damages arising out of a breach of this Agreement before such termination.

(i)          Independent Counsel. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(j)          Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

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(k)          Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

GENERAL PARTNER

BREITBURN GP LLC

By:
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

PARTNERSHIP

BREITBURN ENERGY PARTNERS LP

By: Breitburn GP LLC, its general partner

By:
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

PURCHASER:

EIG REDWOOD EQUITY AGGREGATOR, LP

By: EIG Redwood Aggregator GP, LLC, its general partner

By: EIG Asset Management, LLC, its sole member

By:
Name:	Clayton Taylor
Title:	Managing Director

By:
Name:	Richard Punches
Title:	Managing Director

Signature Page to Board Representation And Standstill Agreement

Annex A

FORM OF CONFIDENTIALITY AGREEMENT

[●], 20[●]

Breitburn GP LLC

Breitburn Energy Partners LP

515 S. Flower Street, Suite 4800

Los Angeles, California 90071

Attn:_________________

Dear Ladies and Gentlemen:

Pursuant to Section 1(b) of that certain Board Representation and Standstill Agreement, dated as of March [●], 2015 (the “Board Representation and Standstill Agreement”), by and among Breitburn GP LLC, a Delaware limited liability company (the “General Partner”), Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Breitburn Entities”), and EIG Redwood Equity Aggregator, LP, a Delaware limited partnership (the “Purchaser”), the Purchaser has exercised its right to appoint the undersigned as an [observer/alternate to an observer] (the “Board Observer”) to the board of directors of the General Partner (the “Board”), although the individual serving as the Board Observer may be changed from time to time pursuant to the terms of the Board Representation and Standstill Agreement and upon such other new individual’s signing a confidentiality agreement in substantially the form hereof. The Board Observer acknowledges that at the meetings of the Board and its committees and at other times, the Board Observer may be provided with and otherwise have access to non-public information concerning the Breitburn Entities and their Affiliates. Capitalized terms used but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Board Representation and Standstill Agreement. In consideration for and as a condition to the Breitburn Entities furnishing access to such information, the Board Observer hereby agrees to the terms and conditions set forth in this letter agreement (the “Agreement”):

1.          As used in this Agreement, subject to Paragraph 3 below, “Confidential Information” means any and all non-public financial or other non-public information concerning the Breitburn Entities and their Affiliates that may hereafter be disclosed to the Board Observer by the Breitburn Entities, their Affiliates or by any of their directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) (the “Representatives”) of the Breitburn Entities, including all notices, minutes, consents, materials, ideas or other information (to the extent constituting information concerning the Breitburn Entities and their Affiliates that is non-public financial or other non-public information) provided to the Board Observer.

Annex A-1

2.          Except to the extent permitted by this Paragraph 2 or by Paragraph 3 or Paragraph 4 below, the Board Observer shall keep such Confidential Information strictly confidential; provided, that the Board Observer may share Confidential Information with any Series B Purchaser or such Series B Purchaser’s Affiliates and its and such Affiliates’ directors, officers, employees, advisory committee members, investment committee members, limited partners, investors and legal counsel (the “Permitted Recipients”) (it being understood that the Persons to whom such disclosure is made shall be subject to the terms of that Confidentiality Agreement between the Partnership and the Purchaser dated [●], 2015). The Board Observer may not record the proceedings of any meeting of the Board by means of an electronic recording device.

3.          The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than (a) as a result of a disclosure by the Board Observer in violation of this Agreement or (b) in violation of a confidentiality obligation to the Breitburn Entities known to the Board Observer, (ii) is or becomes available to the Board Observer or the Purchaser on a non-confidential basis from a source not known to have an obligation of confidentiality to the Breitburn Entities, (iii) was already known to the Board Observer or the Purchaser at the time of disclosure, or (iv) is independently developed by the Board Observer or the Purchaser without reference to any Confidential Information disclosed to the Board Observer.

4.          In the event that the Board Observer is required or compelled by statute, rule, regulation, arbitral or judicial process or otherwise requested by any governmental authority to disclose the Confidential Information, the Board Observer shall use reasonable best efforts, to the extent permitted and practicable, to provide the Breitburn Entities with prompt prior written notice of such requirement so that the Breitburn Entities may seek, at such entities sole expense and cost, an appropriate protective order. If in the absence of a protective order, the Board Observer is nonetheless legally required or compelled to disclose Confidential Information, the Board Observer may disclose only the portion of the Confidential Information or other information that it is so legally required or compelled or requested to disclose.

5.          All Confidential Information disclosed by the Breitburn Entities or their Representatives to the Board Observer is and will remain the property of the Breitburn Entities, so long as such information remains Confidential Information.

6.          It is understood and acknowledged that neither the Breitburn Entities nor any Representative makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.

7.          It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by the Board Observer and that the Breitburn Entities shall be entitled to seek specific performance or any other appropriate form of equitable relief as a remedy for any such breach in addition to the remedies available to the Breitburn Entities at law.

8.          This Agreement is personal to the Board Observer, is not assignable by the Board Observer and may be modified or waived only in writing. This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

Annex A-2

9.          If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement will not be affected thereby. No failure or delay in exercising any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10.         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. Each of the Parties agrees (i) that this Agreement involves at least $100,000.00, and (ii) that this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. § 2708. Each of the Parties hereby irrevocably and unconditionally agrees (1) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (2)(A) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal processes and notify the other Parties of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (2)(A) or (B) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware.

11.         This Agreement and all obligations herein will automatically expire two (2) years after the date the Board Observer ceases to act as Board Observer.

12.         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement. Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

[Signature Page Follows]

Annex A-3

Very truly yours,

[ ]

Agreed to and Accepted, effective as of the

day of             , 20    :

[NAME OF OBSERVER/ALTERNATE]

EXHIBIT D

FORM OF PARTNERSHIP AGREEMENT

Exhibit D-1

[Exhibit D]

THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

BREITBURN ENERGY PARTNERS LP

i

TABLE OF CONTENTS (CONT'D)

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TABLE OF CONTENTS (CONT'D)

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TABLE OF CONTENTS (CONT'D)

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TABLE OF CONTENTS (CONT'D)

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THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP OF BREITBURN ENERGY PARTNERS LP

THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BREITBURN ENERGY PARTNERS LP dated as of April 8, 2015, is entered into by and among Breitburn GP LLC, a Delaware limited liability company, as the General Partner and as the lawful agent and attorney-in-fact for the Limited Partners, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

Article I
DEFINITIONS

Section 1.1           Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Book Basis” means, with respect to any Adjusted Property, the portion of the Carrying Value of such Adjusted Property that is attributable to positive adjustments made to such Carrying Value, as determined in accordance with the provisions set forth below in this definition of Additional Book Basis. For purposes of determining the extent to which Carrying Value constitutes Additional Book Basis:

(a)          Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

(b)          If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event (an “Additional Book Basis Reduction”) and the Carrying Value of other property is increased as a result of such Book-Down Event (a “Carrying Value Increase”), then any such Carrying Value Increase shall be treated as Additional Book Basis in an amount equal to the lesser of (a) the amount of such Carrying Value Increase and (b) the amount determined by proportionately allocating to the Carrying Value Increases resulting from such Book-Down Event the lesser of (i) the aggregate Additional Book Basis Reductions resulting from such Book Down-Event and (ii) the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (ii) to such Book-Down Event).

“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.3 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account at the end of each taxable period of the Partnership, after giving effect to the following adjustments:

(a)          Credit to such Capital Account any amounts that such Partner is (x) obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or (y) deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)          Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of the General Partner Interest, a Common Unit, a Series A Preferred Unit, a Series B Preferred Unit or any other Partnership Interest shall be the amount that such Adjusted Capital Account would be if such General Partner Interest, Common Unit, Series A Preferred Unit, Series B Preferred Unit or other Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such General Partner Interest, Common Unit, Series A Preferred Unit, Series B Preferred Unit or other Partnership Interest was first issued.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.2(d)(i) or 5.2(d)(ii).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, no Person shall be deemed an Affiliate of the General Partner under this Agreement solely by virtue of such Person’s ownership of Partnership Securities. Without conceding that any Person that acquired Series B Preferred Units on the Series B Original Issue Date is otherwise deemed an Affiliate of the General Partner under this Agreement, in no event shall any Person that acquired Series B Preferred Units on the Series B Original Issue Date be deemed an Affiliate of the General Partner for purposes of Sections 4.5(f), 7.5(d), 7.11, 7.12 and 15.1 of this Agreement.

“Aggregate Remaining Net Positive Adjustments” means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

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“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of (a) a Contributed Property means the fair market value of such property at the time of contribution and (b) an Adjusted Property means the fair market value of such Adjusted Property on the date of the Revaluation Event as described in Section 5.2(d), in each case as determined by the General Partner. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Third Amended and Restated Agreement of Limited Partnership of Breitburn Energy Partners LP, as it may be amended, supplemented or restated from time to time.

“Arrears” means, with respect to (i) Series A Distributions for any Month (or, with respect to the initial Series A Distribution, for the initial Series A Distribution Period), that the full cumulative Series A Distributions to the most recent Series A Distribution Date (or, with respect to the initial Series A Distribution, to July 15, 2014) have not been paid on all Outstanding Series A Preferred Units or (ii) Series B Distributions for any Month (or, with respect to the initial Series B Distribution, for the initial Series B Distribution Period), that the full cumulative Series B Distributions to the most recent Series B Distribution Date (or, with respect to the initial Series B Distribution, to May 15, 2015) have not been paid on all Outstanding Series B Preferred Units.

“Assignee” means a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application, including a Eligible Holder Certification, as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a)          all cash and cash equivalents of the Partnership Group on the date of determination of Available Cash with respect to such Quarter, less

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(b)          the amount of any cash reserves established by the General Partner to (i) provide for the proper conduct of the business of the Partnership (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject, (iii) provide funds for Series A Payments, (iv) provide funds for Series B Distributions or (v) provide funds for distributions under Section 6.3 in respect of any one or more of the next four Quarters; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal law for the relief of debtors.

“Board of Directors” means, with respect to the General Partner, its board of directors or managers, as applicable, if a corporation or limited liability company, or if a limited partnership, the board of directors or board of managers of the general partner.

“Book Basis Derivative Items” means any item of income, deduction, gain, loss, Simulated Depletion, Simulated Gain or Simulated Loss included in the determination of Net Income or Net Loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, Simulated Depletion, or gain, loss, Simulated Gain or Simulated Loss, with respect to an Adjusted Property).

“Book-Down Event” means a Revaluation Event that gives rise to a Net Termination Loss.

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.2 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Book-Up Event” means a Revaluation Event that gives rise to a Net Termination Gain.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of California or New York shall not be regarded as a Business Day.

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“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.2. The “Capital Account” of a Partner in respect of a General Partner Interest, a Common Unit, a Series A Preferred Unit, a Series B Preferred Unit or any other Partnership Interest shall be the amount that such Capital Account would be if such General Partner Interest, Common Unit, Series A Preferred Unit, Series B Preferred Unit or other Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such General Partner Interest, Common Unit, Series A Preferred Unit, Series B Preferred Unit or other Partnership Interest was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement.

“Carrying Value” means (a) with respect to a Contributed Property or an Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, Simulated Depletion, amortization and other cost recovery deductions charged to the Partners’ Capital Accounts in respect of such property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. In the case of any oil and gas property (as defined in Section 614 of the Code), adjusted basis shall be determined pursuant to Treasury Regulation Section 1.613A–3(e)(3)(iii)(C). The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.2(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cash COC Conversion Premium” means (i) prior to the first anniversary of the Series B Original Issue Date, 115%, (ii) during the period commencing on the first anniversary and ending on the date immediately preceding the second anniversary of the Series B Original Issue Date, 110%, (iii) during the period commencing on the second anniversary and ending on the date immediately preceding the third anniversary of the Series B Original Issue Date, 105%, and (iv) thereafter, 101%.

“Cash COC Event” means any Change of Control in which the consideration received by the holders of Common Units, including holders of Series A Preferred Units and Series B Preferred Units upon conversion into Common Units in accordance with this Agreement, is comprised of at least 90% cash.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate” means (a) a certificate (i) substantially in the form of Exhibit A to this Agreement with respect to the Common Units, Exhibit B to this Agreement with respect to Series A Preferred Units, or Exhibit C to this Agreement with respect to Series B Preferred Units, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or (b) a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

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“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Change of Control” means the occurrence of either the following:

(a)          the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or

(b)          the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner of more than 50% of the Partnership’s voting interest, measured by voting power rather than number of Common Units, Series A Preferred Units, Series B Preferred Units or the like.

“Change of Control Conversion Date” shall be the date fixed by the General Partner, in its sole discretion, as the date the Series A Preferred Units or the Series B Preferred Units, as applicable, are to be converted to Conversion Common Units. Such Change of Control Conversion Date shall be a Business Day that is no fewer than 20 days nor more than 35 days from the date on which the Partnership provides the notice to Series A Holders or Series B Holders, as applicable, of the Series A Change of Control Offer or the Series B Change of Control Offer, as applicable.

“claim” (as used in Section 7.12(c)) has the meaning assigned to such term in Section 7.12(c).

“Closing Price” means, in respect of any class of Limited Partner Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange (other than the NASDAQ Global Select Market) on which the respective Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests are not listed or admitted to trading on any National Securities Exchange (other than the NASDAQ Global Select Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the NASDAQ Global Select Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

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“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to Common Units in this Agreement.

“Common Unit Price” means (i) the amount of cash consideration per Common Unit, if the consideration to be received in the Change of Control by the holders of the Common Units is solely cash; and (ii) the average of the closing price for the Common Units on the NASDAQ (or other National Securities Exchange on which the Common Units are then trading) for the ten consecutive Trading Days immediately preceding, but not including the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of the Common Units is other than solely cash.

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.2(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Contribution Agreement” means that certain Contribution and Conveyance Agreement, dated as of October 10, 2006, among the General Partner, the Partnership, the Operating Partnership and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.

“Conversion Common Units” means Common Units issued upon conversion of (i) the Series A Preferred Units pursuant to Section 16.4(a) or (ii) the Series B Preferred Units pursuant to Section 17.6.

“Conversion Price” means the product of the Series B Issue Price multiplied by the Series B Conversion Ratio.

“Converting Unitholder” means a Person entitled to receive Common Units upon conversion of Series B Preferred Units.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(x).

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“Current Market Price” means, in respect of any class of Limited Partner Interests, as of the date of determination, the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Directors” shall mean the members of the Board of Directors.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Eligible Holder” means a person or entity qualified to hold an interest in oil and gas leases on federal lands. As of the date hereof, Eligible Holder means: (1) a citizen of the United States; (2) a corporation organized under the laws of the United States or of any state thereof; (3) a public body, including a municipality; or (4) an association of United States citizens, such as a partnership or limited liability company, organized under the laws of the United States or of any state thereof, but only if such association does not have any direct or indirect foreign ownership, other than foreign ownership of stock in a parent corporation organized under the laws of the United States or of any state thereof. For the avoidance of doubt, onshore mineral leases or any direct or indirect interest therein may be acquired and held by aliens only through stock ownership, holding or control in a corporation organized under the laws of the United States or of any state thereof.

“Eligible Holder Certification” means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Holder.

“Event Issue Value” means, with respect to any Common Unit as of any date of determination, (i) in the case of a Revaluation Event that includes the issuance of Common Units pursuant to a public offering and solely for cash, the price paid for such Common Units, or (ii) in the case of any other Revaluation Event, the Closing Price of the Common Units on the date of such Revaluation Event or, if the General Partner determines that a value for the Common Unit other than such Closing Price more accurately reflects the Event Issue Value, the value determined by the General Partner.

“Event of Noncompliance” means the failure of the Partnership to make any Series B Distribution which it is required to make pursuant to Section 17.3.

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“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Excess Additional Book Basis” has the meaning set forth in the definition of Additional Book Basis Derivative Items.

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“General Partner” means Breitburn GP LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the management interest of the General Partner in the Partnership in its capacity as a general partner. The General Partner Interest does not have any rights to ownership, profit or any rights to receive distributions from operations or the liquidation of the Partnership. For the avoidance of doubt, it is hereby confirmed that Breitburn GP LLC continues as the general partner of the Partnership without holding any economic interest in the Partnership and the business of the Partnership is continued without dissolution.

“Gross Liability Value” means, with respect to any liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such liability in an arm’s-length transaction.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Holder” as used in Section 7.12, has the meaning assigned to such term in Section 7.12(a).

“Indemnified Persons” has the meaning assigned to such term in Section 7.12(c).

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“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a member, partner, director, officer, fiduciary or trustee of any Group Member, the General Partner or any Departing General Partner or any Affiliate of any Group Member, the General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

“Initial Unit Price” means (a) with respect to the Common Units, the initial public offering price per Common Unit at which the Underwriters offered the Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement and first issued at or after the time the Registration Statement first became effective or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Issued Preferred Units” means the Series A Preferred Units and the Series B Preferred Units, having the designations, preferences, rights, powers and duties set forth in Article XVI and Article XVII, respectively.

“Junior Securities” means (a) the Common Units and (b) any other class or series of Partnership Securities, the terms of which class do not expressly provide that it is made senior to or on parity with the Series A Preferred Units and the Series B Preferred Units as to the payment of nonliquidating distributions.

“Limited Partner” means, unless the context otherwise requires, (a) each limited partner of the Partnership at the effective time of this Agreement, each Substituted Limited Partner, each Additional Limited Partner and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership or (b) solely for purposes of Articles V, VI, VII, IX and XII, each Assignee.

“Limited Partner Interest” means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Series A Preferred Units, Series B Preferred Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

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“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“Month” means with respect to (i) the Series A Preferred Units, each calendar month beginning on July 15, 2014 and continuing through the end of the month in which no Series A Preferred Unit remains Outstanding or (ii) the Series B Preferred Units, each calendar month beginning on May 15, 2015 and continuing through the end of the month in which no Series B Preferred Unit remains Outstanding.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act, and any successor to such statute.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.2(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.2(b) and shall include Simulated Gain (as provided in Section 6.1(e)(iii)), but shall not include Simulated Depletion, Simulated Loss, or any items specially allocated under Section 6.1(d); provided, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made without regard to any reversal of such items pursuant to Section 6.1(d)(xii).

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.2(b) and shall include Simulated Gains (as provided in Section 6.1(e)(iii)), but shall not include Simulated Depletion, Simulated Loss or any items specially allocated under Section 6.1(d); provided, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made without regard to any reversal of such items pursuant to Section 6.1(d)(xii) were not in this Agreement.

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“Net Positive Adjustments” means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.

“Net Termination Gain” means, for any taxable period, (a) the sum, if positive, of all items of income, gain, loss or deduction (determined in accordance with Section 5.2) that are recognized (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) the excess, if any, of the aggregate amount of Unrealized Gain over the aggregate amount of Unrealized Loss deemed recognized by the Partnership pursuant to Section 5.2(d) on the date of a Revaluation Event; provided, however, the items included in the determination of Net Termination Gain shall include Simulated Gain (as provided in Section 6.1(e)(iii)), but shall not include Simulated Depletion, Simulated Loss, or any items of income, gain or loss specially allocated under Section 6.1(d).

“Net Termination Loss” means, for any taxable period, (a) the sum, if negative, of all items of income, gain, loss or deduction (determined in accordance with Section 5.2) that are recognized (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) the excess, if any, of the aggregate amount of Unrealized Loss over the aggregate amount of Unrealized Gain deemed recognized by the Partnership pursuant to Section 5.2(d) on the date of a Revaluation Event; provided, however, items included in the determination of Net Termination Loss shall include Simulated Gain (as provided in Section 6.1(e)(iii)), but shall not include Simulated Depletion, Simulated Loss, or any items of income, gain or loss specially allocated under Section 6.1(d).

“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).

“Non-Eligible Holder” means a Person whom the General Partner has determined does not constitute an Eligible Holder and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 4.8.

“Non-Recourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Non-Recourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2 if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

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“Non-Recourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Non-Recourse Liability.

“Non-Recourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Omnibus Agreement” means the Omnibus Agreement, dated as of August 26, 2008, among the General Partner, the Partnership, BreitBurn Energy Company LP, BreitBurn Energy Holdings LLC, BEC (GP) LLC and BreitBurn Management Company, LLC, as amended.

“Operating Partnership” means BreitBurn Operating L.P., a Delaware limited partnership, and any successors thereto.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of the Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) any Person or Group who acquired 20% or more of the Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, (iii) any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors of the General Partner (if the payment of Series B Distributions in PIK Units pursuant to this Agreement causes any Person or Group to acquire 20% or more of such Partnership Securities, such acquisition shall be deemed to be with the prior approval of the Board of Directors of the General Partner pursuant to this clause (iii)), including any Person or Group who acquired 20% or more of the Series A Preferred Units on May 21, 2014, or (iv) any Person or Group who acquires 20% or more of the Series B Preferred Units, including as a result of the payment of PIK Units on the Series B Preferred Units (subject to the foregoing clause (iii)), if and only if such Person does not, at or after such acquisition, beneficially own or acquire 20% or more of the voting power of the Common Units (taking into account the voting rights of the Series B Preferred Units on an as-converted basis pursuant to Section 17.5(a)). For the avoidance of doubt, no Series B Purchaser shall be considered an Affiliate of the General Partner for purposes of this definition of “Outstanding.”

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“Parity Securities” means any class or series of Partnership Securities the terms of which class are not expressly subordinated or senior to the Series A Preferred Units and the Series B Preferred Units as to the payment of nonliquidating distributions. The Series A Preferred Units and the Series B Preferred Units are Parity Securities with each other.

“Partner Non-Recourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Non-Recourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Non-Recourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Non-Recourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Breitburn Energy Partners LP, a Delaware limited partnership.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including Common Units, Series A Preferred Units and Series B Preferred Units.

“Paying Agent” means the Transfer Agent, acting in its capacity as paying agent for the Series A Preferred Units or the Series B Preferred Units, and its successors and assigns or any other payment agent appointed by the General Partner; provided, however, that if no Paying Agent is specifically designated for the Series A Preferred Units or the Series B Preferred Units, the General Partner shall act in such capacity.

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“Percentage Interest” means as of any date of determination (a) as to any Unitholder or Assignee with respect to Units (other than the Issued Preferred Units), the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units (other than the Issued Preferred Units) held by such Unitholder or Assignee by (B) the total number of outstanding Units (other than the Issued Preferred Units), and (b) as to the holders of other Partnership Securities issued by the Partnership in accordance with Section 5.3, the percentage established as part of such issuance. The Percentage Interest with respect to the General Partner Interest, a Series A Preferred Unit and a Series B Preferred Unit shall at all times be zero.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“PIK Payment Date” is defined in Section 17.3(c).

“PIK Unit” means an additional Series B Preferred Unit issued pursuant to a Series B Distribution in accordance with Section 17.3.

“Plan of Conversion” has the meaning assigned to such term in Section 14.1.

“Preferred Units” means a Partnership Security, designated as a “Preferred Unit,” which entitles the holder thereof to a preference with respect to the payment of nonliquidating distributions over Common Units, including the Series A Preferred Units and the Series B Preferred Units.

“Privately Placed Units” means any Common Units issued for cash or property other than pursuant to a public offering.

“Pro Rata” means (a) when used with respect to (i) Units (other than the Issued Preferred Units) or any class thereof, apportioned equally among all designated Units (other than the Issued Preferred Units) in accordance with their relative Percentage Interests, (ii) all Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests and (iii) some but not all Partners or Record Holders, in accordance with their relative Percentage Interests and (b) when used with respect to Series A Preferred Units or Series B Preferred Units, apportioned among all Series A Holders or Series B Holders, as applicable, in accordance with the relative number or percentage of Series A Preferred Units or Series B Preferred Units, as applicable, held by each such holder.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

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“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, (b) the Person in whose name a Preferred Unit is registered on the books of the Transfer Agent, unless otherwise as set forth in Article XVI or Article XVII, as of the opening of business on a particular Business Day or (c) with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the General Partner has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

“Registration Statement” means the Registration Statement on Form S-1 (File No. 333-134049) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“Remaining Net Positive Adjustments” means as of the end of any taxable period, (a) with respect to the Unitholders (other than holders of Series A Preferred Units and Series B Preferred Units), the excess of (i) the Net Positive Adjustments of the Unitholders as of the end of such period over (ii) the sum of those Unitholders’ Share of Additional Book Basis Derivative Items for each prior taxable period, (b) with respect to the General Partner (as holder of the General Partner Interest), the excess of (i) the Net Positive Adjustments of the General Partner as of the end of such period over (ii) the sum of the General Partner’s Share of Additional Book Basis Derivative Items with respect to the General Partner Interest for each prior taxable period.

“Required Allocations” means any allocation of an item of income, gain, loss or deduction, and any Capital Account decreases attributable to Simulated Depletion or Simulated Loss pursuant to Sections 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iii), 6.1(d)(iv), 6.1(d)(v), 6.1(d)(vi), 6.1(d)(viii) or Section 6.1(e).

“Revaluation Event” means an event that results in adjustment of the Carrying Value of each Partnership property pursuant to Section 5.2(d).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

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“Senior Securities” means any class or series of Partnership Securities the terms of which class expressly provide that it ranks senior to the Series A Preferred Units and the Series B Preferred Units as to the payment of nonliquidating distributions.

“Series A Change of Control Offer” is defined in Section 16.4(a).

“Series A Conversion Ratio” is defined in Section 16.4(b).

“Series A Distribution Payment Date” means the 15th of each Month, commencing July 15, 2014; provided, however, that if any Series A Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series A Distribution Payment Date shall instead be on the immediately succeeding Business Day without the accumulation of additional distributions.

“Series A Distribution Period” means any Month from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period.

“Series A Distribution Rate” means a rate equal to 8.25% per annum of the Stated Series A Liquidation Preference per Series A Preferred Unit.

“Series A Distribution Record Date” has the meaning set forth in Section 16.3(b).

“Series A Distributions” means distributions with respect to Series A Preferred Units pursuant to Section 16.3.

“Series A Holder” means a Record Holder of the Series A Preferred Units.

“Series A Liquidation Preference” means a liquidation preference for each Series A Preferred Unit initially equal to the Stated Series A Liquidation Preference, which liquidation preference shall be subject to increase by the per Series A Preferred Unit amount of any accumulated and unpaid Series A Distributions (whether or not such distributions shall have been declared).

“Series A Original Issue Date” means May 21, 2014.

“Series A Payments” means, collectively, Series A Distributions and Series A Redemption Payments.

“Series A Preferred Unit” means a 8.25% Series A Cumulative Redeemable Perpetual Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVI.

“Series A Redemption Date” has the meaning set forth in Section 16.6.

“Series A Redemption Notice” has the meaning set forth in Section 16.6(b).

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“Series A Redemption Payments” means payments to be made to the holders of Series A Preferred Units to redeem Series A Preferred Units in accordance with Section 16.6.

“Series A Redemption Price” has the meaning set forth in Section 16.6(a).

“Series B Change of Control Offer” is defined in Section 17.4(c).

“Series B Conversion Ratio” is defined in Section 17.6(a).

“Series B Conversion Ratio Adjustments” is defined in Section 17.6(j).

“Series B Distribution Payment Date” means the 15th of each Month, commencing May 15, 2015; provided, however, that if any Series B Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series B Distribution Payment Date shall instead be on the immediately succeeding Business Day without the accumulation of additional distributions.

“Series B Distribution Period” means any Month from and including the preceding Series B Distribution Payment Date (other than the initial Series B Distribution Period, which shall commence on and include the Series B Original Issue Date), to but excluding the next Series B Distribution Payment Date for such Series B Distribution Period.

“Series B Distribution Rate” means (i) until and including April 15, 2018, a rate equal to 8.00% per annum of the Series B Issue Price and (ii) after April 15, 2018, a rate equal to the greater of (a) 8.00% per annum of the Series B Issue Price and (b) the amount equal to the distributions that would be payable on the Partnership’s Common Units issuable upon conversion of one Series B Preferred Unit, based on the distributions declared by the General Partner to be paid in that month under Section 6.3, if such Series B Preferred Unit was converted into Common Units at the Series B Conversion Ratio on the Record Date selected by the General Partner pursuant to Section 6.3; provided, however, that if the General Partner makes a distribution with respect to the Common Units in that month as a quarterly distribution under Section 6.3(a)(i) instead of a monthly distribution under Section 6.3(a)(ii) and if the difference between (A) the amount of the quarterly distribution that would be payable on the Partnership’s Common Units issuable upon conversion of one Series B Preferred Unit, based on the distributions declared by the General Partner to be paid for that Quarter under Section 6.3(a)(i), if such Series B Preferred Unit was converted into Common Units at the Series B Conversion Ratio on the Record Date selected by the General Partner pursuant to Section 6.3, minus (B) three times the amount of the monthly distribution on one Series B Preferred Unit calculated at a rate equal to 8% per annum of the Series B Issue Price is positive, the amount in the preceding clause (b) for the month of the quarterly distribution shall be equal to the result of (x) the distributions that would be payable on the Common Units issuable upon conversion of one Series B Preferred Unit, based on the distributions declared by the General Partner to be paid for that Quarter under Section 6.3 minus (y) (2) two times the amount of the monthly distribution on one Series B Preferred Unit calculated at a rate equal to 8% per annum of the Series B Issue Price; provided further that, in the event there is an Event of Noncompliance, the Series B Distribution Rate shall increase by 2.00%, effective as of the date of the first Event of Noncompliance until the first Series B Distribution Payment Date on which no Event of Noncompliance exists and provided further that, if an Event of Noncompliance exists on the seventh Series B Distribution Payment Date following the occurrence of the Event of Noncompliance, the Series B Distribution Rate shall increase by an additional 2.00% until the next Series B Distribution Payment Date on which no Event of Noncompliance exists. Until and including April 15, 2018, such Series B Distributions shall be paid, in the sole discretion of the Partnership, in cash, in PIK Units, or in a combination of cash and PIK Units. The number of PIK Units, per Series B Preferred Unit, to be issued in connection with a Series B Distribution until and including April 15, 2018 shall be the quotient of (A) the applicable Series B Distribution Rate divided by (B) the Series B Issue Price; provided that instead of issuing any fractional PIK Unit, each fractional PIK Unit shall be rounded down to the nearest whole PIK Unit and, subject to the Delaware Act, the Partnership shall pay cash in lieu of any fractional PIK Unit not issued because of rounding based on the then-applicable Series B Issue Price. The original issue price of each PIK Unit will be equal to the Series B Issue Price in effect as of the date of such distribution. Each Series B Distribution paid after April 15, 2018 shall be paid in cash.

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“Series B Distribution Record Date” has the meaning set forth in Section 17.3(b).

“Series B Distributions” means distributions with respect to Series B Preferred Units pursuant to Section 17.3.

“Series B Eligible Holder” means a Series B Holder, or a beneficial owner who holds directly or indirectly through the nominee of the Depositary, that holds the Series B Minimum Election Amount.

“Series B Floor Price” has the meaning set forth in Section 17.4(a).

“Series B Holder” means a Record Holder of the Series B Preferred Units.

“Series B Issue Price” means $7.50 per Series B Preferred Unit, as adjusted for splits, combinations and other similar transactions, if applicable.

“Series B Liquidation Preference” means a liquidation preference for each Series B Preferred Unit initially equal to the Stated Series B Liquidation Preference, which liquidation preference shall be subject to increase by the per Series B Preferred Unit amount of any accumulated and unpaid Series B Distributions (whether or not such distributions shall have been declared).

“Series B Minimum Conversion Amount” means (i) a number of Series B Preferred Units having an aggregate value of $10 million, which value is calculated by multiplying the number of Series B Preferred Units to be converted by the Series B Issue Price or (ii) if the value of the Series B Preferred Units (calculated in accordance with clause (i) above) to be converted by the Series B Holder requesting conversion does not equal or exceed $10 million, then all of the Series B Preferred Units held by such Series B Holder.

“Series B Minimum Election Amount” means, with respect to a Series B Holder, a number of Series B Preferred Units having an aggregate value of $5 million, which value is calculated by multiplying the number of Series B Preferred Units held by that Series B Holder by the Series B Issue Price.

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“Series B Original Issue Date” means April 8, 2015.

“Series B Preferred Unit” means a Series B Perpetual Convertible Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVII and including PIK Units. A Series B Preferred Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Series B Purchasers” means EIG Redwood Equity Aggregator, LP and its Affiliates.

“Series B Voting Termination Date” means the first date when the Series B Purchasers cease to beneficially own, in the aggregate, solely among the Series B Purchasers, the majority of the Series B Preferred Units issued on the Series B Original Issue Date plus a majority of the PIK Units, if any, paid with respect to the Series B Preferred Units issued on the Series B Original Issue Date.

“Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (a) with respect to the Unitholders holding Limited Partner Interests, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time, and (b) with respect to the General Partner (as holder of the General Partner Interest), the amount that bears the same ratio to such Additional Book Basis Derivative Items as the General Partner’s Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustment as of that time.

“Simulated Basis” means the Carrying Value of any oil and gas property (as defined in Section 614 of the Code).

“Simulated Depletion” means, with respect to an oil and gas property (as defined in Section 614 of the Code), a depletion allowance computed in accordance with federal income tax principles set forth in Treasury Regulation Section 1.611-2(a)(1) (as if the Simulated Basis of the property was its adjusted tax basis) and in the manner specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2), applying the cost depletion method. For purposes of computing Simulated Depletion with respect to any property, the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance for Simulated Depletion, in the aggregate, exceed such Simulated Basis. If the Carrying Value of an oil and gas property is adjusted pursuant to Section 5.2(d) during a taxable period, following such adjustment Simulated Depletion shall thereafter be calculated under the foregoing provisions based upon such adjusted Carrying Value.

“Simulated Gain” means the excess, if any, of the amount realized from the sale or other disposition of an oil or gas property over the Carrying Value of such property and determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Loss” means the excess, if any, of the Carrying Value of an oil or gas property over the amount realized from the sale or other disposition of such property and determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2).

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“Special Approval” means approval by a majority of the members of the Conflicts Committee acting in good faith.

“Stated Series A Liquidation Preference” means an amount equal to $25.00 per Series A Preferred Unit.

“Stated Series B Liquidation Preference” means an amount equal to $7.50 per Series B Preferred Unit.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership or member of such limited liability company, but only if more than 50% of the partnership interests of such partnership or membership interests of such limited liability company (considering all of the partnership interests or membership interests as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation, a partnership or a limited liability company) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Substantially Equivalent Unit” is defined in Section 17.4(b)(ii).

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.1 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b)(ii).

“Trading Day” means, for the purpose of determining the Current Market Price of any class of Limited Partner Interests, a day on which the principal National Securities Exchange on which such class of Limited Partner Interests is listed is open for the transaction of business or, if Limited Partner Interests of a class are not listed on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for the Partnership Interests; provided, that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

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“Transfer Application” means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

“2020 Indenture” means the indenture governing the 2020 Notes.

“2022 Indenture” means the indenture governing the 2022 Notes.

“2020 Notes” means any of the 8.625% Senior Notes due 2020 of the Partnership issued under the 2020 Indenture.

“2022 Notes” means any of the 7.875% Senior Notes due 2022 of the Partnership issued under the 2022 Indenture.

“Underwriting Agreement” means that certain Underwriting Agreement dated as of October 3, 2006, among the Underwriters, the Partnership and the General Partner, providing for the purchase of Common Units by the Underwriters.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units, Series A Preferred Units and Series B Preferred Units, but shall not include the General Partner Interest.

“Unitholders” means the holders of Units.

“Unit Cap” is defined in Section 16.4(b).

“Unit Majority” means at least a majority of the Outstanding Common Units.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.2(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.2(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.2(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.2(d)).

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“VWAP” as of a particular date means the volume-weighted average trading price of a Common Unit on the National Securities Exchange on which the Common Units are then listed or admitted to trading.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

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Section 1.2           Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” and words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

Article II
ORGANIZATION

Section 2.1           Formation. The General Partner and the original Limited Partners of the Partnership previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner hereby amends and restates the Second Amended and Restated Agreement of Limited Partnership of Breitburn Energy Partners LP, as amended prior to the date hereof, in its entirety, pursuant to Section 13.1 thereof (including Sections 13.1(d) and 13.1(g) thereof). This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

Section 2.2           Name. The name of the Partnership shall be “Breitburn Energy Partners LP” The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3           Principal Office; Other Offices. The principal office of the Partnership shall be located at 515 South Flower Street, Suite 4800, Los Angeles, California 90071 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner shall determine necessary or appropriate. The address of the General Partner shall be 515 South Flower Street, Suite 4800, Los Angeles, California 90071 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

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Section 2.4           Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be to engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner determines would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner or Assignee and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

Section 2.5           Powers. The Partnership shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6           Power of Attorney.

(a)          Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)          execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.3; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and

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(ii)         execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b)          The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

Section 2.7           Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

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Section 2.8           Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

Section 2.9           Certain Undertakings Relating to the Separateness of the Partnership.

(a)          Separateness Generally. The Partnership shall conduct its business and operations separate and apart from those of any other Person (other than the General Partner) in accordance with this Section 2.9.

(b)          Separate Records. The Partnership shall maintain (i) its books and records, (ii) its accounts, and (iii) its financial statements, separate from those of any other Person, except its consolidated Subsidiaries.

(c)          Separate Assets. The Partnership shall not commingle or pool its funds or other assets with those of any other Person, except its consolidated Subsidiaries, and shall maintain its assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person.

(d)          Separate Name. The Partnership shall (i) conduct its business in its own name, (ii) use separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding its separate identity, and (iv) generally hold itself out as a separate entity.

(e)          Separate Credit. The Partnership shall not (i) pay its own liabilities from a source other than its own funds, (ii) guarantee or become obligated for the debts of any other Person, except its Subsidiaries, (iii) hold out its credit as being available to satisfy the obligations of any other Person, except its Subsidiaries, (iv) acquire obligations or debt securities of the General Partner or its Affiliates (other than the Partnership or its Subsidiaries), or (v) pledge its assets for the benefit of any Person or make loans or advances to any Person, except its Subsidiaries; provided that the Partnership may engage in any transaction described in clauses (ii)–(v) of this Section 2.9(e) if prior Special Approval has been obtained for such transaction and either (A) the Conflicts Committee has determined, or has obtained reasonable written assurance from a nationally recognized firm of independent public accountants or a nationally recognized investment banking or valuation firm, that the borrower or recipient of the credit extension is not then insolvent and will not be rendered insolvent as a result of such transaction or (B) in the case of transactions described in clause (iv), such transaction is completed through a public auction or a National Securities Exchange.

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(f)          Separate Formalities. The Partnership shall (i) observe all partnership formalities and other formalities required by its organizational documents, the laws of the jurisdiction of its formation, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over it, (ii) engage in transactions with the General Partner and its Affiliates (other than another Group Member) in conformity with the requirements of Section 7.9, and (iii) promptly pay, from its own funds, and on a current basis, its allocable share of general and administrative expenses, capital expenditures, and costs for shared services performed by Affiliates of the General Partner (other than another Group Member). Each material contract between the Partnership or another Group Member, on the one hand, and the Affiliates of the General Partner (other than a Group Member), on the other hand, shall be in writing.

(g)          No Effect. Failure by the General Partner or the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities.

Article III
RIGHTS OF LIMITED PARTNERS

Section 3.1           Limitation of Liability. The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2           Management of Business. No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 3.3           Outside Activities of the Limited Partners. Subject to the provisions of Section 7.5 and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

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Section 3.4           Rights of Limited Partners.

(a)          In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner’s own expense:

(i)          to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii)         promptly after its becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(iii)        to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(iv)        to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v)         to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi)        to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b)          The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

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Article IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1           Certificates. Upon the Partnership’s issuance of Units to any Person and subject to Section 16.2(b) with respect to Series A Preferred Units and Section 17.2(b) with respect to Series B Preferred Units, the Partnership shall issue, upon the request of such Person, one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its General Partner Interest and (b) upon the request of any Person owning any other Partnership Securities other than Units, the Partnership shall issue to such Person one or more certificates evidencing such other Partnership Securities other than Units. Certificates shall be executed on behalf of the Partnership by the President or any Executive Vice President, Senior Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the General Partner. No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Units in global form, the Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Units have been duly registered in accordance with the directions of the Partnership.

Section 4.2           Mutilated, Destroyed, Lost or Stolen Certificates.

(a)          If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b)          The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)          makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)         requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)        if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)        satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the General Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c)          As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

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Section 4.3           Record Holders. The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

Section 4.4           Transfer Generally.

(a)          The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)          No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c)          Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in the General Partner.

Section 4.5           Registration and Transfer of Limited Partner Interests.

(a)          The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units, Series A Preferred Units and Series B Preferred Units and transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

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(b)          Except as otherwise provided in Section 4.8, the General Partner shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application properly completed and duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. No distributions or allocations will be made in respect of the Limited Partner Interests until a properly completed Transfer Application has been delivered.

(c)          Limited Partner Interests may be transferred only in the manner described in this Section 4.5. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

(d)          Until admitted as a Substituted Limited Partner pursuant to Section 10.1, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

(e)          A transferee of a Limited Partner Interest who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

(f)          The General Partner and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons.

Section 4.6           Transfer of the General Partner’s General Partner Interest.

(a)          Subject to Section 4.6(c) below, prior to December 31, 2016, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into such other Person or the transfer by the General Partner of all or substantially all of its assets to such other Person.

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(b)          Subject to Section 4.6(c) below, on or after December 31, 2016, the General Partner may at its option transfer all or any of its General Partner Interest without Unitholder approval.

(c)          Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability under Delaware law of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7           Restrictions on Transfers.

(a)          Except as provided in Section 4.7(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

(b)          The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes. The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

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(c)          Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

(d)          Each Certificate evidencing any Series A Preferred Units or any Series B Preferred Units shall bear a conspicuous legend in substantially the form set forth in the penultimate paragraph of the form of Certificate attached hereto as Exhibit B or Exhibit C, respectively, and each Certificate evidencing any other Partnership Interests shall bear a conspicuous legend in substantially the following form:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF BREITBURN ENERGY PARTNERS LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF BREITBURN ENERGY PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE BREITBURN ENERGY PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). BREITBURN GP LLC, THE GENERAL PARTNER OF BREITBURN ENERGY PARTNERS LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF BREITBURN ENERGY PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

Section 4.8           Eligible Holder Certifications; Non-Eligible Holders.

(a)          If a transferee of a Limited Partner Interest fails to furnish a properly completed Eligible Holder Certification in a Transfer Application or if, upon receipt of such Eligible Holder Certification or otherwise, the General Partner determines that such transferee is not an Eligible Holder, the Limited Partner Interests owned by such transferee shall be subject to redemption in accordance with the provisions of Section 4.9.

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(b)          The General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Eligible Holder Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person (other than any Person who directly or indirectly owns equity interests in a corporation incorporated under the laws of the United States or any State or territory thereof, so long as that corporation (i) is qualified to hold federal leases under 30 U.S.C. 181 and 43 C.F.R. 3102.2 or its successor stature or rule and (ii) is the direct and indirect owner of such Limited Partner or Assignee), the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Eligible Holder Certification or other requested information or if upon receipt of such Eligible Holder Certification or other requested information the General Partner determines that a Limited Partner or Assignee is not an Eligible Holder, the Limited Partner Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.9. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-Eligible Holder and, thereupon, the General Partner shall be substituted for such Non-Eligible Holder as the Limited Partner in respect of the Non-Eligible Holder’s Limited Partner Interests.

(c)          The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-Eligible Holders, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests other than those of Non-Eligible Holders are cast, either for, against or abstaining as to the matter.

(d)          Upon dissolution of the Partnership, a Non-Eligible Holder shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-Eligible Holder’s share of any distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-Eligible Holder of its Limited Partner Interest (representing its right to receive its share of such distribution in kind).

(e)          At any time after a Non-Eligible Holder can and does certify that it has become an Eligible Holder, a Non-Eligible Holder may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-Eligible Holder not redeemed pursuant to Section 4.9, and upon admission of such Non-Eligible Holder pursuant to Section 10.1, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-Eligible Holder’s Limited Partner Interests.

Section 4.9           Redemption of Partnership Interests of Non-Eligible Holders.

(a)          If at any time a Limited Partner or Assignee fails to furnish an Eligible Holder Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Eligible Holder Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Holder, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Holder or has transferred his Partnership Interests to a Person who is an Eligible Holder and who furnishes an Eligible Holder Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner or Assignee as follows:

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(i)          The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii)         The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)        Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

(iv)        After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b)          The provisions of this Section 4.9 shall also be applicable to Limited Partner Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Holder.

(c)          Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Transfer Application that he is an Eligible Holder. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

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Article V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1           Interest and Withdrawal. No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.2           Capital Accounts.

(a)          The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by the Partner with respect to such Partnership Interest; provided that the initial Capital Account of the initial holder of a Series A Preferred Unit or a Series B Preferred Unit with respect to such Series A Preferred Unit or such Series B Preferred Unit, respectively, shall equal the Stated Series A Liquidation Preference or the Stated Series B Liquidation Preference, respectively, irrespective of the amount paid by such holder for such Series A Preferred Unit or such Series B Preferred Unit, respectively, (ii) all items of Partnership income and gain computed in accordance with Section 5.2(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and (iii) the portion of any amount realized from the disposition of an oil and gas property that constitutes Simulated Gain allocated with respect to such Partnership Interest in accordance with Section 6.1(e)(ii) and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to the Partner with respect to such Partnership Interest pursuant to this Agreement; provided that the Capital Account of a holder of Series A Preferred Units or Series B Preferred Units shall not be reduced by the amount of Series A Distributions or Series B Distributions, respectively, it receives, (y) all items of Partnership deduction and loss computed in accordance with Section 5.2(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1 and (z) Simulated Depletion and Simulated Loss in accordance with Section 6.1(e)(ii).

(b)          For purposes of computing the amount of any item of income, gain, loss, deduction, Simulated Depletion, Simulated Gain or Simulated Loss which is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

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(i)          Solely for purposes of this Section 5.2, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement) of all property owned by any other Group Member that is classified as a partnership for federal income tax purposes.

(ii)         All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(iii)        The computation of all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss shall be made (x) except as otherwise provided in this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(m), without regard to any election under Section 754 of the Code which may be made by the Partnership, and (y) as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(iv)        To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(v)         In the event the Carrying Value of Partnership property is adjusted pursuant to Section 5.2(d), any Unrealized Gain resulting from such adjustment shall be treated as an item of gain and any Unrealized Loss resulting from such adjustment shall be treated as an item of loss

(vi)        Any income, gain, loss, Simulated Gain or Simulated Loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(vii)       Any deductions for depreciation, amortization or other cost recovery attributable to any Contributed Property or Adjusted Property shall be determined under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment. Simulated Depletion will be computed in accordance with the provisions of the definition of Simulated Depletion.

(viii)      The Gross Liability Value of each liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such liability of the Partnership) or an item of gain (if the adjustment decreases the Carrying Value of such liability of the Partnership).

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(c)          A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(d)          (i) Consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance, exercise or conversion of a Noncompensatory Option (including the issuance or the conversion of the Series A Preferred Units and the Series B Preferred Units in accordance with Section 16.4, Section 17.3(c), and Section 17.6, respectively), the issuance of Partnership Interests as consideration for the provision of services, or the conversion of the Combined Interest to Common Units pursuant to Section 11.3(b), the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided further, however, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest, or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in the case of a Revaluation Event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of such Noncompensatory Option) shall be determined by the General Partner using such method of valuation as it may adopt. In making its determination of the fair market values of individual properties, the General Partner may first determine an aggregate value for the assets of the Partnership that takes into account the current trading price of the Common Units, the fair market value of all other Partnership Interests at such time and the amount of Partnership liabilities. The General Partner may allocate such aggregate value among the individual properties of the Partnership (in such manner as it determines appropriate). Absent a contrary determination by the General Partner, the aggregate fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Capital Account attributable to each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value. Notwithstanding anything to the contrary herein, each Common Unit issued in connection with the conversion of the Series B Preferred Units pursuant to Section 17.3(c), 17.4 or Section 17.6 shall have the same Capital Account as each other Common Unit.

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(ii)         In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property. In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a distribution other than one made pursuant to Section 12.4, be determined in the same manner as that provided in Section 5.2(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined by the Liquidator using such method of valuation as it may adopt.

Section 5.3           Issuances of Additional Partnership Securities.

(a)          Subject to any approvals required by Series A Holders pursuant to Section 16.5(b)(ii) or Series B Holders pursuant to Section 17.5, the Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

(b)          Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.3(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Security (including sinking fund provisions); (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c)          The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.3, (ii) the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, (iii) the admission of Additional Limited Partners and (iv) all additional issuances of Partnership Securities. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed or admitted to trading.

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(d)          The Partnership shall not issue fractional Units upon any distribution, subdivision, combination or conversion of Units. If a distribution, subdivision, combination or conversion of Units would result in the issuance of fractional Units but for the provisions of this Section 5.3(d), except as otherwise provided in the definition of “Series B Distribution Rate” in Section 1.1 and except as otherwise provided in Section 17.6(c), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.4           Limited Preemptive Right. No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.

Section 5.5           Splits and Combinations.

(a)          Subject to Section 5.3(d), the Partnership may make a Pro Rata distribution of Partnership Securities of any class to all Record Holders of Partnership Securities of such class of Partnership Securities or may effect a subdivision or combination of the same class of Partnership Securities so long as, after any such event, each Partner holding such class of Partnership Securities shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including those based on the Stated Series A Liquidation Preference and the Stated Series B Liquidation Preference) or stated as a number of Units are proportionately adjusted.

(b)          Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)          Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

Section 5.6           Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V, Article XVI or Article XVII shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

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Article VI
ALLOCATIONS AND DISTRIBUTIONS

Section 6.1           Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss, deduction, amount realized and Simulated Gain (computed in accordance with Section 5.2(b)) shall be allocated among the Partners, and the Capital Accounts of the Partners shall be adjusted for Simulated Depletion and Simulated Loss, in each taxable period (or portion thereof) as provided herein below.

(a)          Net Income. After giving effect to the special allocations set forth in Section 6.1(d), and Capital Account adjustments pursuant to Section 6.1(e)(ii), Net Income for each taxable period and all items of income, gain, loss, deduction and, to the extent provided in Section 6.1(e)(iii), Simulated Gain taken into account in computing Net Income for such taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

(b)          Net Losses. After giving effect to the special allocations set forth in Section 6.1(d), and Capital Account adjustments pursuant to Section 6.1(e)(ii), Net Losses for each taxable period and all items of income, gain, loss, deduction and, to the extent provided in Section 6.1(e)(iii), Simulated Gain taken into account in computing Net Losses for such taxable period shall be allocated as follows:

(i)          First, Pro Rata to the Unitholders holding Common Units until the Adjusted Capital Account in respect of each Common Unit then outstanding is equal to zero; provided that that Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account), and provided, further, that to the extent a pro rata allocation of Net Losses pursuant to this Section 6.1(b)(i) does not cause the Adjusted Capital Account in respect of all Common Units then outstanding to equal zero at the same time, any remaining Net Losses will be allocated to the Unitholders holding such Common Units to the extent of, and in proportion to, the excess of (x) the Adjusted Capital Account in respect of each such Common Unit (as determined after giving effect to the previous provisions of this Section 6.1(b)(i)), over (y) zero; and

(ii)         Second, to all Unitholders holding Series A Preferred Units and Series B Preferred Units, Pro Rata, until the Adjusted Capital Account in respect of each Series A Preferred Unit and each Series B Preferred Unit then Outstanding has been reduced to zero.

(c)          Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.3 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

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(i)          If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.2(d)), such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

(A)         First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account; and

(B)         Second, 100% to all Partners in accordance with their Percentage Interests.

(ii)         If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.2(d)), such Net Termination Loss shall be allocated among the Partners in the following manner:

(A)         First, 100% to all Partners in accordance with their Percentage Interests, until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero;

(B)         Second, to all Unitholders holding Series A Preferred Units and Series B Preferred Units, Pro Rata, until the Capital Account in respect of each Series A Preferred Unit and each Series B Preferred Unit has been reduced to zero; and

(C)         Third, the balance, if any, 100% to the General Partner.

(d)          Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i)          Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income, gain and Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(d)(v) and 6.1(d)(vi)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

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(ii)         Chargeback of Partner Non-Recourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Non-Recourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Non-Recourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provision. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income, gain and Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Sections 6.1(d)(v) and 6.1(d)(vi), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)        Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income, gain and Simulated Gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 6.1(d)(i) or 6.1(d)(ii).

(iv)        Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income, gain and Simulated Gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

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(v)         Non-Recourse Deductions. Non-Recourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines that the Partnership’s Non-Recourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi)        Partner Non-Recourse Deductions. Partner Non-Recourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Non-Recourse Debt to which such Partner Non-Recourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Non-Recourse Debt, such Partner Non-Recourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(vii)       Non-Recourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Non-Recourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Non-Recourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

(viii)      Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain or Simulated Gain (if the adjustment increases the basis of the asset) or loss or Simulated Loss (if the adjustment decreases such basis), and such item of gain, loss, Simulated Gain or Simulated Loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix)         Series A Preferred Unit and Series B Preferred Unit Allocations.

(A)         Income of the Partnership attributable to the issuance by the Partnership of a Series A Preferred Unit or a Series B Preferred Unit for an amount in excess of the Stated Series A Liquidation Preference or the Stated Series B Liquidation Preference, respectively, shall be allocated to the holders of Common Units in accordance with their respective Percentage Interests.

(B)         Net Termination Gain, if any, for the taxable period (or, to the extent necessary, items of income or gain for the taxable period) shall be allocated to each holder of Series A Preferred Units and Series B Preferred Units, in proportion to, and to the extent of, an amount equal to the excess, if any, of (x) the Stated Series A Liquidation Preference with respect to such holder’s Series A Preferred Units and the Stated Series B Liquidation Preference with respect to such holder’s Series B Preferred Units, over (y) such holder’s existing Capital Account balance in respect of its Series A Preferred Units or its Series B Preferred Units, respectively, until the Capital Account balance of each such holder in respect of its Series A Preferred Units or Series B Preferred Units is equal to the Stated Series A Liquidation Preference or the Stated Series B Liquidation Preference, respectively, in respect of such Series A Preferred Units or Series B Preferred Units.

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(C)         Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), if (A) the Liquidation Date occurs prior to the conversion of the last Outstanding Series B Preferred Unit and (B) after having made all other allocations provided for in this Section 6.1 for the taxable period in which the Liquidation Date occurs, the Capital Account balance of each holder of Series B Preferred Units in respect of its Series B Preferred Units does not equal the greater of (x) the Stated Series B Liquidation Preference for such Series B Preferred Units and (y) the Capital Account balance such holder would have in respect of its Series B Preferred Units if such Series B Preferred Units were fully converted into Common Units (the greater of the amounts described in clauses (x) and (y) being the “Series B Liquidation Amount”), then items of income, gain, loss and deduction for such taxable period shall be reallocated among the holders of Common Units and Series B Preferred Units in a manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Capital Account of each holder of Series B Preferred Units in respect of its Series B Preferred Units to equal the Series B Liquidation Amount. In the event that (1) the Liquidation Date occurs on or before the date (not including any extension of time prescribed by law) for the filing of the Partnership’s federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidation Date occurs and (2) the reallocation of items for the taxable period in which the Liquidation Date occurs as set forth above in this Section 6.1(d)(ix)(C) fails to achieve the Capital Account balances described above, items of income, gain, loss and deduction that would otherwise be included in the Net Income or Net Loss, as the case may be, for such prior taxable period shall be reallocated among the holders of Common Units and Series B Preferred Units in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 6.1(d)(ix)(C), cause the Capital Account of each holder of Series B Preferred Units in respect of its Series B Preferred Units to equal the Series B Liquidation Amount.

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(x)          Curative Allocation.

(A)         Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Non-Recourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Non-Recourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Non-Recourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(d)(x)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(x)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner determines that such allocations are likely to be offset by subsequent Required Allocations.

(B)         The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(d)(x)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(x)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(xi)         Equalization of Capital Accounts With Respect to Privately Placed Units. Unrealized Gain or Unrealized Loss deemed recognized as a result of a Revaluation Event shall first be allocated to the (A) Unitholders holding Privately Placed Units, Pro Rata, or (B) Unitholders holding Common Units (other than Privately Place Units), Pro Rata, as applicable, to the extent necessary to cause the Capital Account in respect of each Privately Placed Unit then Outstanding to equal the Capital Account in respect of each Common Unit (other than Privately Placed Units) then Outstanding.

(xii)        Corrective Allocations. In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:

(A)         In the case of any negative adjustments to the Capital Accounts of the Partners resulting from a Book-Down Event or from the recognition of a Net Termination Loss, such negative adjustment (1) shall first be allocated, to the extent of the Aggregate Remaining Net Positive Adjustments, in such a manner, as determined by the General Partner, that to the extent possible the aggregate Capital Accounts of the Partners will equal the amount that would have been the Capital Account balance of the Partners if no prior Book-Up Events had occurred, and (2) any negative adjustment in excess of the Aggregate Remaining Net Positive Adjustments shall be allocated pursuant to Section 6.1(c) hereof.

(B)         In making the allocations required under this Section 6.1(d)(xii), the General Partner may apply whatever conventions or other methodology it determines will satisfy the purpose of this Section 6.1(d)(xii).

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(e)          Simulated Basis; Simulated Depletion and Simulated Loss; Simulated Gain; Amount Realized.

(i)          Simulated Basis. For purposes of determining and maintaining the Partners’ Capital Accounts, (i) the initial Simulated Basis of each oil and gas property (as defined in Section 614 of the Code) of the Partnership shall be allocated among the Partners, Pro Rata and (ii) if the Carrying Value of an oil and gas property is adjusted pursuant to Section 5.2(d), the Simulated Basis of such property (as adjusted to reflect the adjustment to the Carrying Value of such property), shall be allocated to the Partners, Pro Rata.

(ii)         Simulated Depletion and Simulated Loss. For purposes of applying clause (z) of the second sentence of Section 5.2(a), Simulated Depletion and Simulated Loss with respect to each oil and gas property of the Partnership shall reduce each Partner’s Capital Account in proportion to the manner in which the Simulated Basis of such property is allocated among the Partners pursuant to of Section 6.1(e)(i).

(iii)        Simulated Gain. For purposes of applying clause (iii) of the second sentence of Section 5.2(a), Simulated Gain for any taxable period will be treated as included in Net Income or Net Loss and allocated pursuant to Sections 6.1(a) or 6.1(b), as applicable.

(iv)        Amount Realized. For purposes of Treasury Regulation Sections 1.704-1(b)(2)(iv)(k)(2) and 1.704-1(b)(4)(iii), the amount realized on the disposition of any oil and gas property of the Partnership shall be allocated (i) first to the Partners in an amount equal to the remaining Simulated Basis of such property in the same proportions as the Simulated Basis of such property was allocated among the Partners pursuant to Section 6.1(e)(i), and (ii) any remaining amount realized shall be allocated to the Partners in the same ratio as Simulated Gain from the disposition of such oil and gas property is allocated pursuant to Sections 6.1(a) or 6.1(b), as applicable.

Section 6.2           Allocations for Tax Purposes.

(a)          Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b)          The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Code) shall be computed for federal income tax purposes separately by the Partners rather than by the Partnership in accordance with Section 613A(c)(7)(D) of the Code. Except as provided in Section 6.2(c), for purposes of such computation (before taking into account any adjustments resulting from an election made by the Partnership under Section 754 of the Code), the adjusted tax basis of each oil and gas property (as defined in Section 614 of the Code) that is (i) a Contributed Property shall initially be allocated among the non-contributing Partners, Pro Rata, but not in excess of any such Partner’s share of Simulated Basis as determined pursuant to Section 6.1(e)(i), and (ii) not a Contributed Property or an Adjusted Property shall initially be allocated to the Partners in proportion to each such Partner’s share of Simulated Basis as determined pursuant to Section 6.1(e)(i). If there is an event described in Section 5.2(d), the General Partner shall reallocate the adjusted tax basis of each oil and gas property in a manner (i) consistent with the principles of Section 704(c) of the Code and (ii) that maintains the federal income tax fungibility of the Units.

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Each Partner shall separately keep records of his share of the adjusted tax basis in each oil and gas property, allocated as provided above, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property, and use such adjusted tax basis in the computation of its cost depletion or in the computation of his gain or loss on the disposition of such property by the Partnership.

(c)          In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for U.S. federal income tax purposes among the Partners in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined appropriate by the General Partner; provided that in all events the General Partner shall apply the “remedial allocation method” in accordance with the principles of Treasury Regulation Section 1.704-3(d). For purposes of applying the “remedial allocation method” to oil and gas properties (i) the amount by which any Partner’s Capital Account is adjusted for Simulated Depletion shall be treated as an amount of book depletion allocated to such Partner and (ii) the amount of cost depletion computed by such Partner under Section 613A(c)(7)(D) of the Code shall be treated as an amount of tax depletion allocated to such Partner.

(d)          For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(d) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(e)          The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6), Treasury Regulation Section 1.197-2(g)(3), the legislative history of Section 743 of the Code or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

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(f)          Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(g)          All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(h)          Each item of Partnership income, gain, loss and deduction, for federal income tax purposes, shall be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the NASDAQ Global Select Market on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner, shall be allocated to the Partners as of the opening of the NASDAQ Global Select Market on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(i)          Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.

(j)          If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

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Section 6.3           Requirement and Characterization of Distributions; Distributions to Record Holders.

(a)          Except as described in Section 6.3(b) and subject to Section 16.3 and Section 17.3 of this Agreement, following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners in accordance with their respective Percentage Interests as of the Record Date selected by the General Partner. Such distribution with respect to any Quarter may be made, at the discretion of the General Partner, (i) within 45 days following the end of each Quarter or (ii) in three equal installments within 17, 45 and 75 days following the end of each Quarter. All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

(b)          The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

(c)          Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Article VII
MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1           Management.

(a)          The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)          the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

(ii)         the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

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(iii)        the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

(iv)        the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(v)         the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)        the distribution of Partnership cash;

(vii)       the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)      the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix)         the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x)          the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)         the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)        the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

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(xiii)       the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of options, rights, warrants and appreciation rights relating to Partnership Securities;

(xiv)      the undertaking of any action in connection with the Partnership’s participation in any Group Member; and

(xv)       the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

(b)          Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, the Underwriting Agreement, the Contribution Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is (or was) authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2           Certificate of Limited Partnership.   The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

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Section 7.3           Restrictions on the General Partner’s Authority.

(a)          Except as otherwise provided in this Agreement, the General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement.

(b)          Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests of the Partnership’s Subsidiaries) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

Section 7.4           Reimbursement of the General Partner.

(a)          Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b)          The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

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(c)          The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner or its Affiliates, or any Group Member or its Affiliates, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

Section 7.5           Outside Activities.

(a)          The General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

(b)          Subject to the terms of Section 7.5(a) and the Omnibus Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Group Member or any Partner or Assignee. Notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 and the Omnibus Agreement is hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be breach of any fiduciary duty or any other obligation of any type whatsoever of the General Partner or of any Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership.

(c)          Subject to the terms of Sections 7.5(a) and 7.5(b) and the Omnibus Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to an Indemnitee (including the General Partner) and no Indemnitee (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership shall have any duty to communicate or offer such opportunity to the Partnership, and such Indemnitee (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person for breach of any fiduciary or other duty by reason of the fact that such Indemnitee (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership.

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(d)          The General Partner and each of its Affiliates may acquire Units or other Partnership Securities and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or other Partnership Securities acquired by them. The term “Affiliates” when used in this Section 7.5(d) with respect to the General Partner shall not include any Group Member.

(e)          Notwithstanding anything to the contrary in this Agreement, to the extent that any provision of this Section 7.5 purports or is interpreted to have the effect of restricting, eliminating or otherwise modifying the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such fiduciary duty, such provisions in this Section 7.5 shall be deemed to have been approved by the Partners.

Section 7.6           Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

(a)          The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b)          The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

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Section 7.7           Indemnification.

(a)          To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership). Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)          To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c)          The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)          The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

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(e)          For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f)          In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)          The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)          No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8           Liability of Indemnitees.

(a)          Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)          Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c)          To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

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(d)          Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9           Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)          Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Common Units (excluding Common Units owned by the General Partner and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board of Directors of the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by any Limited Partner or Assignee or by or on behalf of such Limited Partner or Assignee or any other Limited Partner or Assignee or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement.

(b)          Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the General Partner, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in the best interests of the Partnership or the holders of the Common Units (other than the General Partner and its Affiliates) as the case may be.

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(c)          Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner or Assignee, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. By way of illustration and not of limitation, whenever the phrase, “at the option of the General Partner,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Units or General Partner Interest, to the extent permitted under this Agreement, or refrains from voting or transferring its Units or General Partner Interest, as appropriate, it shall be acting in its individual capacity. The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a limited partnership.

(d)          Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.

(e)          Except as expressly set forth in this Agreement, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner or Assignee and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee. Notwithstanding anything to the contrary, to the fullest extent permitted by law, neither the General Partner nor any other Indemnitee shall owe any duties or liabilities, including fiduciary duties, to Series A Holders or Series B Holders.

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(f)          The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

Section 7.10         Other Matters Concerning the General Partner.

(a)          The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)          The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)          The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

Section 7.11         Purchase or Sale of Partnership Securities. The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

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Section 7.12         Registration Rights of the General Partner and its Affiliates.

(a)          If (i) any holder of Partnership Securities (the “Holder”), including the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner), holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable the Holder to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to Section 7.12; and provided further, however, that if the Conflicts Committee determines in good faith that the requested registration would be materially detrimental to the Partnership and its Partners because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone such requested registration for a period of not more than six months after receipt of the Holder’s request, such right pursuant to this Section 7.12(a) not to be utilized more than once in any twelve-month period. Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all commercially reasonable efforts to keep the registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law. In connection with any registration pursuant to the first sentence of this Section 7.12(a), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b)          If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all commercially reasonable efforts to include such number or amount of securities held by any Holder in such registration statement as the Holder shall request; provided, that the Partnership is not required to make any effort or take an action to so include the securities of the Holder once the registration statement becomes or is declared effective by the Commission, including any registration statement providing for the offering from time to time of securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

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(c)          If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d)          The provisions of Sections 7.12(a) and 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.

(e)          The rights to cause the Partnership to register Partnership Securities pursuant to this Section 7.12 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Securities, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 7.12.

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(f)          Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

Section 7.13         Reliance by Third Parties.     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Article VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1           Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

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Section 8.2           Fiscal Year. The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3           Reports.

(a)          As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on the Partnership’s website), to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b)          As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on the Partnership’s website), to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

Article IX
TAX MATTERS

Section 9.1           Tax Returns and Information. The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable year or years that it is required by law to adopt, from time to time, as determined in good faith by the General Partner. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2           Tax Elections.

(a)          The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(h) without regard to the actual price paid by such transferee.

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(b)          Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3           Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4           Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

Article X
ADMISSION OF PARTNERS

Section 10.1         Admission of Substituted Limited Partners. By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. No transferor of a Limited Partner Interest or other Person shall have any obligation or responsibility to provide a Transfer Application to a transferee or assist or participate in any way with respect to the completion or delivery thereof. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a properly completed Transfer Application shall, by virtue of such execution and delivery, be an Assignee. Such Assignee shall automatically be admitted to the Partnership as a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person at such time as such transfer is recorded in the books and records of the Partnership, and until so recorded, such transferee shall be an Assignee. The General Partner shall periodically, but no less frequently than on the first Business Day of each calendar quarter, cause any unrecorded transfers of Limited Partner Interests with respect to which a properly completed, duly executed Transfer Application has been received to be recorded in the books and records of the Partnership. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

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Section 10.2         Admission of Successor General Partner. A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.3         Admission of Additional Limited Partners.

(a)          A Person (other than the General Partner or a Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner:

(i)          evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and

(ii)         such other documents or instruments as may be required by the General Partner to effect such Person’s admission as an Additional Limited Partner.

(b)          Notwithstanding anything to the contrary in this Section 10.3, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

Section 10.4         Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

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Article XI
WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1         Withdrawal of the General Partner.

(a)          The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i)          The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)         The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(iii)        The General Partner is removed pursuant to Section 11.2;

(iv)        The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v)         A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi)        (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

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(b)          Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on October 10, 2006 and ending at 12:00 midnight, prevailing Eastern Time, on December 31, 2016, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); (ii) at any time after 12:00 midnight, prevailing Eastern Time, on December 31, 2016, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

Section 11.2         Removal of the General Partner. The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders of a Unit Majority. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

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Section 11.3         Interest of Departing General Partner and Successor General Partner.

(a)          In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Sections 11.1 or 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner, to require its successor to purchase its General Partner Interest and its general partner interest (or equivalent interest), if any, in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Sections 11.1 or 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing General Partner. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Departing General Partner’s Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

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(b)          If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

(c)          If a successor General Partner is elected in accordance with the terms of Sections 11.1 or 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.

Section 11.4         Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

Article XII
DISSOLUTION AND LIQUIDATION

Section 12.1         Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Sections 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

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(a)          an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Sections 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.2;

(b)          an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

(c)          the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d)          at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

Section 12.2         Continuation of the Business of the Partnership After Dissolution. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i)          the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii)         if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii)        the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

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Section 12.3         Liquidator. Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of a Unit Majority. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Unit Majority. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Unit Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4         Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

(a)          The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)          Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Articles VI, XVI and XVII. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)          All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence); provided that any accumulated and unpaid Series A Distributions or Series B Distributions shall be treated as liabilities of the Partnership and paid (and, for purposes of determining balances in Capital Accounts, shall not be treated as distributions pursuant to this Section 12.4(c)) prior to the making of any distributions pursuant to this Section 12.4(c).

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Section 12.5         Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6         Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7         Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8         Capital Account Restoration. No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

Article XIII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1         Amendments to be Adopted Solely by the General Partner. Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)          a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)          admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)          a change that the General Partner determines to be necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

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(d)          Subject to Section 16.5 and Section 17.5, to the extent applicable, a change that the General Partner determines, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class, classes or series of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes or series of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or advisable in connection with action taken by the General Partner pursuant to Section 5.5 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)          a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions (other than Series A Distributions and Series B Distributions) are to be made by the Partnership;

(f)          an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)          subject to the terms of Section 16.5 and Section 17.5, an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.3;

(h)          any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i)          an amendment effected, necessitated or contemplated by a Merger Agreement or Plan of Conversion approved in accordance with Section 14.3;

(j)          an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

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(k)          a merger or conveyance or conversion pursuant to Section 14.3(d); or

(l)          any other amendments substantially similar to the foregoing.

Section 13.2         Amendment Procedures. Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the General Partner; provided, however, that the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner or Assignee and, in declining to propose an amendment, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A proposed amendment shall be effective upon its approval by the General Partner and the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3         Amendment Requirements.

(a)          Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b)          Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

(c)          Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

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(d)          Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

(e)          Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4         Special Meetings.

(a)          All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

(b)          (i) An annual meeting of the Limited Partners holding Common Units for the election of Directors to the Board of Directors and such other matters as the General Partner shall submit to a vote of the Limited Partners holding Common Units shall be held in June of each year or at such other date and time as may be fixed from time to time by the General Partner at such place within or without the State of Delaware as may be fixed from time to time by the General Partner and all as stated in the notice of the meeting. Notice of the annual meeting shall be given in accordance with Section 13.5 not less than 10 days nor more than 60 days prior to the date of such meeting.

(ii)         The Limited Partners holding Common Units shall vote together as a single class for the election of Directors to the Board of Directors. The Limited Partners entitled to vote shall elect by a plurality of the votes cast at such meeting persons to serve on the Board of Directors of the General Partner who are nominated in accordance with the provisions of this Section 13.4(b). The exercise by a Limited Partner of the right to elect the Directors and any other rights afforded to such Limited Partner under this Section 13.4(b) shall be in such Limited Partner’s capacity as a limited partner of the Partnership and shall not cause a Limited Partner to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize such Limited Partner’s limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

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(iii)        Solely with respect to the election of Directors to the Board of Directors: (A) the General Partner and the Partnership shall not be entitled to vote Units that are otherwise entitled to vote at any meeting of the Unitholders; (B) if at any time any Person or Group beneficially owns 20% or more of the Outstanding Partnership Securities of any class then Outstanding, then all Partnership Securities owned by such Person or Group in excess of 20% of the Outstanding Partnership Securities of the applicable class shall not be voted, and in each case, the foregoing Units shall not be counted when calculating the required votes for such matter and shall not be deemed to be Outstanding for purposes of determining a quorum for such meeting pursuant to Section 13.9 (but such Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement), provided, however, that this clause (B) shall not apply to any Person or Group who acquires 20% or more of the Series B Preferred Units, including as a result of the payment of PIK Units on the Series B Preferred Units, if and only if such Person does not, at or after such acquisition, beneficially own or acquire 20% or more of the voting power of the Common Units (taking into account the voting rights of the Series B Preferred Units on an as-converted basis pursuant to Section 17.5(a)); and (C) holders of the Series A Preferred Units shall not be entitled to vote in the election of Directors to the Board of Directors. Notwithstanding the foregoing sentence, the Board of Directors of the General Partner may, by action specifically referencing votes for the election of Directors under this Section 13.4(b), determine that the limitation set forth in clause (B) of the preceding sentence shall not apply to a specific Person or Group.

(iv)        The number of Directors that shall constitute the whole Board of Directors of the General Partner shall not be less than five and not more than nine as shall be established from time to time by a resolution adopted by a majority of the Directors. The Board of Directors shall be divided into three classes, Class I, Class II, and Class III. The number of Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class I and if the fraction is two-thirds, one of the extra directors shall be a member of Class I and the other shall be a member of Class II. Each Director shall serve for a term ending as provided herein; provided, however, that the Directors designated in accordance with the Fourth Amended and Restated Limited Liability Company Agreement of the General Partner (the “General Partner Agreement”) to Class I shall serve for a term that expires at the annual meeting of Limited Partners holding Common Units held in 2015, the Directors designated in accordance with the General Partner Agreement to Class II shall serve for an initial term that expires at the annual meeting of Limited Partners holding Common Units held in 2016, and the Directors designated in accordance with the General Partner Agreement to Class III shall serve for an initial term that expires at the annual meeting of Limited Partners holding Common Units held in 2014. At each succeeding annual meeting of Limited Partners holding Common Units beginning with the annual meeting held in 2014, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term.

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(v)         Each Director shall hold office for the term for which such Director is elected and thereafter until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting of the Limited Partners of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to death, resignation or removal from office. Any vacancy on the Board of Directors (including any vacancy caused by an increase in the number of Directors on the Board of Directors) may only be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor. A Director may be removed only for cause and only upon a vote of the majority of the remaining Directors then in office.

(vi)        (A)         (1)         Nominations of persons for election to the Board of Directors of the General Partner may be made at an annual meeting of the Limited Partners only (a) pursuant to the General Partner’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any Limited Partner who was a Record Holder at the time the notice provided for in this Section 13.4(b)(vi) is delivered to the General Partner, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 13.4(b)(vi).

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(2)         For any nominations brought before an annual meeting by a Limited Partner pursuant to clause (c) of paragraph (A)(1) of this Section 13.4(b)(vi), the Limited Partner must have given timely notice thereof in writing to the General Partner. To be timely, a Limited Partner’s notice shall be delivered to the General Partner not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Limited Partner must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Partnership or the General Partner). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Limited Partner’s notice as described above. Such Limited Partner’s notice shall set forth: (a) as to each person whom the Limited Partner proposes to nominate for election as a Director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to the Limited Partner giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such Limited Partner, as they appear on the Partnership’s books and records, and of such beneficial owner, (ii) the class or series and number of Units which are owned beneficially and of record by such Limited Partner and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Limited Partner and such beneficial owner, any of their respective Affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned Units) that has been entered into as of the date of the Limited Partner’s notice by, or on behalf of, such Limited Partner and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of Unit price changes for, or increase or decrease the voting power of, such Limited Partner and such beneficial owner, with respect to Units, (v) a representation that the Limited Partner is a Record Holder entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (vi) a representation whether the Limited Partner or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Partnership’s Outstanding Units required to elect the nominee and/or (b) otherwise to solicit proxies from Limited Partners in support of such nomination. The General Partner may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the General Partner.

(3)         Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13.4(b)(vi) to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the General Partner is increased effective at the annual meeting and there is no public announcement by the Partnership or the General Partner naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Limited Partner’s notice required by this Section 13.4(b)(vi) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the General Partner not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Partnership or the General Partner.

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(B)         Nominations of persons for election to the Board of Directors may be made at a special meeting of Limited Partners at which Directors are to be elected pursuant to the General Partner’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors or the Limited Partners pursuant to Section 13.4(a) hereof has determined that Directors shall be elected at such meeting, by any Limited Partner who is a Record Holder at the time the notice provided for in this Section 13.4(b)(vi) is delivered to the General Partner, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 13.4(b)(vi). In the event the General Partner calls a special meeting of Limited Partners for the purpose of electing one or more Directors to the Board of Directors, any such Limited Partner entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the General Partner’s notice of meeting, if the Limited Partner’s notice required by paragraph (A)(2) of this Section 13.4(b)(vi) shall be delivered to the General Partner not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Limited Partner’s notice as described above.

(C)         (1)         Only such persons who are nominated in accordance with the procedures set forth in this Section 13.4(b)(vi) shall be eligible to be elected at an annual or special meeting of Limited Partners to serve as Directors. Except as otherwise provided by law, the chairman designated by the General Partner pursuant to Section 13.10 shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 13.4(b)(vi) (including whether the Limited Partner or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Limited Partner’s nominee in compliance with such Limited Partner’s representation as required by clause (A)(2)(b)(vi) of this Section 13.4(b)(vi)) and (b) if any proposed nomination was not made in compliance with this Section 13.4(b)(vi), to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 13.4(b)(vi), unless otherwise required by law, if the Limited Partner (or a qualified representative of the Limited Partner) does not appear at the annual or special meeting of Limited Partners to present a nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the General Partner or the Partnership. For purposes of this Section 13.4(b)(vi), to be considered a qualified representative of the Limited Partner, a person must be a duly authorized officer, manager or partner of such Limited Partner or must be authorized by a writing executed by such Limited Partner or an electronic transmission delivered by such Limited Partner to act for such Limited Partner as proxy at the meeting of Limited Partners and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Limited Partners.

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(2)         For purposes of this Section 13.4(b)(vi), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Partnership or the General Partner with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act.

(3)         Notwithstanding the foregoing provisions of this Section 13.4(b)(vi), a Limited Partner shall also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.4(b)(vi); provided however, that any references in this Agreement to the Securities Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Section 13.4(b)(vi) (including paragraphs A(1)(c) and B hereof), and compliance with paragraphs A(1)(c) and B of this Section 13.4(b)(vi) shall be the exclusive means for a Limited Partner to make nominations.

(vii)       This Section 13.4(b) shall not be deemed in any way to limit or impair the ability of the Board of Directors to adopt a “poison pill” or unitholder or other similar rights plan with respect to the Partnership, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan, in each case as such terms are used under Delaware common law.

(viii)      The Partnership and the General Partner shall use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of this Section 13.4(b), including amending the organizational documents of the General Partner such that at all times the organizational documents of the General Partner shall provide (i) that the Directors shall be elected in accordance with the terms of this Agreement, and (ii) terms consistent with this Section 13.4(b).

(ix)         If the General Partner delegates to an existing or newly formed wholly owned Subsidiary the power and authority to manage and control the business and affairs of the Partnership Group, the foregoing provisions of this Section 13.4(b) shall be applicable with respect to the Board of Directors or other governing body of such Subsidiary.

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Section 13.5         Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Sections 16.9, 17.9 or 18.1, as applicable. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6         Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

Section 13.7         Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8         Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

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Section 13.9         Quorum and Voting. Subject to Section 13.4(b), the holders of a majority of the Outstanding Units of the class, classes, or series for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class, classes or series unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10         Conduct of a Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11         Action Without a Meeting. If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner; provided, however, that, if and only if any Series B Purchaser at the time beneficially owns the majority of the Outstanding Series B Preferred Units and has (and solely controls) the right to vote those Outstanding Series B Preferred Units, the affirmative vote or consent of the majority of the Outstanding Series B Preferred Units, where required in this Agreement, may be obtained by written consent without any minimum time period before such consent may be delivered or be effective (including with respect to the rights set forth in Section 17.5). If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

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Section 13.12         Right to Vote and Related Matters.

(a)          Only those Record Holders of the Units (other than Outstanding Series A Preferred Units) on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 13.4(b)) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act, voting together as a single class as provided in Section 17.5(a). All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units (other than Outstanding Series A Preferred Units) shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units (other than Outstanding Series A Preferred Units), voting together as a single class as provided in Section 17.5(a).

(b)          Only those Record Holders of the Series A Preferred Units or the Series B Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Sections 13.4(b), 16.5 and 17.5) shall be entitled to notice of, and to vote at, a meeting of Limited Partners holding Series A Preferred Units or Series B Preferred Units, respectively, or to act with respect to matters as to which the holders of the Outstanding Series A Preferred Units or Outstanding Series B Preferred Units, respectively, have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Series A Preferred Units or Outstanding Series B Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Series A Preferred Units or such Outstanding Series B Preferred Units, respectively.

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(c)          With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(c) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

Article XIV
MERGER OR CONVERSION

Section 14.1         Authority. The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)), or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”), or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.

Section 14.2         Procedure for Merger, Consolidation or Conversion.

(a)          Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner or Assignee and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

(b)          If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(i)          the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)         the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)        the terms and conditions of the proposed merger or consolidation;

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(iv)        the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v)         a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)        the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(vii)       such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

(c)          If the General Partner shall determine to consent to the conversion, the General Partner may approve and adopt a Plan of Conversion containing such terms and conditions that the General Partner determines to be necessary or appropriate.

Section 14.3         Approval by Limited Partners.

(a)          Except as provided in Sections 14.3(d) and 14.3(e), the General Partner, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners holding Common Units, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as applicable, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)          Except as provided in Sections 14.3(d) and 14.3(e), the Merger Agreement or the Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority.

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(c)          Except as provided in Sections 14.3(d) and 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or certificate of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)          Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

(e)          Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (A) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (B) the merger or consolidation would not result in an amendment to the Partnership Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (C) the Partnership is the Surviving Business Entity in such merger or consolidation, (D) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (E) the number of Partnership Securities to be issued by the Partnership in such merger or consolidation do not exceed 20% of the Partnership Securities Outstanding immediately prior to the effective date of such merger or consolidation.

Section 14.4         Certificate of Merger or Conversion. Upon the required approval by the General Partner and the Unitholders of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5         Amendment of Partnership Agreement. Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger or consolidation.

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Section 14.6         Effect of Merger or Conversion.

(a)          At the effective time of the certificate of merger:

(i)          all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)         the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)        all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)        all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)          At the effective time of the certificate of conversion:

(i)          the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

(ii)         all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

(iii)        all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

(iv)        all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

(v)         a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and

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(vi)        the Partnership Securities that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the Plan of Conversion or certificate of conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion or certificate of conversion.

(c)          A merger, consolidation or conversion effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

Article XV
RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1         Right to Acquire Limited Partner Interests.

(a)          Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. Notwithstanding the foregoing, the repurchase right described in this Article XV shall not apply to Series A Preferred Units or Series B Preferred Units.

(b)          If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

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(c)          At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

Article XVI
SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS

Section 16.1         Designation. A series of Preferred Units to be known as “8.25% Series A Cumulative Redeemable Perpetual Preferred Units,” is hereby designated and created. Article XVI of this Agreement fixes the preferences, rights, powers and duties of the Series A Holders and the Series A Preferred Units. Each Series A Preferred Unit shall be identical in all respects to every other Series A Preferred Unit, except as to the respective dates from which the Series A Liquidation Preference shall increase or from which Series A Distributions may begin accruing, to the extent such dates may differ. Each Series A Preferred Unit represents a perpetual equity interest in the Partnership and shall not give rise to a claim by the holder thereof for redemption at any particular date.

Section 16.2         Units.

(a)          The authorized number of Series A Preferred Units shall be unlimited. The Partnership shall issue 7,000,000 Series A Preferred Units on the Series A Original Issue Date, and it may issue up to 1,000,000 additional Series A Preferred Units on or after such date pursuant to the option granted to the underwriters by the Partnership. Any Series A Preferred Units that are redeemed, purchased or otherwise acquired by the Partnership shall be cancelled.

(b)          The Series A Preferred Units shall be initially represented by a single Certificate registered in the name of the Depositary or its nominee, and no Series A Holder shall be entitled to receive a Certificate evidencing Series A Preferred Units, unless otherwise required by law or the Depositary gives notice of its intention to resign or is no longer eligible to act as such and the Partnership shall have not selected a substitute Depositary within sixty (60) calendar days thereafter. So long as the Depositary shall have been appointed and is serving, payments and communications made by the Partnership to Series A Holders shall be made by making payments to, and communicating with, the Depositary.

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Section 16.3         Distributions.

(a)          Distributions on each Series A Preferred Unit shall be cumulative and shall accrue at the Series A Distribution Rate from the Series A Original Issue Date (or, for any subsequently issued and newly Outstanding Series A Preferred Units, from the Series A Distribution Payment Date immediately preceding the issuance date of such Units) until such time as the Partnership pays the Series A Distribution or redeems the Series A Preferred Units in full in accordance with Section 16.6 below, whether or not such Series A Distributions shall have been declared, and distributions shall accrue on the amount of Series A Distributions in Arrears at the Series A Distribution Rate. Subject to the Delaware Act, Series A Holders shall be entitled to receive Series A Distributions from time to time at the Series A Distribution Rate per Series A Preferred Unit, when, as, and if declared by the General Partner. Distributions, to the extent declared by the General Partner to be paid by the Partnership in accordance with this Section 16.3, shall be paid monthly (except in the case of the initial payment) on each Series A Distribution Payment Date. If any Series A Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series A Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Series A Distributions shall be payable based on a 360-day year consisting of twelve 30-day months. All Series A Distributions payable by the Partnership pursuant to this Section 16.3 shall be payable without regard to income of the Partnership and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.

(b)          Not later than 5:00 p.m., New York City time, on each Series A Distribution Payment Date, the Partnership shall pay those Series A Distributions, if any, that shall have been declared by the General Partner to Series A Holders on the Record Date for the applicable Series A Distribution. The Record Date (the “Series A Distribution Record Date”) for any Series A Distribution payment shall be as of the opening of the National Securities Exchange on which the Series A Preferred Units are listed or admitted to trading on the first Business Day of each Month immediately preceding the applicable Series A Distribution Payment Date, except that in the case of payments of Series A Distributions in Arrears, the Series A Distribution Record Date with respect to a Series A Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVI. No distribution shall be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all Outstanding Series A Preferred Units and any Parity Securities through the most recent respective distribution payment dates. Accumulated Series A Distributions in Arrears for any past Series A Distribution Period may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not a Series A Distribution Payment Date, to Series A Holders on the record date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in Arrears on all Outstanding Series A Preferred Units and any Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in Arrears on the Series A Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series A Preferred Units and any Parity Securities are paid, any partial payment shall be made Pro Rata with respect to the Series A Preferred Units and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series A Preferred Units and Parity Securities at such time. Subject to Sections 12.4 and 16.6, Series A Holders shall not be entitled to any distribution, whether payable in cash, property or equity interests, in excess of full cumulative Series A Distributions. Except insofar as distributions accrue on the amount of any Series A Distributions in Arrears as described in Section 16.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on the Series A Preferred Units. So long as the Series A Preferred Units are held of record by the nominee of the Depositary, declared Series A Distributions shall be paid to the Depositary in same-day funds on each Series A Distribution Payment Date or other interest payment date in the case of payments for Series A Distributions in Arrears.

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Section 16.4         Change of Control.

(a)          In connection with any Change of Control after the Series A Original Issue Date, if the Partnership does not elect to redeem all of the Outstanding Series A Preferred Units prior to the Change of Control Conversion Date through the redemption provision contained in Section 16.6 of this Agreement, the Partnership will give notice to the Series A Holders and make an irrevocable written offer (a “Series A Change of Control Offer”) to each Series A Holder to convert some or all of the Series A Preferred Units held by such Series A Holder on the Change of Control Conversion Date into a number of Common Units per Series A Preferred Units that is an amount equal to the Series A Conversion Ratio.

(b)          Subject to Section 5.5, the Series A Conversion Ratio shall be calculated as the lesser of either: (i) the quotient obtained by dividing (x) the Series A Liquidation Preference as of the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Series A Distribution Record Date and prior to the corresponding Series A Distribution Payment Date, in which case any accrued and unpaid distribution will be excluded from this amount) by (y) the Common Unit Price, or (ii) 2.46548 (the “Unit Cap”). The General Partner shall make such adjustments to the Common Unit Price and the Unit Cap as it determines to be equitable in view of any splits, combinations or distributions in the form of equity issuances or the payment of any alternative consideration to the holders of the Common Units in connection with the Change of Control.

(c)          Each Series A Holder electing to participate in the Series A Change of Control Offer will be required prior to the close of business on the third (3rd) Business Day preceding the Change of Control Conversion Date, to notify the Partnership of the number of Series A Preferred Units to be converted in the Series A Change of Control Offer and otherwise to comply with any applicable procedures of the Depositary for effecting the conversion.

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(d)          Upon conversion, the rights of such participating Series A Holder as a holder of the Series A Preferred Units shall cease with respect to such converted Series A Preferred Units, and such Person shall continue to be a Partner and have the rights of a holder of Common Units under this Agreement. Each Series A Preferred Unit shall, upon its Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Conversion Common Unit.

(e)          The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Conversion Common Units. However, the participating Series A Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Conversion Common Units in a name other than such Series A Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series A Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties which will be due because the Common Units are to be issued in a name other than the Series A Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(f)          The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

(g)          Notwithstanding anything herein to the contrary, nothing herein shall give to any Series A Holder any rights as a creditor in respect of its right to conversion.

Section 16.5         Voting Rights.

(a)          Notwithstanding anything to the contrary in this Agreement, the Series A Preferred Units shall have no voting rights except as set forth in this Section 16.5 or as otherwise required by the Delaware Act.

(b)          (i) Unless the Partnership shall have received the affirmative vote or consent of the holders of at least 66-2/3% of the Outstanding Series A Preferred Units, voting as a single class, no amendment to this Agreement shall be adopted that would have a material adverse effect on the existing terms of the Series A Preferred Units.

(ii)         Unless the Partnership shall have received the affirmative vote or consent of the holders of at least 66-2/3% of the Outstanding Series A Preferred Units, voting as a single class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) create or issue any Parity Securities if the cumulative distributions payable on Outstanding Series A Preferred Units are in Arrears or (y) create or issue any Senior Securities.

(c)          For any matter described in this Section 16.5 in which the Series A Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series A Holders shall be entitled to one vote per Series A Preferred Unit. Any Series A Preferred Units held by any of the Partnership’s subsidiaries or Affiliates shall not be entitled to vote.

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Section 16.6         Optional Redemption. The General Partner shall have the right at any time, and from time to time, on or after May 15, 2019 or upon the occurrence of a Change of Control within 120 days after the first date on which such Change of Control occurred, to cause the Partnership to redeem the Series A Preferred Units, in whole or in part, from any source of funds legally available for such purpose; provided, however, that any cash payment upon a Change of Control shall not be made unless (i) the Partnership has completed any required change of control offers for its outstanding 2020 Notes pursuant to the 2020 Notes Indenture and its outstanding 2022 Notes pursuant to the 2022 Notes Indenture, and (ii) such payment would be permitted under the restricted payments covenant contained in each such indenture. Additionally, any cash payment to Series A Holders shall be subject to the limitations contained in the indentures governing any future issuances of senior notes by the Partnership, in its bank credit facility and in any other agreements governing its indebtedness. Any such redemption shall occur on a date set by the General Partner (the “Series A Redemption Date”).

(a)          Subject to the Delaware Act, the Partnership shall effect any such redemption by paying cash for each Series A Preferred Unit to be redeemed equal to the Series A Liquidation Preference for such Series A Preferred Unit on such Series A Redemption Date (the “Series A Redemption Price”). So long as the Series A Preferred Units are held of record by the Depositary, the Series A Redemption Price shall be paid by the Paying Agent to the Depositary on the Series A Redemption Date.

(b)          The Partnership shall give notice of any redemption not less than 30 days and not more than 60 days before the scheduled Series A Redemption Date, to the Series A Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series A Preferred Units to be redeemed as such Series A Holders’ names appear on the books of the Transfer Agent and at the address of such Series A Holders shown therein. Such notice (the “Series A Redemption Notice”) shall state: (i) the Series A Redemption Date, (ii) the number of Series A Preferred Units to be redeemed and, if less than all Outstanding Series A Preferred Units are to be redeemed, the number (and, in the case of Units in certificated form, the identification) of Units to be redeemed from such Series A Holder, (iii) the Series A Redemption Price, (iv) the place where any Series A Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series A Redemption Price therefor and (v) that distributions on the Units to be redeemed shall cease to accumulate from and after such Series A Redemption Date.

(c)          If the Partnership elects to redeem less than all of the Outstanding Series A Preferred Units, the number of Series A Preferred Units to be redeemed shall be determined by the General Partner, and such Series A Preferred Units shall be redeemed by such method of selection as the Depositary shall determine either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series A Preferred Units. The aggregate Series A Redemption Price for any such partial redemption of the Outstanding Series A Preferred Units shall be allocated correspondingly among the redeemed Series A Preferred Units. The Series A Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVI.

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(d)          If the Partnership gives or causes to be given a Series A Redemption Notice, the Partnership shall deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Units as to which such Series A Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Series A Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series A Redemption Price to the Series A Holders to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series A Preferred Units is issued in the name of the Depositary or its nominee) of the Certificates therefor as set forth in the Series A Redemption Notice. If the Series A Redemption Notice shall have been given, from and after the Series A Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series A Redemption Notice, all Series A Distributions on such Series A Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series A Preferred Units with respect to such Series A Preferred Units shall cease, except the right to receive the Series A Redemption Price, including any amount equal to accumulated and unpaid distributions to the Series A Redemption Date (whether or not declared), and such Series A Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Partnership shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series A Redemption Price of the Series A Preferred Units to be redeemed), and the holders of any Series A Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series A Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series A Redemption Date or other payment date, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series A Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series A Redemption Notice, there shall be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full Series A Redemption Price of such Series A Preferred Units shall have been deposited by the Partnership with the Paying Agent.

(e)          Any Series A Preferred Units that are redeemed or otherwise acquired by the Partnership shall be canceled. If only a portion of the Series A Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series A Preferred Units is registered in the name of the Depositary or its nominee), the Partnership shall issue and the Paying Agent shall deliver to the Series A Holders a new Certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(f)          Notwithstanding anything to the contrary in this Article XVI, unless full cumulative distributions have been or contemporaneously are being paid or provided for on all Outstanding Series A Preferred Units and any Parity Securities to the most recent respective distribution payment dates, neither the Partnership nor any Affiliate of the Partnership shall be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series A Preferred Units and any Parity Securities. Neither the Partnership, nor any Affiliate of the Partnership shall be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Junior Securities unless full cumulative distributions have been or contemporaneously are being paid or provided for on all Outstanding Series A Preferred Units and any Parity Securities to the most recent respective distribution payment dates.

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Section 16.7         No Sinking Fund. The Series A Preferred Units shall not have the benefit of any sinking fund.

Section 16.8         Record Holders. To the fullest extent permitted by applicable law, the Partnership, the Transfer Agent and the Paying Agent may deem and treat any Series A Holder as the true, lawful and absolute owner of the applicable Series A Preferred Units for all purposes, and, to the fullest extent permitted by law, neither the Partnership, the Transfer Agent nor the Paying Agent shall be affected by any notice to the contrary.

Section 16.9         Notices. All notices or other communications in respect of the Series A Preferred Units shall be sufficiently given (i) if given in writing in the English language and either delivered in person or sent by first class mail, postage prepaid, or (ii) if given in such other manner as may be permitted in this Article XVI, this Agreement or by applicable law. Any notice or other communication given to a holder of a Series A Preferred Unit in book-entry form shall be given in the manner prescribed by the Depositary, notwithstanding any contrary indication herein.

Section 16.10         Other Rights. The Series A Preferred Units shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Article XVI or as required by applicable law.

Article XVII
SERIES B PERPETUAL CONVERTIBLE PREFERRED UNITS

Section 17.1         Designation. A series of Preferred Units to be known as “Series B Perpetual Convertible Preferred Units,” including any PIK Units issued pursuant to Section 17.3, is hereby designated and created. Article XVII of this Agreement fixes the preferences, rights, powers and duties of the Series B Holders and the Series B Preferred Units. Each Series B Preferred Unit shall be identical in all respects to every other Series B Preferred Unit, except as to the respective dates from which the Series B Liquidation Preference shall increase or from which Series B Distributions may begin accruing, to the extent such dates may differ. Each Series B Preferred Unit represents a perpetual equity interest in the Partnership and shall not give rise to a claim by the holder thereof for redemption or conversion at any particular date, unless converted by any Series B Holder or the Partnership pursuant to Section 17.3(c), 17.4 or Section 17.6.

Section 17.2         Units.

(a)          The authorized number of Series B Preferred Units shall be unlimited. The Partnership shall issue 46,666,666 Series B Preferred Units on the Series B Original Issue Date. Any Series B Preferred Units that are redeemed, purchased or otherwise acquired by the Partnership shall be cancelled. Other than with respect to PIK Units, the class of Series B Preferred Units shall be closed immediately following the Series B Original Issue Date and thereafter no additional Series B Preferred Units shall be designated, created or issued without the affirmative vote required in Section 17.5(b).

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(b)          The Series B Preferred Units shall be initially represented by direct registration with the Partnership’s transfer agent. When the Series B Preferred Units are subsequently deposited with the Depository, they shall be represented by a single Certificate registered in the name of the Depositary or its nominee, and no Series B Holder shall be entitled to receive a Certificate evidencing Series B Preferred Units, unless otherwise required by law or the Depositary gives notice of its intention to resign or is no longer eligible to act as such and the Partnership shall have not selected a substitute Depositary within sixty (60) calendar days thereafter. So long as the Depositary shall have been appointed and is serving, payments and communications made by the Partnership to Series B Holders shall be made by making payments to, and communicating with, the Depositary.

Section 17.3         Distributions.

(a)          Distributions on each Series B Preferred Unit shall be cumulative and shall accrue at the Series B Distribution Rate from the Series B Original Issue Date (or, (a) for any PIK Units, from the Series B Distribution Payment Date immediately preceding the issuance date of such Units and (b) for any Series B Preferred Units issued after the Series B Original Issue Date (other than PIK Units), from the date of issuance of such Series B Preferred Units) until such time as the Partnership pays the Series B Distributions or the Series B Preferred Units are converted to Common Units in full in accordance with Section 17.3(c), 17.4 or Section 17.6, whether or not such Series B Distributions shall have been declared, and distributions shall accrue on the amount of Series B Distributions in Arrears at the Series B Distribution Rate. Subject to the Delaware Act, Series B Holders shall be entitled to receive Series B Distributions from time to time at the Series B Distribution Rate per Series B Preferred Unit, when, as, and if declared by the General Partner. Distributions, when, as and if declared by the General Partner to be paid by the Partnership in accordance with this Section 17.3, shall be paid monthly (except in the case of the initial payment) on each Series B Distribution Payment Date. Series B Distributions shall be payable based on a 360-day year consisting of twelve 30-day months. All Series B Distributions payable by the Partnership pursuant to this Section 17.3 shall be payable without regard to income of the Partnership and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.

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(b)          Not later than 5:00 p.m., New York City time, on each Series B Distribution Payment Date, the Partnership shall pay those Series B Distributions, if any, that shall have been declared by the General Partner to Series B Holders on the Record Date for the applicable Series B Distribution. The Record Date (the “Series B Distribution Record Date”) for any Series B Distribution payment shall be as of the closing of the National Securities Exchange on which the Common Units are listed or admitted to trading on the last Business Day of each month immediately preceding the applicable Series B Distribution Payment Date, except that in the case of payments of Series B Distributions in Arrears, the Series B Distribution Record Date with respect to a Series B Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVII. No distribution shall be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities or cash in lieu of fractional Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all Outstanding Series B Preferred Units and any Parity Securities (including any Outstanding Series A Preferred Units) through the most recent respective distribution payment dates. Accumulated Series B Distributions in Arrears for any past Series B Distribution Period may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not a Series B Distribution Payment Date, to Series B Holders on the Record Date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in Arrears on all Outstanding Series B Preferred Units and any Parity Securities (including any Outstanding Series A Preferred Units) shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in Arrears on the Series B Preferred Units and any such Parity Securities (including any Outstanding Series A Preferred Units) shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series B Preferred Units and any Parity Securities (including any Outstanding Series A Preferred Units) are paid, any partial payment shall be made Pro Rata with respect to the Series B Preferred Units and any Parity Securities (including any Outstanding Series A Preferred Units) entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series B Preferred Units and Parity Securities (including any Outstanding Series A Preferred Units) at such time. Subject to Sections 12.4 and 17.6, Series B Holders shall not be entitled to any distribution, whether payable in cash, property or equity interests, in excess of full cumulative Series B Distributions. Except insofar as distributions accrue on the amount of any Series B Distributions in Arrears as described in Section 17.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on the Series B Preferred Units. If and for so long as the Series B Preferred Units are held of record by the nominee of the Depositary, declared Series B Distributions shall be paid to the Depositary in same-day funds on each Series B Distribution Payment Date or other interest payment date in the case of payments for Series B Distributions in Arrears.

(c)          If the Partnership elects to pay some or all of a Series B Distribution in PIK Units as permitted in this Agreement, it shall publicly announce that election on or before the Series B Distribution Record Date for which such election has been made and shall state in the announcement the amount of PIK Units or combination of cash and PIK Units to be paid per Series B Preferred Unit in connection with the Series B Distribution. Except as set forth in Section 17.3(c)(i) through (iii), when any PIK Units are payable to a Series B Holder pursuant to this Section 17.3, the Partnership shall issue the PIK Units to such holder as a distribution in accordance with Section 17.3(a) (the date of issuance of such PIK Units, the “PIK Payment Date”). On the PIK Payment Date, the Partnership shall issue to such Series B Holder a certificate or certificates for the number of PIK Units to which such Series B Holder shall be entitled, or, at the request of the holder, a notation in book entry form in the books of the Transfer Agent, and all such PIK Units shall, when so issued, be duly authorized, validly issued fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-303,17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or the Partnership Agreement.

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(i)          In addition to the conversion rights provided in Section 17.6, a Series B Eligible Holder shall have the right to elect to receive on the PIK Payment Date, instead of the PIK Units payable to the Series B Eligible Holder (but not instead of any cash payment that is declared), the number of Common Units into which all the PIK Units payable to that Series B Eligible Holder on that PIK Payment Date are then convertible. This right must be exercised by delivery of signed, written notice from the Series B Eligible Holder to the Partnership (or, if the Series B Preferred Units of the Series B Eligible Holder are held of record by the nominee of the Depository, by complying with the applicable procedures of the Depositary for effecting the election), received no later than 10 days before the PIK Payment Date setting forth the number of Series B Preferred Units that the Series B Holder holds, certifying that the Series B Holder is a Series B Eligible Holder, and stating that it elects to receive Common Units instead of the PIK Units payable on that PIK Payment Date. Such a notice may also specify that it remains in effect for such Series B Eligible Holder with respect to all future PIK Payment Dates until it is revoked in writing by the Series B Eligible Holder no less than 10 days before the first PIK Payment Date for which such revocation is to be effective.

(ii)         If such an election is made pursuant to Section 17.3(c)(i), on the applicable PIK Payment Date, the Partnership shall issue to each validly electing Series B Holder a certificate or certificates for the number of Common Units to which such Series B Holder shall be entitled instead of PIK Units, or, at the request of the holder, a notation in book entry form in the books of the Transfer Agent, and all such Common Units shall, when so issued, be duly authorized, validly issued fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-303,17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or the Partnership Agreement. Instead of issuing any fractional Common Unit in lieu of a PIK Unit, all Common Units to be issued to the Series B Holder shall be aggregated, and the resulting fractional Common Unit (if any) shall be rounded down to the nearest whole Common Unit and, subject to the Delaware Act, the Partnership shall pay cash in lieu of any fractional Common Unit not issued because of rounding based on the value of a Common Unit as a portion of then-applicable Series B Issue Price, taking into account the Series B Conversion Ratio then in effect.

(iii)        The payment of the Common Units in lieu of the PIK units shall be treated as the simultaneous receipt and conversion of the PIK Units into Common Units and subject to the provisions of Section 17.6(d), (e) and (f), but (for avoidance of doubt) not Section 17.6(c). Immediately upon any issuance of the Common Units in lieu of PIK Units, all rights of the electing Series B Holder in respect the PIK Units payable on that PIK Payment Date shall cease, and such electing Series B Holder shall be treated for all purposes as the owner of Common Units.

(d)          For purposes of maintaining Capital Accounts, if the Partnership issues one or more PIK Units (or Common Units in lieu of PIK Units) with respect to a Series B Preferred Unit, (i) the Partnership shall be treated as distributing cash with respect to such Series B Preferred Unit in an amount equal to the Series B Distribution Rate and (ii) the holder of such Series B Preferred Unit shall be treated as having contributed to the Partnership in exchange for such newly issued PIK Units (or such newly issued Common Units) an amount of cash equal to the Series B Distribution Rate less the amount of any cash paid by the Partnership in lieu of fractional PIK Units or fractional Common Units.

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Section 17.4         Change of Control.

(a)          In the event of a Cash COC Event, the Outstanding Series B Preferred Units shall be automatically converted, without requirement of any action of the Series B Holders, into Common Units immediately prior to the closing of the Cash COC Event at a conversion ratio equal to the greater of (A) the then applicable Series B Conversion Ratio and (B) the quotient of (i) the product of (a) the Series B Issue Price, multiplied by (b) the Cash COC Conversion Premium, divided by (ii) the greater of (x) the VWAP for the 10 consecutive Trading Days ending immediately prior to the date of closing of the Cash COC Event and (y) $0.33, adjusted appropriately for any subdivisions, splits, combinations, reclassifications or other similar transactions (the “Series B Floor Price”).

(b)          If a Change of Control (other than a Cash COC Event) occurs, then each Series B Holder may, at its sole election:

(i)          convert all, but not less than all, Series B Preferred Units held by such Series B Holder into Common Units, at the then-applicable Series B Conversion Ratio, subject to payment of any accrued but unpaid distributions to the date of conversion in accordance with Section 17.6(c);

(ii)         if the Partnership is not the surviving entity of such Change of Control, then the Partnership shall use its reasonable best efforts to deliver or to cause to be delivered to the Series B Holders, in exchange for their Series B Preferred Units upon such Change of Control, a security in the surviving entity that has substantially similar powers, preferences and special rights as the Series B Preferred Units, including, for the avoidance of doubt, the right to distributions equal in amount and timing to those provided in Section 17.3 (a “Substantially Equivalent Unit”); provided, however, that, if such Change of Control occurs and the Partnership is unable to deliver or cause to be delivered a Substantially Equivalent Unit to any such electing Series B Holder in connection with such Change of Control, each such Series B Holder shall be entitled to (x) take any action otherwise permitted by clause (i), (iii) or (iv) of this Section 17.4(b), or (y) convert the Series B Preferred Units held by such Series B Holder immediately prior to such Change of Control (other than (in the case of clauses (A) and (B) below) any PIK Units, which, solely with respect to a Change of Control contemplated by this Section 17.4(b)(ii), shall be extinguished for no consideration upon the closing of such Change of Control) into the number of Common Units that would be issued at the then-applicable Series B Conversion Ratio multiplied by:

(A)         prior to the third anniversary of the Series B Original Issue Date, the quotient of (a) (i) 160% of the then-applicable Conversion Price less (ii) the sum of all cash distributions paid as of the effective date of the conversion with respect to the Series B Preferred Units held by such electing Series B Holder on or prior to the date of the Change of Control, divided by (b) the greater of (i) 0.97 multiplied by the VWAP for the 10 consecutive Trading Days ending immediately prior to the date of the closing of such Change of Control and (ii) the Series B Floor Price, or

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(B)         after the third anniversary of the Series B Original Issue Date, the quotient of (a) (i) 160% multiplied by the then-applicable Conversion Price plus (ii) accrued and unpaid distributions as of the effective date of the conversion with respect to the Series B Preferred Units held by such electing Series B Holder less (iii) the sum of all cash distributions paid with respect to the Series B Preferred Units held by such electing Series B Holder during the first twelve full quarters following the Series B Original Issue Date, divided by (b) the greater of (i) 0.97 multiplied by the VWAP for the 10 consecutive Trading Days ending immediately prior to the date of the closing of such Change of Control and (ii) the Series B Floor Price.

(iii)        if the Partnership is the surviving entity of such Change of Control, continue to hold Series B Preferred Units; or

(iv)        require the Partnership to redeem the Series B Preferred Units held by such Series B Holder at a price per Series B Preferred Unit equal to 101% of the Series B Issue Price plus accrued and unpaid distributions to the date of such redemption with respect to each of the Series B Preferred Units held by such electing Series B Holder. Any redemption pursuant to this sub-clause (iv) shall, in the sole discretion of the General Partner, be paid in either cash or a number of Common Units equal to the quotient of (a) the product of (1) 101% of the Series B Issue Price, multiplied by (2) the number of Series B Preferred Units owned by such Series B Holder that the Partnership has elected to redeem by payment of Common Units, divided by (b) the product of (x) 0.92 multiplied by (y) the greater of (1) the VWAP for the 10 consecutive Trading Days ending immediately prior to the date of the closing of such Change of Control and (2) the Series B Floor Price.

(c)          In connection with any Change of Control (other than a Cash COC Event) after the Series B Original Issue Date, the Partnership will give notice to the Series B Holders and make an irrevocable written offer (a “Series B Change of Control Offer”) to convert, receive a Substantially Equivalent Security, continue to hold, or redeem its Series B Preferred Units in accordance with Section 17.4(b). Each Series B Holder electing to participate in the Series B Change of Control Offer will be required, prior to the close of business on the third (3rd) Business Day preceding the Change of Control Conversion Date, to notify the Partnership of the number of Series B Preferred Units to be converted, exchanged for a Substantially Equivalent Security, continued to be held, or redeemed in the Series B Change of Control Offer and, if the Series B Preferred Units are held of record by the nominee of the Depository, otherwise to comply with any applicable procedures of the Depositary for effecting the conversion, exchange for a Substantially Equivalent Security or redemption. Each Series B Holder who fails to timely deliver an election with respect to the Series B Change of Control Offer will be deemed to have elected to convert all the Series B Preferred Units held by such Series B Holder into Common Units as provided in Section 17.4(b)(i).

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(d)          Upon conversion, the rights of such participating Series B Holder as a holder of the Series B Preferred Units shall cease with respect to such converted Series B Preferred Units, and such Person shall continue to be a Partner and have the rights of a holder of Common Units under this Agreement. Each Series B Preferred Unit shall, upon its Change of Control Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Conversion Common Unit.

(e)          The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Conversion Common Units. However, the participating Series B Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Conversion Common Units in a name other than such Series B Holder’s name. The Transfer Agent may refuse to reflect the notation of book entry (or the issuance of a Certificate) for Common Units being issued in a name other than the Series B Holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties which will be due because the Common Units are to be issued in a name other than the Series B Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(f)          All Common Units delivered upon any conversion or redemption of the Series B Preferred Units in accordance with this Section 17.4 shall be (1) newly issued and (2) duly authorized, validly issued, fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-303,17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or this Agreement.

(g)          The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Conversion Common Units and, if the Common Units are then listed or quoted on a National Securities Exchange or other market, shall list or cause to have quoted and keep listed and quoted the Conversion Common Units to the extent permitted or required by the rules of such exchange or market.

(h)          Notwithstanding anything herein to the contrary, nothing herein shall give to any Series B Holder any rights as a creditor in respect of its right to conversion.

Section 17.5         Voting Rights.

(a)          In addition to the voting rights provided in Section 17.5(b) through (c), the Series B Preferred Units shall have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, so that each Series B Preferred Unit will be entitled to one vote for each Common Unit into which such Series B Preferred Units are convertible on each matter with respect to which each Common Unit is entitled to vote.

(b)          Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by the Delaware Act, and all other voting rights granted under this Agreement, the affirmative vote or consent of the majority of the Outstanding Series B Preferred Units, voting separately as a class with one vote per Series B Preferred Unit, shall be necessary for any of the following actions:

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(i)          amendments to this Agreement or the Certificate of Limited Partnership of the Partnership that are materially adverse to powers, preferences or special rights of the Series B Preferred Units;

(ii)         other than PIK Units, issuances of Senior Securities or Parity Securities to the Series B Preferred Units (other than Parity Securities to the Series B Preferred Units that are substantially similar to the Series A Preferred Units), including the designation, creation or issuance of additional Series B Preferred Units after the Series B Original Issue Date;

(iii)        entering into any transaction between the Partnership on the one hand, and the General Partner or any of the General Partner’s Affiliates on the other hand, if such transaction (A) is not in existence on the Series B Original Issue Date (provided, for the avoidance of doubt, any amendment to any such transaction shall be subject to the terms of this Section 17.5(b)(iii)) or (B) has not been approved pursuant to Section 7.9(a)(i) or (ii), but in any event excluding any transactions between the Partnership and any of its Subsidiaries or between or among two or more of the Partnership’s Subsidiaries;

(iv)         adopting or changing tax elections, tax accounting methods or tax reporting positions, in each case if such adoption or change would disproportionately and adversely affect the Series B Holders (relative to the other Limited Partners) unless the adoption or change is required by applicable law; and

(v)         making any distribution, other than in accordance with the existing distribution provisions of Section 6.3 or Section 12.4 as in effect on the Series B Original Issue Date.

(c)          Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by the Delaware Act, and all other voting rights granted under this Agreement, until the Series B Voting Termination Date, the affirmative vote or consent of the majority of the Outstanding Series B Preferred Units, voting separately as a class with one vote per Series B Preferred Unit, shall be necessary for the Partnership’s repurchase of Parity Securities or Junior Securities to the Series B Preferred (other than (i) Parity Securities or Junior Securities transferred to the Partnership to satisfy some or all of the exercise price or tax withholding obligations on equity-based awards under the Partnership’s employee benefit plans, (ii) repurchases of Parity Securities when a similar proportion of the Outstanding Series B Preferred Units are also repurchased or subject to a comparable repurchase offer, and (iii) the conversion of any Parity Securities or Junior Securities in accordance with their terms into Parity Securities or Junior Securities).

(d)          Any action that may be taken at a meeting of the Series B Holders may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Series B Holders owning not less than the minimum percentage of the Outstanding Series B Preferred Units that would be necessary to authorize or take such action at a meeting at which the requisite minimum percentage of Series B Preferred Units were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units or the Series B Preferred Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern).

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Section 17.6         Conversion of Series B Preferred Units.

(a)          One or more Series B Holders may elect, each in its own discretion, at any time on or after April 15, 2018, to convert all or any portion of the Series B Preferred Units held by such electing Series B Holder(s) in an aggregate amount equaling or exceeding the Series B Minimum Conversion Amount into Common Units, with each Series B Preferred Unit so converted being converted into one Common Unit, subject to Series B Conversion Ratio Adjustments (as so adjusted, the “Series B Conversion Ratio”), by delivery of: (A) written notice to the Partnership, in the form set forth as Exhibit D hereto, setting forth the number of Series B Preferred Units it holds and the number of Series B Preferred Units it is electing to convert, and (B) if such Series B Preferred Units are Certificated, a Series B Preferred Unit Certificate to the Transfer Agent representing an amount of Series B Preferred Units at least equal to the amount such Series B Holder is electing to convert (or an instruction letter to the Transfer Agent if the Series B Preferred Units are in book-entry form). Immediately upon any conversion of the Series B Preferred Units, all rights of the Converting Unitholder in respect thereof shall cease, including any accrual of distributions, and such Converting Unitholder shall be treated for all purposes as the owner of Common Units.

(b)          At any time on or after April 15, 2018, the Partnership shall have the option at any time to convert all or part of the Series B Preferred Units then Outstanding into Common Units at the Series B Conversion Ratio; provided that (i) with respect to Common Units delivered upon a conversion in accordance with this Section 17.6(b), such Common Units shall be registered for public resale under the Securities Act, pursuant to an effective registration statement that is then-available for the resale of such Common Units; and (ii) the daily VWAP of the Common Units on the National Securities Exchange on which the Common Units are listed or admitted to trading is greater than one hundred sixty percent (160%) of the Conversion Price for 20 Trading Days in the 30 Trading Day period immediately preceding the date the Partnership furnishes notice to the Series B Holders of the conversion.

(c)          The Partnership shall make a cash payment to any Series B Holder with respect to any Series B Preferred Units converted pursuant to Sections 17.4(b)(i), 17.6(a) and (b) to account for any accrued but unpaid distributions on such Series B Preferred Units up to, but excluding, the date of such conversion. Instead of issuing any fractional Common Units, the Partnership shall, after aggregating all Common Units to be issued to such Series B Holder at that time, round down the number of Common Units issued to each Series B Holder to the next lower whole Common Unit and, subject to the Delaware Act, pay cash in lieu of any such fractional unit based on the then-applicable Series B Issue Price.

(d)          Notwithstanding anything in this Section 17.6 to the contrary, with respect to Series B Preferred Units that are converted into Common Units, the holder thereof shall not be entitled to a Series B Distribution and a Common Unit distribution with respect to the same period, but shall be entitled only to the distribution to be paid based upon the class of Units held as of the close of business on the applicable Record Date, together with all accrued but unpaid distributions on the converted Series B Preferred Units.

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(e)          Upon conversion, the rights of a holder of converted Series B Preferred Units as a Series B Holder shall cease with respect to such converted Series B Preferred Units, including any rights under this Agreement with respect to Series B Holders, and such Person shall continue to be a Limited Partner and have the rights of a holder of Common Units under this Agreement. Each Series B Preferred Unit shall, upon its Conversion Date be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Common Units(s) into which such Series B Preferred Unit is converted. Notwithstanding the foregoing, as a result of a conversion, a holder shall not lose or relinquish any claims or rights of action such holder may then or thereafter have as a result of such holder’s previous ownership of Series B Preferred Units.

(f)          The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Common Units upon conversion of the Series B Preferred Units. However, the holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Common Units in a name other than the holder’s name. The Transfer Agent may refuse to deliver the Certificate representing Common Units (or notation of book entry) being issued in a name other than the holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties due because the Units are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(g)          The Partnership shall keep free from preemptive rights a sufficient number of Common Units to permit the conversion of all Outstanding Series B Preferred Units into Common Units to the extent provided in, and in accordance with this Section 17.6.

(h)          All Common Units delivered upon conversion of the Series B Preferred Units in accordance with this Section 17.6 shall be (1) newly issued or (2) duly authorized, validly issued, fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or this Agreement.

(i)          The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Common Units upon conversion of Series B Preferred Units and, if the Common Units are then listed or quoted on the New York Stock Exchange or any other National Securities Exchange or other market shall list or cause to have quoted and keep listed and quoted the Common Units issuable upon conversion of the Series B Preferred Units to the extent permitted or required by the rules of such exchange or market.

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(j)          If, after the Series B Original Issue Date, the Partnership (A) makes a distribution on its Common Units in Common Units, (B) subdivides or splits its outstanding Common Units into a greater number of Common Units, (C) combines or reclassifies its Common Units into a smaller number of Common Units or (D) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), then the Series B Conversion Ratio in effect at the time of the Record Date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted (such adjustments referred to as, the “Series B Conversion Ratio Adjustments”) so that the conversion of the Series B Preferred Units after such time shall entitle the holder to receive the aggregate number of Common Units (or shares of any Partnership Interests into which such shares of Common Units would have been combined, consolidated, merged or reclassified pursuant to clauses (C) and (D) above) that such holder would have been entitled to receive if the Series B Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Section 17.6 relating to the Series B Preferred Units shall not be abridged or amended and that the Series B Preferred Units shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series B Preferred Units had immediately prior to such transaction or event. An adjustment made pursuant to this Section 17.6(j) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur. No Series B Conversion Ratio Adjustments shall be made upon cash distributions by the Partnership on its Common Units.

Section 17.7         No Sinking Fund. The Series B Preferred Units shall not have the benefit of any sinking fund.

Section 17.8         Record Holders. To the fullest extent permitted by applicable law, the Partnership, the Transfer Agent and the Paying Agent may deem and treat any Series B Holder as the true, lawful and absolute owner of the applicable Series B Preferred Units for all purposes, and, to the fullest extent permitted by law, neither the Partnership, the Transfer Agent nor the Paying Agent shall be affected by any notice to the contrary.

Section 17.9         Notices. All notices or other communications in respect of the Series B Preferred Units shall be sufficiently given (i) if given in writing in the English language and either delivered in person or sent by first class mail, postage prepaid, or (ii) if given in such other manner as may be permitted in this Article XVII, this Agreement or by applicable law. Any notice or other communication given to a holder of a Series B Preferred Unit in book-entry form by the nominee of the Depository shall be given in the manner prescribed by the Depositary, notwithstanding any contrary indication herein.

Section 17.10         Other Rights. The Series B Preferred Units shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Article XVII or as required by applicable law. Notwithstanding anything to the contrary in this Agreement, the Partnership shall have no obligation to redeem any Series B Preferred Units in whole or in part in cash unless such redemption complies with the Delaware Act and the covenants in the Partnership’s debt instruments, including any restricted payment covenant in its indentures, until such time as the Partnership is no longer restricted from making such payment under any such debt instrument. Distributions shall continue to accrue on the Series B Preferred Units at the Series B Distribution Rate until such payment is made.

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Article XVIII
GENERAL PROVISIONS

Section 18.1         Addresses and Notices. Except as otherwise provided in Section 16.9 in relation to the Series A Preferred Units and Section 17.9 in relation to the Series B Preferred Units, any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

Section 18.2         Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 18.3         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 18.4         Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

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Section 18.5         Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 18.6         Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 18.7         Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the Certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

Section 18.8         Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 18.9         Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 18.10         Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 18.11         Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent of the Partnership on Certificates representing either Common Units, Series A Preferred Units or Series B Preferred Units is expressly permitted by this Agreement.

Section 18.12         Third-Party Beneficiaries. Each Partner agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

Breitburn GP LLC

By:
Halbert S. Washburn
Chief Executive Officer

LIMITED PARTNERS:

All Limited Partners previously admitted to the Partnership that continue to be Limited Partners on the date hereof:

By:	Breitburn GP LLC, as attorney-in-fact pursuant to the power of attorney granted under Section 2.6 of the Second Amended and Restated Agreement of Limited Partnership of Breitburn Energy Partners LP

By:
Halbert S. Washburn
Chief Executive Officer

Exhibit A
to the Third Amended and Restated
Agreement of Limited Partnership of
Breitburn Energy Partners LP

Certificate Evidencing Common Units
Representing Limited Partner Interests in
Breitburn Energy Partners LP

No.	Common Units

In accordance with Section 4.1 of the Third Amended and Restated Agreement of Limited Partnership of Breitburn Energy Partners LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                      (the “Holder”) is the registered owner of                      Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 515 South Flower Street, Suite 4800, Los Angeles, California 90071. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and is an Eligible Holder, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF BREITBURN ENERGY PARTNERS LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF BREITBURN ENERGY PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE BREITBURN ENERGY PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). BREITBURN GP LLC, THE GENERAL PARTNER OF BREITBURN ENERGY PARTNERS LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF BREITBURN ENERGY PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

A-1

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Breitburn Energy Partners LP

Countersigned and Registered by:	By:	Breitburn GP LLC, its General Partner

By:
as Transfer Agent and Registrar	Name:

By:	By:
Authorized Signature		Secretary

A-2

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT
TEN ENT -	as tenants by the entireties		Custodian
		(Cust)		(Minor)
JT TEN -	as joint tenants with right of	under Uniform Gifts to
	survivorship and not as	Minors Act ____________________________
	tenants in common	(State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS
in
BREITBURN ENERGY PARTNERS LP

FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Breitburn Energy Partners LP

Date:	_____________________________	NOTE	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17A(d)-15
(Signature)

(Signature)

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

A-3

APPLICATION FOR TRANSFER OF COMMON UNITS

Transferees of Common Units must execute and deliver this application to Breitburn Energy Partners LP, c/o Breitburn GP LLC, 515 South Flower Street, Suite 4800, Los Angeles, California 90071; Attn: Chief Financial Officer, to be admitted as limited partners to Breitburn Energy Partners LP.

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby and hereby certifies to Breitburn Energy Partners LP (the “Partnership”) that the Assignee (including to the best of Assignee’s knowledge, any person for whom the Assignee will hold the Common Units) is an Eligible Holder.1

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Third Amended and Restated Agreement of Limited Partnership of Breitburn Energy Partners LP, as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

Social Security or other identifying number of Assignee	Signature of Assignee

Purchase Price including commissions, if any	Name and Address of Assignee

(1)	The term Eligible Holder means a person or entity qualified to hold an interest in oil and gas leases on federal lands. As of the date hereof, Eligible Holder means: (1) a citizen of the United States; (2) a corporation organized under the laws of the United States or of any state thereof; (3) a public body, including a municipality; or (4) an association of United States citizens, such as a partnership or limited liability company, organized under the laws of the United States or of any state thereof, but only if such association does not have any direct or indirect foreign ownership, other than foreign ownership of stock in a parent corporation organized under the laws of the United States or of any state thereof. For the avoidance of doubt, onshore mineral leases or any direct or indirect interest therein may be acquired and held by aliens only through stock ownership, holding or control in a corporation organized under the laws of the United States or of any state thereof.

A-4

Type of Entity (check one):

☐	Individual	☐	Partnership	☐	Corporation

☐	Trust	☐	Other (specify)

Nationality (check one):

☐	U.S. Citizen, Resident or Domestic Entity

☐	Foreign Corporation	☐	Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.	Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (Social Security Number) is .

3.	My home address is .

B.	Partnership, Corporation or Other Interestholder

1.	is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.	The interestholder’s U.S. employer identification number is .

3.	The interestholder’s office address and place of incorporation (if applicable) is .

The interestholder agrees to notify the Partnership within ten (10) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

A-5

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.

A-6

Exhibit B
to the Third Amended and Restated
Agreement of Limited Partnership of
Breitburn Energy Partners LP

Certificate Evidencing
8.25% Series A Cumulative Redeemable Perpetual Preferred Units
Representing Limited Partner Interests in
Breitburn Energy Partners LP

No.	Series A Preferred Units

In accordance with Section 16.2(b) of the Third Amended and Restated Agreement of Limited Partnership of Breitburn Energy Partners LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                      (the “Holder”) is the registered owner of                      8.25% Series A Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”), transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at the principal office of the Partnership located at 515 South Flower Street, Suite 4800, Los Angeles, CA 90071, or such other address as may be specified by notice under the Partnership Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and is an Eligible Holder, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

B-1

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF BREITBURN ENERGY PARTNERS LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF BREITBURN ENERGY PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE BREITBURN ENERGY PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED) OR (D) VIOLATE THE TERMS AND CONDITIONS OF THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BREITBURN ENERGY PARTNERS LP DATED APRIL 8, 2015, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. BREITBURN GP LLC MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF BREITBURN ENERGY PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent.

Dated:

Countersigned and Registered by:

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC
as Transfer Agent

By:		Breitburn Energy Partners LP
Authorized Signature
By: Breitburn GP LLC, its General Partner

By:
Name:
Title:
By:
Secretary

B-2

Reverse of Certificate
ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT/TRANFERS MIN ACT

TEN ENT —	as tenants by the entireties		Custodian
		(Cust)		(Minor)

JT TEN —	as joint tenants with right of
	survivorship and not as	under Uniform Gifts/Transfers to CD
	tenants in common	Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

B-3

ASSIGNMENT OF SERIES A PREFERRED UNITS
in
BREITBURN ENERGY PARTNERS LP

FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

Series A Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Breitburn Energy Partners LP.

Date:	_____________________________	NOTE	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S)
(Signature)

(Signature)
GUARANTEED:

No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration of transfer.

B-4

ASSIGNEE CERTIFICATION

Type of Entity (check one):

☐	Individual	☐	Partnership	☐	Corporation

☐	Trust	☐	Other (specify)

Nationality (check one):

☐	U.S. Citizen, Resident or Domestic Entity

☐	Foreign Corporation	☐	Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned Interestholder’s Interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the Interestholder).

Complete Either A or B:

A.	Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation;

2.	My U.S. taxpayer identification number (social security number) is:

3.	My home address is

B.	Partnership, Corporation or Other Interestholder

1.	is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations)

2.	The interestholder’s U.S. employer identification number is

3.	The interestholder’s office address and place of incorporation (if applicable) is

The interestholder agrees to notify the Partnership within sixty (60) days of the date the Interestholder becomes a foreign person.

The interestholder understands that this Certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

B-5

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interest holder

Signature and Date

Title (if applicable)

Note: If the assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the assignee will hold the Series A Preferred Units shall be made to the best of Assignee’s knowledge.

B-6

Exhibit C
to the Third Amended and Restated
Agreement of Limited Partnership of
Breitburn Energy Partners LP

Certificate Evidencing
Series B Perpetual Convertible Preferred Units
Representing Limited Partner Interests in
Breitburn Energy Partners LP

No.	Series B Preferred Units

In accordance with Section 17.2(b) of the Third Amended and Restated Agreement of Limited Partnership of Breitburn Energy Partners LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                      (the “Holder”) is the registered owner of                      Series B Perpetual Convertible Preferred Units representing limited partner interests in the Partnership (the “Series B Preferred Units”), transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series B Preferred Units are set forth in, and this Certificate and the Series B Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at the principal office of the Partnership located at 515 South Flower Street, Suite 4800, Los Angeles, CA 90071, or such other address as may be specified by notice under the Partnership Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and is an Eligible Holder, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

C-1

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF BREITBURN ENERGY PARTNERS LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF BREITBURN ENERGY PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE BREITBURN ENERGY PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED) OR (D) VIOLATE THE TERMS AND CONDITIONS OF THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BREITBURN ENERGY PARTNERS LP DATED APRIL 8, 2015, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. BREITBURN GP LLC MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF BREITBURN ENERGY PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent.

Dated: __________________________

Countersigned and Registered by:

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC
as Transfer Agent

By:		Breitburn Energy Partners LP
Authorized Signature
By: Breitburn GP LLC, its General Partner

By:
Name:
Title:
By:
Secretary

C-2

Reverse of Certificate
ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT/TRANFERS MIN ACT

TEN ENT —	as tenants by the entireties		Custodian
		(Cust)		(Minor)

JT TEN —	as joint tenants with right of
	survivorship and not as	under Uniform Gifts/Transfers to CD
	tenants in common	Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

C-3

ASSIGNMENT OF SERIES B PREFERRED UNITS
in
BREITBURN ENERGY PARTNERS LP

FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

Series B Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Breitburn Energy Partners LP.

Date:	____________________________	NOTE	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S)
(Signature)

(Signature)
GUARANTEED:

No transfer of the Series B Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series B Preferred Units to be transferred is surrendered for registration of transfer.

C-4

ASSIGNEE CERTIFICATION

Type of Entity (check one):

☐	Individual	☐	Partnership	☐	Corporation

☐	Trust	☐	Other (specify)

Nationality (check one):

☐	U.S. Citizen, Resident or Domestic Entity

☐	Foreign Corporation	☐	Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned Interestholder’s Interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the Interestholder).

Complete Either A or B:

A.	Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation;

2.	My U.S. taxpayer identification number (social security number) is:

3.	My home address is

B.	Partnership, Corporation or Other Interestholder

1.	is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations)

2.	The interestholder’s U.S. employer identification number is

3.	The interestholder’s office address and place of incorporation (if applicable) is

The interestholder agrees to notify the Partnership within sixty (60) days of the date the Interestholder becomes a foreign person.

The interestholder understands that this Certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

C-5

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interest holder

Signature and Date

Title (if applicable)

Note: If the assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the assignee will hold the Series B Preferred Units shall be made to the best of Assignee’s knowledge.

C-6

Exhibit D
to the Third Amended and Restated
Agreement of Limited Partnership of
Breitburn Energy Partners LP

Form of Notice of Conversion

Series B Preferred Unit Conversion Notice

(To be Executed by the [Series B Holder][Partnership] in Order to Convert Series B Preferred Units)

The undersigned hereby elects to convert the number of Series B Perpetual Convertible Preferred Units (“Series B Preferred Units”) of Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership”), indicated below into common units (“Common Units”) of the Partnership, according to the conditions hereof, as of the date written below. If Common Units are to be issued in the name of a person other than the holder of such Series B Preferred Units, such holder will pay all transfer taxes payable with respect thereto and will deliver such certificates and opinions as may be required by the Partnership or its transfer agent. No fee will be charged to the holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of Series B Preferred Units to be Converted:

Total Amount of Accrued, Accumulated and Unpaid Distributions on the Series B Preferred Units:

Applicable Series B Conversion Ratio:

Number of Common Units to be Issued:

Name in which Certificate for Common Units to be Issued:

Address for Delivery:

[SERIES B HOLDER] [Breitburn GP LLC]

By:
Authorized Officer:
Title:

D-1

EXHIBIT E

FORM OF ANCHORAGE STANDSTILL AGREEMENT

Exhibit E-1

Exhibit E

STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT, dated as of April [●], 2015 (this “Agreement”), is entered into by and among Breitburn GP LLC, a Delaware limited liability company (the “General Partner”), Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Breitburn Entities”) and ACMO BBEP Corp., a Delaware corporation (the “Purchaser”). The Breitburn Entities and the Purchaser are herein referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Partnership Agreement (as defined below).

Recitals

WHEREAS, pursuant to, and subject to the terms and conditions of, the Series B Preferred Unit Purchase Agreement, dated as of March 27, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Purchase Agreement”), by and among the Partnership and the purchasers party thereto, including the Purchaser, the Partnership has agreed to issue and sell Series B Preferred Units to the Purchaser;

WHEREAS, to induce the Parties to enter into the transactions evidenced by the Purchase Agreement, each of the Parties is required to deliver this Agreement, duly executed by each of the Parties, contemporaneously with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”);

WHEREAS, concurrently with or prior to the Closing, the General Partner executed and delivered the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”);

WHEREAS, the Purchaser’s investment in the Partnership pursuant to the Purchase Agreement is expected to benefit the Partnership;

WHEREAS, the Purchaser will receive valuable consideration as a result of the investment in the Partnership pursuant to the Purchase Agreement; and

WHEREAS, the Purchaser believes it to be in its best interest to provide the Breitburn Entities with certain standstill rights, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Agreement

Section 1.          Standstill.

(a)                    During the period commencing on the Closing and ending on the Standstill Termination Date, the Purchaser shall not, and shall cause its Affiliates not to, directly or indirectly:

(i)          engage in any hostile or takeover activities with respect to the Partnership or the General Partner (including by means of a tender offer or soliciting proxies or written consents, other than as recommended by the board of directors of the General Partner (the “Board”)); or

(ii)         call a special meeting of the Unitholders.

(b)                   Specifically, during the period commencing on the Closing and ending on the Standstill Termination Date, without the prior written consent of the Board, the Purchaser shall not, and shall cause its Affiliates not to, directly or indirectly:

(i)          acquire or propose to acquire beneficial ownership of additional Common Units, Series B Preferred Units or other Partnership Securities that in the aggregate, together with their beneficial ownership of any other Units, is equal to beneficial ownership of twenty percent (20%) or more of the voting power of the outstanding Common Units (taking into account the voting rights of the Series B Preferred Units on an as-converted basis), except by the receipt of PIK Units (or Common Units in lieu thereof) as distributions on Series B Preferred Units pursuant to the Partnership Agreement;

(ii)         acquire or propose to acquire securities of any Affiliates of the Partnership or, subject to Section 1(c)(iv), any properties of the Partnership or any of its Affiliates;

(iii)        propose to enter into, directly or indirectly, any merger, consolidation, recapitalization, business combination, partnership, joint venture, acquisition or similar transaction involving the Partnership or any of its Affiliates or their properties, except as permitted hereby;

(iv)         make or in any way participate in any “solicitation” of “proxies” (as such terms are used in Rule 14a-1 of Regulation 14A under the Securities Exchange Act) or written consents to vote, seek to influence, or advise others with respect to the voting of any voting securities of the Partnership or any of its Affiliates;

(v)          form, join or participate in a “group” (within the meaning of Section 13(d) of the Securities Exchange Act) (other than a group of other Affiliates of the Purchaser) with respect to any voting securities of the Partnership or any of its Affiliates;

(vi)         act to seek to control or influence the management, Board or policies of the Partnership, except as permitted by Section 1(c) of this Agreement;

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(vii)        propose to remove Breitburn GP LLC as the general partner of the Partnership or vote to remove Breitburn GP LLC as the general partner of the Partnership;

(viii)      publicly disclose any intent, plan or arrangement inconsistent with this Agreement; or

(ix)         advise, assist or encourage others in connection with the above.

(c)                   Notwithstanding the foregoing provisions of this Section 1, the foregoing provisions shall not, and are not intended to:

(i)          prohibit the Purchaser from privately communicating with, including making any offer or proposal to, the Board;

(ii)         restrict in any manner how the Purchaser votes its Common Units or Series B Preferred Units;

(iii)        restrict the Purchaser from selling or transferring any of its Partnership Securities; provided that if such transferee is an Affiliate or successor of the Purchaser, such transferee agrees to be bound by the provisions contained in this Agreement; or

(iv)         prohibit portfolio companies that are Affiliates of the Purchaser from purchasing products or services or operating assets sold by the Partnership or its Affiliates in the ordinary course of business, provided that the aggregate purchase price of such products, services and operating assets in any transaction or series of related transactions is equal to or less than $25 million.

(d)          “Standstill Termination Date” means the earlier of (1) the second anniversary of this Agreement and (2) the Standstill Termination Date under that certain Board Representation and Standstill Agreement, dated as of April [●], 2015, by and among the General Partner, Partnership and EIG Redwood Equity Aggregator, LP.

Section 2.          Miscellaneous.

(a)          Entire Agreement. This Agreement (including the documents and instruments referred to herein) is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by Breitburn Entities or any of their Affiliates or the Purchaser or any of its Affiliates set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

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(b)          Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given if delivered personally or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Breitburn Parties:

Breitburn Energy Partners LP

515 South Flower Street, Suite 4800

Los Angeles, California 90071

Attention: Gregory C. Brown, Executive Vice President, General Counsel and Chief Administrative Officer

Email: gbrown@breitburn.com

and

Breitburn GP LLC

515 South Flower Street, Suite 4800

Los Angeles, California 90071

Attention: Gregory C. Brown, Executive Vice-President, General Counsel and Chief Administrative Officer

Email: gbrown@breitburn.com

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, NY 10103

Attention: Shelley A. Barber

Email: sbarber@velaw.com

If to the Purchaser:

ACMO BBEP Corp
c/o Anchorage Capital Group, L.L.C.

610 Broadway, 6th Floor

New York, NY 10012

Attn: Legal

Facsimile: 212-426-4601

Email: legal@anchoragecap.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

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Attention: Ken Ziman

Facsimile: (917) 777-3310

Email: ken.ziman@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

Attention: Michelle Gasaway

Facsimile: (213) 621-5122

Email: michelle.gasaway@skadden.com

(c)          Interpretation. Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

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(d)          Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties agrees (i) that this Agreement involves at least $100,000.00, and (ii) that this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. § 2708. Each of the Parties hereby irrevocably and unconditionally agrees (1) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (2)(A) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal processes and notify the other Parties of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (2)(A) or (B) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e)          Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f)          No Waiver; Modifications in Writing.

(i)          Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

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(ii)         Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(g)          Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h)          Binding Effect; Assignment; Termination. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties; provided that this Agreement shall not be binding on any subsequent transferees of Partnership Securities from the Purchaser, other than Affiliates of the Purchaser to the extent required by Section 1(c)(iii). This Agreement shall terminate on the Standstill Termination Date, except that the provisions of this Section 2 shall survive any termination of this Agreement and except that no party to this Agreement shall be relieved or released from liability for damages arising out of a breach of this Agreement before such termination.

(i)          Independent Counsel. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(j)          Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(k)          Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

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[Signature Pages Follow]

8

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

GENERAL PARTNER

BREITBURN GP LLC

By:
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

PARTNERSHIP

BREITBURN ENERGY PARTNERS LP

By: Breitburn GP LLC, its general partner

By:
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

PURCHASER:

ACMO BBEP Corp.
By:	Anchorage Capital Group, L.L.C., as investment manager

By:
Name:	Daniel Allen
Title:	Senior Portfolio Manager

As tax nominee for Anchorage Capital Partners, L.P. and ACMO BBEP, L.P.

Signature Page to Standstill Agreement

EXHIBIT F

FORM OF GUGGENHEIM STANDSTILL AGREEMENT

Exhibit F-1

Exhibit F

THIS STANDSTILL AGREEMENT, dated as of April [●], 2015 (this “Agreement”), is entered into by and among Breitburn GP LLC, a Delaware limited liability company (the “General Partner”), Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Breitburn Entities”) and each entity specified on Exhibit A attached hereto (individually and not jointly and solely with respect to the assets of each entity under management of Guggenheim Partners Investment Management, LLC (“Investment Manager”), each a “Purchaser” and collectively, the “Purchasers”). The Breitburn Entities and the Purchasers are herein referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Partnership Agreement (as defined below).

RECITALS

WHEREAS, pursuant to, and subject to the terms and conditions of, the Amended and Restated Series B Preferred Unit Purchase Agreement, dated as of April [●], 2015 (the “Purchase Agreement”), by and among the Partnership and the purchasers party thereto, including the Purchasers, the Partnership has agreed to issue and sell Series B Preferred Units to the Purchasers;

WHEREAS, to induce the Parties to enter into the transactions evidenced by the Purchase Agreement, each of the Parties is required to deliver this Agreement, duly executed by each of the Parties, contemporaneously with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”);

WHEREAS, concurrently with or prior to the Closing, the General Partner executed and delivered the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”);

WHEREAS, each Purchaser’s investment in the Partnership pursuant to the Purchase Agreement is expected to benefit the Partnership;

WHEREAS, each Purchaser will receive valuable consideration as a result of the investment in the Partnership pursuant to the Purchase Agreement; and

WHEREAS, each Purchaser believes it to be in its best interest to provide the Breitburn Entities with certain standstill rights, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

AGREEMENT

Section 1.          Standstill.

               (a)          During the period commencing on the Closing and ending on the Standstill Termination Date, none of the Purchasers and Investment Manager shall, and Investment Manager shall cause any other account it manages or advises not to, directly or indirectly:

(i)          engage in any hostile or takeover activities with respect to the Partnership or the General Partner (including by means of a tender offer or soliciting proxies or written consents, other than as recommended by the board of directors of the General Partner (the “Board”)); or

(ii)         call a special meeting of the Unitholders.

                 (b)          Specifically, during the period commencing on the Closing and ending on the Standstill Termination Date, without the prior written consent of the Board, Investment Manager shall not, and shall cause the Purchasers (solely with respect to assets of each entity under management of the Investment Manager) and any other account it manages or advises not to, directly or indirectly:

(i)          acquire or propose to acquire beneficial ownership of additional Common Units, Series B Preferred Units or other Partnership Securities that in the aggregate, together with their beneficial ownership of any other Units, is equal to beneficial ownership of twenty percent (20%) or more of the voting power of the outstanding Common Units (taking into account the voting rights of the Series B Preferred Units on an as-converted basis), except by the receipt of PIK Units (or Common Units in lieu thereof) as distributions on Series B Preferred Units pursuant to the Partnership Agreement;

(ii)         acquire or propose to acquire securities of any Affiliates of the Partnership or, subject to Section 1(c)(iv), any properties of the Partnership or any of its Affiliates;

(iii)        propose to enter into, directly or indirectly, any merger, consolidation, recapitalization, business combination, partnership, joint venture, acquisition or similar transaction involving the Partnership or any of its Affiliates or their properties, except as permitted hereby;

(iv)        make or in any way participate in any “solicitation” of “proxies” (as such terms are used in Rule 14a-1 of Regulation 14A under the Securities Exchange Act) or written consents to vote, seek to influence, or advise others with respect to the voting of any voting securities of the Partnership or any of its Affiliates;

(v)         form, join or participate in a “group” (within the meaning of Section 13(d) of the Securities Exchange Act) (other than a group of other Affiliates of the Purchasers) with respect to any voting securities of the Partnership or any of its Affiliates;

(vi)        act to seek to control or influence the management, Board or policies of the Partnership, except as permitted by Section 1(c) of this Agreement;

(vii)       propose to remove Breitburn GP LLC as the general partner of the Partnership or vote to remove Breitburn GP LLC as the general partner of the Partnership;

(viii)      publicly disclose any intent, plan or arrangement inconsistent with this Agreement; or

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(ix)         advise, assist or encourage others in connection with the above.

                  (c)          Notwithstanding the foregoing provisions of this Section 1, the foregoing provisions shall not, and are not intended to:

(i)          prohibit any Purchaser from privately communicating with, including making any offer or proposal to, the Board;

(ii)         restrict in any manner how any Purchaser votes its Common Units or Series B Preferred Units;

(iii)        restrict any Purchaser from selling or transferring any of its Partnership Securities; provided that if such transferee is an Affiliate or successor of such Purchaser, such transferee agrees to be bound by the provisions contained in this Agreement; or

(iv)        prohibit portfolio companies that are Affiliates of any Purchaser from purchasing products or services or operating assets sold by the Partnership or its Affiliates in the ordinary course of business, provided that the aggregate purchase price of such products, services and operating assets in any transaction or series of related transactions is equal to or less than $25 million.

           (d)          “Standstill Termination Date” means the earlier of (1) the second anniversary of this Agreement and (2) the Standstill Termination Date under that certain Board Representation and Standstill Agreement, dated as of April 8, 2015, by and among the General Partner, Partnership and EIG Redwood Equity Aggregator, LP.

Section 2.          Miscellaneous.

(a)          Entire Agreement. This Agreement (including the documents and instruments referred to herein) is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by Breitburn Entities or any of their Affiliates or the Purchasers or any of their Affiliates set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

(b)          Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given if delivered personally or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Breitburn Parties:

Breitburn Energy Partners LP

515 South Flower Street, Suite 4800 Los

Angeles, California 90071

3

Attention: Gregory C. Brown, Executive Vice President, General Counsel and Chief Administrative Officer

Email: gbrown@breitburn.com

and

Breitburn GP LLC

515 South Flower Street, Suite 4800

Los Angeles, California 90071

Attention: Gregory C. Brown, Executive Vice-President, General Counsel and

Chief Administrative Officer

Email: gbrown@breitburn.com

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor
New York, NY 10103

Attention: Shelley A. Barber

Email: sbarber@velaw.com

If to the Purchasers:

c/o Guggenheim Partners Investment Management, LLC

330 Madison Avenue, 10th Floor

New York, NewYork 10017

Attn: GI Legal

Facismile: (212) 644-8107

Email: GILegal@Guggenheimpartners.com

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(c)          Interpretation. Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(d)          Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties agrees (i) that this Agreement involves at least $100,000.00, and (ii) that this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. § 2708. Each of the Parties hereby irrevocably and unconditionally agrees (1) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (2)(A) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal processes and notify the other Parties of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (2)(A) or (B) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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(e)          Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND INVESTMENT MANAGER AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f)          No Waiver; Modifications in Writing.

(i)          Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(ii)         Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

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(g)          Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h)          Binding Effect; Assignment; Termination. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties; provided that this Agreement shall not be binding on any subsequent transferees of Partnership Securities from the Purchasers, other than Affiliates of the Purchasers to the extent required by Section 1(c)(iii). This Agreement shall terminate on the Standstill Termination Date, except that the provisions of this Section 2 shall survive any termination of this Agreement and except that no party to this Agreement shall be relieved or released from liability for damages arising out of a breach of this Agreement before such termination.

(i)          Independent Counsel. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(j)          Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(k)          Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

[Signature Pages Follow]

7

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

GENERAL PARTNER

BREITBURN GP LLC

By:
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

PARTNERSHIP

BREITBURN ENERGY PARTNERS LP
By: Breitburn GP LLC, its general partner

By:
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

Signature Page to Standstill Agreement

PURCHASER:

Each entity specified on Exhibit A attached hereto, individually and not jointly

By: Guggenheim Partners Investment Management, LLC

By:
Name:	William R. Hagner
Title:	Attorney-In-Fact

Exhibit A

Purchaser
Midland National Life Insurance Company
North American Company for Life and Health Insurance
SEI Institutional Managed Trust - Multi-Asset Income Fund
Guggenheim Funds Trust - Guggenheim Macro Opportunities Fund
Maverick Enterprises, Inc.
Carey Credit Income Fund
NZC Guggenheim Fund LLC